As filed with the Securities and Exchange Commission on January 7, 2026

Registration No. 333-291227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRITEO S.A.*

(Exact Name of Registrant as Specified in its Charter)

France*	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche

75009 Paris, France

+33 1 75 85 09 39

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

National Registered Agents, Inc.

160 Greentree Dr., Suite 101

Dover, DE 19904

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Thaddeus P. Hartmann Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, 395 9th Ave, New York, NY 10001 (212) 735-3000	Arash Attar-Rezvani Skadden, Arps, Slate, Meagher & Flom LLP 68, rue du Faubourg Saint-Honoré 75008 Paris, France +33 1 55 27 11 00

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the U.S. Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

U.S. Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

U.S. Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

*

As further described in the proxy statement / prospectus, Criteo S.A., a French public limited liability company, intends to convert to a Luxembourg public limited liability company (the “Registrant”). The securities being registered on this form will be issued by the Registrant as the continuing entity following such conversion.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement / prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 7, 2026

Dear Fellow Shareholders:

I am excited to share an important milestone in our company’s journey – one that positions us for greater agility and enhanced shareholder value. We previously announced our intention to pursue a corporate redomiciliation from France to Luxembourg via the cross-border conversion (the “Conversion”) of Criteo S.A., a French public limited liability company (“French Criteo”), into a Luxembourg public limited liability company (“Lux Criteo”), subject to certain closing conditions, including shareholder approval. We expect that the ordinary shares of Lux Criteo will be directly listed on Nasdaq. References herein to “Criteo” or the “Company” are to, in respect of the time period prior to the effectiveness of the Conversion, French Criteo and, in respect of the time period following the effectiveness of the Conversion, Lux Criteo.

This decision follows a thorough evaluation by our board of directors and executive leadership team. We believe that the redomiciliation to Luxembourg and the direct listing of Criteo’s ordinary shares on Nasdaq offer significant benefits, including:

(i)

Positioning the Company for potential inclusion in certain U.S. indices, subject to meeting other criteria, thereby expanding the Company’s access to passive investment capital, triggering associated benchmarking from actively managed funds and broadening its shareholder base.

(ii)	Providing greater capital management flexibility by reducing or eliminating current restrictions related to share repurchases and holdings of treasury shares.

(iii)	Eliminating fees (including the annual fees currently incurred by ADS holders) and complexities associated with our American Depositary Shares (“ADSs”).

In addition, Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, which would facilitate a subsequent transfer to the United States. We believe that becoming a U.S.-domiciled company would offer further advantages by allowing broader index inclusion and enabling broader access to passive capital. Following the Conversion, we intend to pursue a subsequent corporate redomiciliation from Luxembourg to the United States if our board of directors determines such action is in the best interests of Criteo and its shareholders, pending the Company’s works council established at the level of the Criteo Economic and Social Unit (Unité Economique et Sociale), in the context of the information and consultation process required under French law, and subject to required approvals, via a cross-border merger of Lux Criteo into a newly incorporated and wholly-owned U.S. subsidiary (the “Merger”).

Our vision, strategy, and operations will remain unchanged. Our platform is built for the future of commerce, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us to capture the most important shifts in commerce and advertising. We are entering a new chapter of our evolution, integrating Performance Media, Retail Media, and agentic AI to deliver seamless and intelligent commerce experiences.

This transaction reflects our confidence in Criteo’s future and our commitment to ensuring we have the optimal structure to create increased shareholder value and compete effectively in the global technology sector, while preserving our French heritage and foundation, which play an important role in our success. This change will not impact our global operations, including our AI Lab and broader research and development activities in France.

A general meeting of the Company’s shareholders (the “General Meeting”) will be held on February 27, 2026, at 10:00 a.m., Paris time, at our registered office at 32 Rue Blanche, 75009 Paris, France to obtain approval by the Company’s shareholders for the Conversion and certain related proposals further described in the accompanying proxy statement / prospectus.

After careful consideration, on January 6, 2026, our board of directors approved the Conversion and related matters to be voted upon at the General Meeting and recommended that the Company’s shareholders vote FOR the approval of each of the matters to be considered and voted upon at the General Meeting. Our board of directors believes this is in the best interests of the Company and its shareholders.

You are not being asked to approve the Merger at this time.

We urge you to read the accompanying proxy statement / prospectus carefully and in its entirety. In particular, you should carefully read the “Risk Factors” section beginning on page 22 for a discussion of risks you should consider in evaluating the proposals before voting.

Whether or not you plan to attend the General Meeting in person, it is important that your shares be represented and voted. Please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the accompanying proxy statement / prospectus and on your proxy card.

If you have any questions regarding the accompanying proxy statement / prospectus, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.

We believe this transition will help us build a more agile company to create lasting value for our shareholders. I am energized by what’s next and deeply grateful for your continued trust and partnership as we take this bold step forward together.

Sincerely,

Michael Komasinski

Chief Executive Officer

Neither the SEC nor any state securities commission, nor any similar French or Luxembourg authority, has approved or disapproved of the Conversion or of the securities to be issued in connection therewith or other transactions described in the accompanying proxy statement / prospectus, or determined whether the accompanying proxy statement / prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The proxy statement / prospectus is dated    , 2026 and is first being mailed to stockholders of Criteo on or about    , 2026.

CRITEO S.A.

32 Rue Blanche, 75009 Paris, France

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN that a general meeting of the shareholders of Criteo S.A., a French public limited liability company (“French Criteo”), will be held on February 27, 2026, at 10:00 a.m., Paris time, at French Criteo’s registered office at 32 Rue Blanche, 75009 Paris, France (the “General Meeting”), for the following purposes:

1.

To consider and vote on a proposal to convert French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (such entity, “Lux Criteo” and such transaction, the “Conversion”), thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the effective time of the Conversion (the “Effective Time”), i.e., the date of enactment of the Constat Deed (as defined below) by the Luxembourg notary upon the completion of the legality control of the Conversion (the “Conversion Proposal”). References herein to “Criteo” or the “Company” are to, in respect of the time period prior to the Conversion, French Criteo and, in respect of the time period following the Effective Time, Lux Criteo.

2.

After having acknowledged the report prepared by our board of directors in accordance with Article 420-26(5) of the Luxembourg Company Law (attached as Annex B to the accompanying proxy statement / prospectus) detailing the reasons for the proposal to authorize the board of directors of Lux Criteo to limit or withdraw the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital, to consider and vote on a proposal to adopt the articles of association of Lux Criteo, attached as Annex C to the accompanying proxy statement / prospectus (the “Lux Articles”), to be effective as of the Effective Time, which, among other things, provide for: (a) an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the “Constat Deed”), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the per share nominal value of EUR 0.025; (b) an authorization for the board of directors of Lux Criteo, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with the Article 420-26(5) of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, (the “Luxembourg Company Law”), and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the board of directors of Lux Criteo for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time) and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and (d) an authorization to the board of directors of Lux Criteo for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time (the “Charter Proposal”).

3.

To consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring at the second annual meeting of the Company following the Effective Time (the “Auditor Proposal”).

4.

To consider and vote on a proposal to approve, authorize and empower our board of directors or any person duly appointed and authorized by our board of directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the Constat Deed: (a) the name, professional address and the terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in Article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Draft Terms of Cross-Border Conversion of Criteo, dated January 6, 2026, which is attached to the accompanying proxy statement / prospectus as Annex D, and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as our board of directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion (the “Delegation Proposal”).

5.

To approve the adjournment or postponement of the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal (the “Adjournment Proposal”).

The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others. Criteo will transact no other business at the General Meeting except such business as may properly be brought before the General Meeting or any adjournment or postponement thereof. Please refer to the proxy statement / prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting. You are encouraged to read the proxy statement / prospectus carefully and in its entirety. If you have any questions regarding the proxy statement / prospectus, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.

On January 6, 2026, our board of directors approved the Conversion and related matters to be voted upon at the General Meeting and recommended that the Company’s shareholders vote FOR the approval of each of the proposals set forth above.

In accordance with the French Criteo by-laws, our board of directors has fixed the close of business on February 25, 2026 as the record date for the General Meeting, meaning that only shareholders of record at that time are entitled to vote at, the General Meeting.

Only holders of ordinary shares of French Criteo (“Ordinary Shares”), and not of American Depositary Shares (“ADSs”), are entitled to vote directly at the General Meeting. If you hold ADSs, you may instruct The Bank of New York Mellon, as the depositary (the “Depositary”), either directly or through your broker, bank or other nominee, how to vote the Ordinary Shares underlying your ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has fixed the close of business on January 20, 2026 as the ADS record date for the General Meeting, meaning that only ADS holders of record at that time are entitled to obtain and complete a voting instruction form from the Depositary or from your broker, bank or other nominee in accordance with any instructions provided therefrom.

Whether or not you plan to attend the General Meeting in person, it is important that your shares be represented and voted. Please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the accompanying proxy statement / prospectus and on your proxy card.

By order of the Board of Directors

Frederik van der Kooi

Chairperson of the Board of Directors

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement / prospectus, including any documents incorporated herein by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements include statements with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance and business and the assumptions underlying such statements. By way of illustration, words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “project”, “will”, “should”, “could”, “may”, “predict” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

We base forward-looking statements on our current assumptions, expectations, estimates and projections about us and the markets that we serve in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and often outside of our control. Therefore, actual outcomes and results may differ materially from those expressed in forward-looking statements. In addition to other factors and matters contained in this proxy statement / prospectus, including those disclosed under “Risk Factors” beginning on page 21, forward-looking statements are subject to risks, uncertainties and other factors, including, among others:

•	failure to obtain the required shareholder vote to adopt the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal;

•

failure to satisfy any of the conditions precedent to the Conversion, including the condition that (i) the total number of shares for which the Dissenter Option is validly exercised does not exceed 10% of the outstanding share capital of the Company, and (ii) the final aggregate repurchase price for shares for which the Dissenter Option is validly exercised does not exceed EUR 94,250,000;

•	the Conversion not being completed;

•	the impact or outcome of any legal proceedings or regulatory actions that may be instituted against us in connection with the Conversion or related transactions;

•	failure to list Lux Criteo shares on Nasdaq following the Conversion or maintain our listing thereafter;

•	inability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Conversion;

•	the disruption of current plans and operations by the Conversion;

•	the disruption to the Company’s relationships, including with employees, landowners, suppliers, lenders, partners, governments, lobbying professional organizations and shareholders;

•	the future financial performance of the Company following the Conversion, including our anticipated growth rate and market opportunity;

•	changes in shareholders’ rights as a result of the Conversion;

•	inability to terminate the Deposit Agreement and withdraw our ordinary shares from the Depositary so as to terminate our ADS program;

•	difficulty adapting to operating under the laws of Luxembourg;

•	the deferment or abandonment of the Conversion by the Board of Directors up to three days prior to the General Meeting;

•	following the completion of the Conversion, a delay or failure in our ability to complete the Merger for any reason;

•	costs or taxes related to the Conversion;

•	changes in general political, economic and competitive conditions and specific market conditions;

•	adverse changes in the marketing industry;

•	changes in applicable laws or accounting practices;

•	failure related to our technology and our ability to innovate and respond to changes in technology;

•	uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory;

•	investments in new business opportunities and the timing of these investments;

•	whether the projected benefits of the Conversion materialize as expected;

•

uncertainty regarding our international operations and expansion, including related to changes in a specific country’s or region’s political or economic conditions or policies (such as changes in or new tariffs);

•	the impact of competition;

•	uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith;

•	our ability to obtain and utilize certain data as a result of consumer concerns regarding data collection and sharing, as well as potential limitations in accessing data from third parties;

•	failure to enhance our brand cost-effectively;

•	recent growth rates not being indicative of future growth;

•	our ability to manage growth, potential fluctuations in operating results;

•	our ability to grow our base of clients;

•	risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and

•

those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement / prospectus. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this proxy statement / prospectus as a result of new information, future events, changes in expectations or otherwise.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement / prospectus incorporates by reference important business and financial information that is not included in or delivered with this proxy statement / prospectus. This information is available for you to review through the SEC’s website at www.sec.gov. You may also request copies of this proxy statement / prospectus and any of the documents incorporated by reference into this proxy statement / prospectus or other publicly available information concerning Criteo, without charge, by written request to the Company’s Investor Relations department at Criteo S.A., 32 Rue Blanche, 75009 Paris, France, or by emailing InvestorRelations@criteo.com.

TRADEMARKS AND COPYRIGHTS

The logos, trademarks, service marks, trade names, and copyrights referred to in this proxy statement / prospectus, in addition to those used in conjunction with the operation of our business, belong to us, or are licensed for our use. We do not intend our use or display of other companies’ logos, trademarks, service marks, trade names, or copyrights to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, we refer to our intellectual property assets in this proxy statement / prospectus, which are protected under applicable intellectual property laws, without the TM, SM, ® and © symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our intellectual property assets or the rights of the applicable licensor to these logos, trademarks, service marks, trade names, and copyrights. Other logos, trademarks, service marks, trade names, and copyrights referred to in this proxy statement / prospectus are the property of their respective owners.

ABOUT THIS PROXY STATEMENT / PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus under Section 5 of the Securities Act with respect to the ordinary shares of Lux Criteo to be issued in connection with the Conversion. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to the General Meeting at which the Company’s shareholders will be asked to consider and vote upon a proposal to approve the Conversion, among other matters.

Criteo files reports, proxy statements / prospectuses and other information with the SEC as required by the Exchange Act. You can read Criteo’s SEC filings, including this proxy statement / prospectus, over the Internet at the SEC’s website at https://www.sec.gov or at Criteo’s investor website at https://criteo.investorroom.com.

If you have any questions regarding this proxy statement / prospectus, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.

QUESTIONS AND ANSWERS

The following questions and answers are intended to briefly address some commonly asked questions. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Conversion, you should carefully read this entire proxy statement / prospectus, including the documents that have been incorporated by reference herein. Capitalized terms used but not otherwise defined in the questions and answers set forth below have the meanings set forth under the heading “Glossary”.

Who is entitled to vote at the General Meeting?

As of January 1, 2026, the Company had outstanding 51,151,866 ordinary shares (“Ordinary Shares”), with a nominal value of EUR 0.025 per share (the “Nominal Value”).

Holders of record of Ordinary Shares at the close of business on February 25, 2026, which is the record date for the General Meeting (the “ORD Record Date”), will be eligible to vote on the proposals to be presented at the General Meeting. Holders of American Depositary Shares (“ADSs”) registered in such holder’s name on the books of the Depositary as of the ADS Record Date may instruct the Depositary to vote the Ordinary Shares underlying its ADSs, so long as the Depositary receives such holder’s voting instructions by 12:00 p.m., Eastern Time, on February 23, 2026. Holders of ADSs held through a brokerage, bank or other account as of the ADS Record Date should follow the instructions that its broker, bank or other nominee provides to vote the Ordinary Shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the General Meeting as January 20, 2026 (the “ADS Record Date”).

What matters will be voted on at the General Meeting, and what are the Board of Directors’ voting recommendations?

A general meeting of the shareholders of Criteo S.A., a French public limited liability company (“French Criteo”) will be held on February 27, 2026, at 10:00 a.m., Paris time, at French Criteo’s registered office at 32 Rue Blanche, 75009 Paris, France (the “General Meeting”) for the following purposes:

1.

To consider and vote on a proposal to convert French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (such entity, “Lux Criteo” and such transaction, the “Conversion”), thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the Effective Time (the “Conversion Proposal”). References herein to “Criteo” or the “Company” are to, in respect of the time period prior to the Conversion, French Criteo and, in respect of the time period following the Effective Time, Lux Criteo. See “The Conversion Proposal.”

2.

After having acknowledged the report prepared by the Board of Directors in accordance with Article 420-26(5) of the Luxembourg Company Law (attached as Annex B to this proxy statement / prospectus) detailing the reasons for the proposal to authorize the Board of Directors to limit or withdraw the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital, to consider and vote on a proposal to adopt the articles of association of Lux Criteo, attached as Annex C to this proxy statement / prospectus (the “Lux Articles”), to be effective as of the Effective Time, which, among other things, provide for: (a) an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the “Constat Deed”), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value; (b) an authorization for the Board of Directors, for a period of five years from the date of the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with the Article 420-26(5) of the Luxembourg Company Law, and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the Board of Directors for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time) and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and (d) an authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time (the “Charter Proposal”). See “The Charter Proposal.”

3.

To consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring at the second annual meeting of the Company following the Effective Time (the “Auditor Proposal”). See “The Auditor Proposal.”

4.

To consider and vote on a proposal to approve, authorize and empower the Board of Directors or any person duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the Constat Deed: (a) the name, professional address and duration of the terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in Article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Conversion Terms; and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as the Board of Directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion (the “Delegation Proposal”). See “The Delegation Proposal.”

5.

To approve the adjournment or postponement of the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal (the “Adjournment Proposal”). See “The Adjournment Proposal.”

The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

We encourage you to read the English translation of the full text of the shareholder resolutions to be voted upon at the General Meeting, which can be found in Annex A to this proxy statement / prospectus.

If you hold ADSs, how do your rights differ from those who hold Ordinary Shares?

ADS holders do not have the same rights as holders of our Ordinary Shares. French law governs the rights of holders of our Ordinary Shares. The deposit agreement (as amended from time to time, the “Deposit Agreement”), among the Company, the Depositary and holders of ADSs, and all other persons directly and indirectly holding ADSs from time to time, sets out the rights of ADS holders as well as the rights and obligations of the Depositary and the Company. Each ADS represents one Ordinary Share (or a right to receive one Ordinary Share) deposited with BNP Paribas as custodian (the “Custodian”) for the Depositary in France under the Deposit Agreement or any successor custodian. Each ADS also represents any other securities, cash or other property which may be held by the Depositary in respect of the depositary facility. The Depositary’s offices are located at 240 Greenwich Street, New York, New York 10286. The Depositary is the holder of the Ordinary Shares underlying the ADSs and held on deposit with the Custodian. The Custodian’s offices are located at 3 Rue d’Antin, 75002 Paris, France.

What is the difference between holding ADSs as a beneficial owner through a broker, bank or other nominee, and as a holder of record?

If you hold ADSs as a holder of record, you may instruct the Depositary directly how to vote the Ordinary Shares underlying your ADSs. If you hold ADSs through a broker, bank or other nominee in “street name”, you must instruct your broker, bank or other nominee how to vote the Ordinary Shares underlying your ADSs and your broker, bank or other nominee will provide voting instructions to the Depositary on your behalf. If you are a record holder of ADSs and fail to provide voting instructions to the Depositary or if you hold ADSs in street name and fail to provide voting instructions to your broker, bank or other nominee, then, in each case, the Ordinary Shares underlying your ADSs will not be voted on any of the proposals being presented at the General Meeting, except that if requested by the Company and subject to the terms of the Deposit Agreement, the Depositary for the ADSs will give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares underlying an ADS, including an ADS held through a broker, bank or other nominee, (i) on each proposal included in this proxy statement / prospectus that is not subject to substantial opposition and (ii) against any new matter that is submitted or existing matter that is amended following the date of the proxy statement / prospectus (including during the General Meeting). If such discretionary proxy under the aforementioned clause (i) is granted to the Company to vote on the proposals included in this proxy statement / prospectus, the Company intends to vote in accordance with the Board of Directors’ recommendation on each proposal.

From whom will I receive proxy materials for the General Meeting?

If you hold Ordinary Shares registered with our registrar, Uptevia, you are considered the shareholder of record with respect to those Ordinary Shares and you will receive instructions to access the proxy materials from us. If you hold Ordinary Shares through a broker, bank or other nominee, you are considered the beneficial owner of the Ordinary Shares and you will receive proxy materials from your broker, bank or other nominee.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive the Notice and, if requested, other proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive proxy materials from your broker, bank or other nominee.

How can I vote my Ordinary Shares or ADSs?

If you hold Ordinary Shares, you have the right to (i) vote at the General Meeting, (ii) vote in advance by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairperson of the General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares on the ORD Record Date. You may vote in person at the General Meeting by requesting an admission card by checking the appropriate box on your proxy card. If you would like to submit your proxy card by mail, simply mark the proxy card in accordance with the instructions and date, sign and return it. If you choose to vote by mail, your proxy card must be received by Uptevia by February 23, 2026 in order to be taken into account. If you cast your vote by appointing the chairperson of the General Meeting as your proxy, the chairperson of the General Meeting will vote your Ordinary Shares in accordance with the Board of Directors’ recommendations. If you appoint another shareholder, your spouse or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company, and such other shareholder’s proxy must be received by Uptevia, by February 23, 2026 in order to be taken into account.

If you are a holder of ADSs and you are an ADS record holder, you may instruct the Depositary directly how to vote the Ordinary Shares underlying your ADSs. We have been informed by the Depositary that it has set the ADS Record Date as January 20, 2026. If you hold ADSs through a broker, bank or other nominee in “street name”, you must instruct your broker, bank or other nominee how to vote the Ordinary Shares underlying your ADSs and your broker, bank or other nominee will provide voting instructions to the Depositary on your behalf. If you held ADSs as of the ADS Record Date, you have the right to instruct the Depositary, if you held your ADSs directly, or the right to instruct your broker, bank or other nominee, if you held your ADSs through such intermediary, how to vote. So long as the Depositary receives your voting instructions by 12:00 p.m., Eastern Time, on February 23, 2026, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

As an ADS holder, you will not be entitled to vote in person at the General Meeting. To the extent you timely provide the Depositary, or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary will, to the extent practicable and subject to French law and the terms of the Deposit Agreement, vote the Ordinary Shares underlying your ADSs in accordance with your instructions.

Can I surrender my ADSs and withdraw the underlying Ordinary Shares?

You may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms of the Deposit Agreement prior to the ADS Record Date. In order to do so, you will be required to open an account with Uptevia, our registrar, and submit (or instruct your broker, bank or other nominee if your hold your ADSs in “street name” to submit) to the Depositary an instruction letter (along with payment of the Depositary’s cancellation fee and any other applicable fees and taxes) to cancel your ADSs and transfer the underlying Ordinary Shares from their custodian BNP Paribas to your Uptevia account. Additional information on this process, along with the applicable forms, is provided on our investor website at https://criteo.investorroom.com. This process could take a number of days, so if you wish to surrender your ADSs and withdraw the Ordinary Shares represented by your ADSs, we urge you to begin this process as soon as possible.

In connection with voting at the General Meeting and in accordance with the Deposit Agreement, the Depositary has temporarily suspended surrenders of ADSs for the purpose of withdrawing the Ordinary Shares during the period from January 20, 2026 (the ADS Record Date) until February 28, 2026 (the day after the General Meeting) (the “Suspension Period”). A holder of ADSs may still request the Depositary to permit it to surrender ADSs and withdraw the Ordinary Shares represented by such ADSs during the Suspension Period, so long as such surrendering holder certifies in writing to the Depositary that: (i) it was the owner of all ADSs being surrendered (the “Surrendered ADSs”) as of the ADS Record Date and has the power to vote and dispose of the Surrendered ADSs; (ii) it has not, prior to the date of such certification, provided and will not provide following the date of such certification, voting instructions with respect to voting the Ordinary Shares underlying the Surrendered ADSs at the General Meeting to either the Depositary or to a broker, bank or other nominee that is the registered holder of any Surrendered ADSs; (iii) it will not, at any time on or after the date of such certification, cause or attempt to cause the Ordinary Shares underlying any Surrendered ADSs to be voted more than once, including by providing any voting instructions with respect to voting the Ordinary Shares underlying any Surrendered ADSs at the General Meeting to either the Depositary or to a broker, bank or other nominee that is the registered holder of any Surrendered ADSs; and (iv) it confirms its understanding that in the event that it has provided or does provide such voting instructions referenced in the foregoing clauses (ii) and (iii) or otherwise cause the Ordinary Shares underlying any Surrendered ADSs to be voted more than once, any votes cast with respect to Ordinary Shares that are withdrawn upon surrender of Surrendered ADSs will be void and not be counted as votes cast at the General Meeting. Even if you are able to withdraw Ordinary Shares during the Suspension Period by providing the required certification, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may also incur additional costs associated with the surrender process.

How will my Ordinary Shares be voted if I do not vote?

If you hold Ordinary Shares and do not (i) vote at the General Meeting, (ii) vote by submitting in advance a proxy card by mail, (iii) grant your voting proxy directly to the chairperson of the General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, your Ordinary Shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

If you hold Ordinary Shares and you vote in advance by mail, your Ordinary Shares will be treated as abstentions (which will not be counted as a vote “FOR” or “AGAINST”) on any matters with respect to which you did not make a selection.

If you hold Ordinary Shares and grant your voting proxy directly to the chairperson of the General Meeting, your Ordinary Shares will be voted in accordance with the Board of Directors’ recommendations.

How will the Ordinary Shares underlying my ADSs be voted if I do not provide voting instructions to the Depositary or my broker, bank or other nominee or if a matter is subsequently added to the agenda of the General Meeting (including during the General Meeting)?

If you are a registered holder of ADSs and do not provide voting instructions to the Depositary on how you would like the Ordinary Shares underlying your ADSs to be voted on one or more matters or do not return your voting instruction form or if you are a beneficial holder of ADSs and do not return your voting instruction form to your broker, bank or other nominee, the Ordinary Shares underlying your ADSs will not be voted on the proposals being presented at the General Meeting, except that if requested by the Company subject to the terms of the Deposit Agreement, the Depositary for the ADSs will give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares underlying an ADS, including an ADS held through a broker, bank or other nominee, (i) on each proposal included in this proxy statement / prospectus that is not subject to substantial opposition and (ii) against any new matter that is submitted or existing matter that is amended following the date of this proxy statement / prospectus (including during the General Meeting). If such discretionary proxy under the foregoing clause (i) is granted to the Company to vote on the proposals included in this proxy statement / prospectus, the Company intends to vote in accordance with the Board of Directors’ recommendation on each proposal.

How will my Ordinary Shares be voted if I grant my proxy to the chairperson of the General Meeting?

If you are a holder of Ordinary Shares and you grant your proxy to the chairperson of the General Meeting, the chairperson of the General Meeting will vote your Ordinary Shares in accordance with the Board of Directors’ recommendations. As a result, your Ordinary Shares would be voted “FOR” each proposal.

Could other matters be decided at the General Meeting?

At this time, we are unaware of any matters, other than as set forth above and the possible submission of additional shareholder resolutions, as described under “Other Matters” elsewhere in this proxy statement / prospectus, that may properly come before the General Meeting.

Holders of Ordinary Shares: To address the possibility of another matter being presented at the General Meeting, holders of Ordinary Shares who choose to vote in advance by mail may use their proxy card to (i) grant a proxy to the chairperson of the General Meeting to vote on any new matters that are proposed during the meeting, (ii) abstain from voting (which will not be counted as a vote “FOR” or “AGAINST”) on such matters, or (iii) grant a proxy to another shareholder, a spouse or a partner with whom the holder of Ordinary Shares is in a civil union to vote on such matters. If no instructions are given with respect to matters about which we are currently unaware, your Ordinary Shares will be voted “AGAINST” such matters.

If a holder of Ordinary Shares chooses to grant a proxy to the chairperson of the General Meeting, with respect to either all matters or only any additional matters not disclosed in this proxy statement, the chairperson of the General Meeting shall issue a vote in favor of adopting such undisclosed resolutions submitted or approved by the Board of Directors and a vote against adopting any other such undisclosed resolutions.

Holders of ADSs: Ordinary Shares underlying ADSs will not be voted on any matter not disclosed in the proxy statement, or for which specific voting instructions are not provided by the holder of such ADSs, except that if requested by the Company subject to the terms of the Deposit Agreement, the Depositary for the ADSs will give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares underlying an ADS, including an ADS held through a broker, bank or other nominee, (i) on each proposal included in this proxy statement / prospectus that is not subject to substantial opposition and (ii) against any new matter that is submitted or existing matter that is amended following the date of this proxy statement (including during the General Meeting). If such discretionary proxy under the foregoing clause (i) is granted to the Company to vote on the proposal included in this proxy statement, the Company intends to vote in accordance with the Board of Directors’ recommendation on each proposal.

Who may attend the General Meeting?

Holders of record of Ordinary Shares as of the ORD Record Date and ADS holders as of the ADS Record Date, or their duly appointed proxies, may attend the General Meeting. Holders of Ordinary Shares may request an admission card for the General Meeting by checking the appropriate box on the proxy card, dating and signing it, and returning the proxy card by regular mail or by presenting evidence of their status as a shareholder at the General Meeting as of the ORD Record Date. Holders of ADSs may be asked to provide proof of ownership in order to be admitted to the General Meeting, such as their most recent account statement or other similar evidence confirming their ownership as of the ADS Record Date. Holders of Ordinary Shares or ADSs can obtain directions to the General Meeting by contacting our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com.

Can I submit questions to be answered during the General Meeting?

You can submit questions during the General Meeting and in advance of the General Meeting. Questions submitted in advance of the General Meeting must be sent to the Company in written form at least four business days prior to the date of the General Meeting. Such questions should be directed to the attention of the Chairperson of the Board of Directors and can be sent either by mail to the Company’s registered office at Criteo S.A., 32 Rue Blanche, 75009 Paris, France with acknowledgment of receipt or by email to our Investor Relations department at InvestorRelations@criteo.com, in each case, accompanied with proof of a shareholding certificate. Proper questions raised in advance of the meeting in accordance with these procedures will be addressed by the Company during the General Meeting.

Can I vote at the General Meeting?

If you hold Ordinary Shares as of the ORD Record Date you may vote at the General Meeting unless you submit your proxy or voting instructions prior to the General Meeting.

If you hold ADSs, you will not be able to vote the Ordinary Shares underlying your ADSs at the General Meeting.

Can I change my vote and/or revoke my proxy?

Yes. If you are a holder of Ordinary Shares you can change your vote and/or revoke your proxy by submitting another properly completed proxy card with a later date (i) by the General Meeting if you choose to (x) grant a proxy to the chairperson of the General Meeting or (y) grant a proxy to another shareholder, your spouse or a partner with whom you are in a civil union, (ii) at any time prior to February 23, 2026 if you choose to vote in advance by mail, or (iii) by attending the General Meeting and voting in person.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the Ordinary Shares underlying your ADSs.

What is an “abstention” and how would it affect voting?

With respect to Ordinary Shares, an “abstention” occurs when a shareholder votes in advance by mail with instructions to abstain from voting regarding a particular matter or without making a selection with respect to a particular matter. With respect to ADSs, an “abstention” occurs when a shareholder sends proxy instructions to the Depositary to abstain from voting regarding a particular matter.

An abstention by a holder of Ordinary Shares or by a holder of ADSs will be counted toward the presence of a quorum. Because an abstention from voting is not voted affirmatively or negatively, it will have no effect on the approval of any of the proposals.

What is a broker non-vote?

A broker non-vote occurs when a broker, bank or other nominee votes on behalf of a beneficial owner for the General Meeting but does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. All Ordinary Shares are held in registered name (in accordance with French law) and only ADSs may be held through a broker, bank or other nominee. If requested by the Company and subject to the terms of the Deposit Agreement, if the holder of an ADS does not provide voting instructions, the Depositary for the ADSs will give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares underlying an ADS, including an ADS held through a broker, bank or other nominee, (i) on each proposal included in this proxy statement / prospectus that is not subject to substantial opposition and (ii) against any new matter that is submitted or existing matter that is amended following the date of this proxy statement (including during the General Meeting). If there are broker non-votes at the General Meeting, then broker non-votes will be considered present for the purposes of establishing a quorum, but will not count as votes cast at the General Meeting. Because of this, we do not expect there to be any broker non-votes at the General Meeting.

What are the quorum requirements for the proposals?

In deciding the proposals that are scheduled for a vote at the General Meeting, each shareholder as of the ORD Record Date is entitled to one vote per Ordinary Share. Under the French By-Laws, in order to take action on the proposals, a quorum, consisting of the holders of one-third of the Ordinary Shares entitled to vote, must be present in-person or by proxy. Abstentions and broker non-votes (if any) are treated as Ordinary Shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned.

What are the voting requirements for the proposals?

The affirmative vote of two-thirds of the total number of votes cast by shareholders present or represented is required for each of the Conversion Proposal and the Charter Proposal to pass. The affirmative vote of a majority of the total number of votes cast by shareholders present or represented is required for the Auditor Proposal, Delegation Proposal and Adjournment Proposal to pass. The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others. Abstentions and broker non-votes (if any) will not count as votes cast on any of the proposals to be presented at the General Meeting.

Who will count the votes?

Representatives of Uptevia will tabulate the votes and act as inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

Criteo is making this proxy solicitation and will pay all expenses in connection with the solicitation of proxies for the General Meeting. Our directors and certain of our employees may solicit proxies in person or by telephone, email or other means. These employees and directors will not be paid additional compensation for these services, other than for reimbursement of expenses. In addition, to aid in the solicitation of proxies, we have retained Innisfree as proxy solicitor for a fee of up to $40,000, plus reimbursement of expenses and indemnification against certain losses, costs and expenses.

We will make arrangements with the Depositary, brokers, banks and other nominees for the forwarding of solicitation material to the direct and indirect holders of ADSs, and we will reimburse the Depositary and such intermediaries for their related expenses.

Where can I find the documents referenced in this proxy statement / prospectus?

Applicable securities laws allow us to “incorporate by reference” information into this proxy statement / prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. See “Where You Can Find More Information – Incorporation by Reference.” The Company’s shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at https://www.sec.gov. We make available free of charge on our investor website at

https://criteo.investorroom.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this proxy statement / prospectus and does not constitute part of this proxy statement / prospectus unless specifically so designated and filed with the SEC. You may obtain additional information, which we make available in accordance with French law, by contacting the Company’s Investor Relations department at Criteo S.A., 32 Rue Blanche, 75009 Paris, France, or by emailing InvestorRelations@criteo.com.

Who can I contact if I have questions about voting my Ordinary Shares or ADSs or attending the General Meeting?

If you have any questions about voting your Ordinary Shares or ADSs or attending the General Meeting, please contact our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com, or our proxy solicitor, Innisfree, in the United States at (877) 717-3923 and outside the United States at +1 (412) 232-3651.

What is the Conversion?

The Conversion is the cross-border conversion of French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand

Duchy of Luxembourg, thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality.

Why do we want to change our jurisdiction of incorporation from France to Luxembourg?

The Board of Directors believes the Conversion is in the best interests of the Company and its shareholders. This decision follows a thorough evaluation by the Board of Directors and executive leadership team. We believe that the redomiciliation to Luxembourg and the direct listing of Criteo’s ordinary shares on Nasdaq offer significant benefits, including:

(i)

Positioning the Company for potential inclusion in certain U.S. indices, subject to meeting other criteria, thereby expanding the Company’s access to passive investment capital, triggering associated benchmarking from actively managed funds and broadening its shareholder base

(ii)	Providing greater capital management flexibility by reducing or eliminating current restrictions related to share repurchases and holdings of treasury shares.

(iii)	Eliminating fees (including the annual fees currently incurred by ADS holders) and complexities associated with our ADSs.

Further, Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, which would facilitate a subsequent transfer to the United States. We believe that becoming a U.S.-domiciled company offers further advantages by allowing broader index inclusion and enabling broader access to passive capital.

Will the Conversion affect the Company’s current or future operations?

Our vision, strategy, and operations will remain unchanged. Our platform is built for the future of commerce, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us to capture the most important shifts in commerce and advertising. We are entering a new chapter of our evolution, integrating Performance Media, Retail Media, and agentic AI to deliver seamless and intelligent commerce experiences.

This transaction reflects our confidence in Criteo’s future and our commitment to ensuring we have the optimal structure to create increased shareholder value and compete effectively in the global technology sector, while preserving our French heritage and foundation, which play an important role in our success. This change will not impact our global operations, including our AI Lab and broader research and development activities in France.

Will Criteo be redomiciling to the United States?

Following the Conversion, we intend to pursue a subsequent corporate redomiciliation from Luxembourg to the United States if the Board of Directors determines such action is in the best interests of Criteo and its shareholders, pending the Company’s work council information and consultation process, and subject to required approvals, via a cross-border merger of Lux Criteo into a newly incorporated and wholly-owned U.S. subsidiary (the “Merger”). You are not being asked to approve the Merger at this time. It is contemplated that the terms of the Merger would be submitted to the Company’s works council established at the level of the Criteo Economic and Social Unit (Unité Economique et Sociale), in the context of the information and consultation process required under French law, and would be presented for shareholder approval at a later time following the completion of the Conversion.

Will the Conversion dilute my economic interest?

The Conversion will not dilute your economic interest in the Company. Immediately after the Conversion, the number of our issued and outstanding shares will be the same as the number of our issued and outstanding shares immediately before the Conversion.

What is the Dissenter Option and how can it be exercised?

Pursuant to Articles L. 236-40 and R. 236-26 to R. 236-28 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code, any holders of Ordinary Shares who vote against the Conversion at the General Meeting will be entitled to surrender their shares for EUR 17.94 per share in cash (the “Dissenter Option”). Each Ordinary Share for which the Dissenter Option is validly exercised will be repurchased for cash by the Company subject to the effectiveness of the Conversion. If you hold ADSs, you can exercise the Dissenter Option only by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms of the Deposit Agreement prior to the ADS Record Date. See “–Can I surrender my ADSs and withdraw the underlying Ordinary Shares?” The closing of the Conversion will be conditioned on (i) the total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the outstanding share capital of the Company, and (ii) the final aggregate repurchase price for shares for which the Dissenter Option is validly exercised not exceeding EUR 94,250,000. See “The Conversion Proposal – Dissenter Option.”

Will the Conversion alter my rights with respect to shares I hold in the Company?

The completion of the Conversion will change the governing law that applies to Criteo from French law to Luxembourg law. Many of the principal attributes applicable to our shares will be similar. There are, however, differences between your rights under Luxembourg law and under French law, and there are differences between the French Criteo by-laws (the “French By-Laws”) and the Lux Articles, the form of which (translated to English) is attached to this proxy statement / prospectus as Annex C, that will apply to us after we convert into a Luxembourg company. We discuss these differences under “Comparison of Rights of Shareholders.”

When do you expect the Conversion to be completed?

Assuming the Conversion Proposal is approved by the requisite shareholder vote, we expect to complete the Conversion promptly following completion of a compliance check to be conducted by the French registry of the Paris Court for Economic Activities (Tribunal des activités économiques) and of a legality control to be conducted by a Luxembourg notary and enactment of the Constat Deed by the Luxembourg notary. Subject to satisfaction or waiver of the conditions precedent, including shareholder approval, the Conversion is expected to be completed in the third quarter of 2026. In the meantime, the Company will continue as a French domiciled company in its ordinary course, including by holding the annual general meeting of its shareholders.

What effect will the Conversion have on my current shares?

Subject to the satisfaction or waiver of all conditions precedent to the Conversion, including approval by the Company’s Shareholders, at the Effective Time, each Ordinary Share, including shares represented by the ADSs, would be converted into one ordinary share of Lux Criteo, each time-based restricted stock unit and performance-based restricted stock unit of French Criteo would continue as a time-based restricted stock unit and performance-based restricted stock unit, respectively, of Lux Criteo and each option or warrant to obtain shares of French Criteo would continue as an option or warrant to obtain an equal number of shares of Lux Criteo, respectively. If you hold ADSs at the time of the Conversion, your ADSs will be mandatorily surrendered and you will receive one ordinary share of Lux Criteo per ADS, and your rights as a holder of ADSs will terminate, subject to compliance with the Deposit Agreement.

Can I trade shares between the date of this proxy statement / prospectus and the Effective Time?

Yes. Our shares will continue to trade during this period.

After the Conversion, will the shares still be listed on Nasdaq?

Following the completion of the Conversion, we expect that our ordinary shares will be listed on Nasdaq under the symbol “CRTO”, the same symbol under which our ADSs currently are listed.

What are the material tax consequences of the Conversion?

The Conversion should generally not be a taxable event for the Company and its shareholders participating in the Conversion who do not exercise the Dissenter Option for French, U.S. federal and Luxembourg income tax purposes. See “French Tax Considerations,” “U.S. Federal Income Tax Considerations” and “Luxembourg Tax Considerations.”

SUMMARY OF THE CONVERSION

This summary highlights selected information from this proxy statement / prospectus. It does not contain all of the information that is important to you. For a better understanding of the Conversion, and for a more complete legal description of the Conversion, you should read carefully this entire proxy statement / prospectus, including the annexes.

Information About Criteo

Criteo, a global technology company specialized in digital advertising, was initially incorporated as a société par actions simplifiée, or S.A.S., under the laws of France on November 3, 2005 for a period of 99 years and subsequently converted to a société anonyme, or S.A. on March 3, 2006. Criteo is registered at the Paris Commerce and Companies Register under the number 484 786 249. Its agent for service of process in the United States is National Registered Agents, Inc.

Criteo’s ADSs are registered with the SEC and publicly traded on Nasdaq under the symbol “CRTO”. The registered and principal executive office of Criteo is located at 32 Rue Blanche, Paris, France and its telephone number is +33 1 75 85 09 39. Criteo’s website is https://www.criteo.com and investor website is https://criteo.investorroom.com. The information contained in, or that can be accessed through, Criteo’s websites is not incorporated into this proxy statement / prospectus.

The Proposals

The General Meeting will be held on February 27, 2026, at 10:00 a.m., Paris time, at French Criteo’s registered office at 32 Rue Blanche, 75009 Paris, France for the following purposes:

1.

To consider and vote on a proposal to convert French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the Effective Time. See “The Conversion Proposal.”

2.

After having acknowledged the report prepared by the Board of Directors in accordance with Article 420-26(5) of the Luxembourg Company Law (attached as Annex B to this proxy statement / prospectus) detailing the reasons for the proposal to authorize the Board of Directors to limit or withdraw the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital, to consider and vote on a proposal to adopt the Lux Articles, attached as Annex C to this proxy statement / prospectus, to be effective as of the Effective Time, which, among other things, provide for: (a) an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value; (b) an authorization for the Board of Directors, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with the Article 420-26(5) of the Luxembourg Company Law, and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the Board of Directors for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time) and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and (d) an authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time. See “The Charter Proposal.”

3.

To consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring on the second annual meeting of the Company following the Effective Time. See “The Auditor Proposal.”

4.

To consider and vote on a proposal to approve, authorize and empower the Board of Directors or any person duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the Constat Deed: (a) the name, professional address and duration of the terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in Article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Conversion Terms and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as the Board of Directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion. See “The Delegation Proposal.”

5.

To approve the adjournment or postponement of the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal. See “The Adjournment Proposal.”

The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

We encourage you to read the English translation of the full text of the shareholder resolutions to be voted upon at the General Meeting, which can be found in Annex A to this proxy statement / prospectus.

The Conversion

The Conversion will be consummated pursuant to the terms and subject to the conditions set forth in the Draft Terms of Cross-Border Conversion of Criteo, dated January 6, 2026 (the “Conversion Terms”), which is attached to this proxy statement / prospectus as Annex D. The Company will file the Conversion Terms with the registry of the Paris Court of Economic Activities at least 30 days prior to the General Meeting. Upon approval of the Conversion Proposal by the requisite shareholders, the Conversion Terms shall become binding on the Company. The following summary provides the key aspects of the Conversion Terms.

Company’s Assets and Liabilities

Upon the Conversion, the Company will remain the owner of all its assets and liabilities as of the Effective Time, with no restriction or interruption, and employment contracts and other obligations will remain unchanged. At the Effective Time, the Company will register a French branch with the Paris Trade and Companies Register, to which all of French Criteo’s France-based assets (which include the Company’s interests in certain subsidiaries), liabilities, and all of its employees based in France as of the Effective Time will be allocated.

Governance

Upon the Conversion, the Company will continue to be governed by the Board of Directors, which has the power, under Luxembourg law, to take any action necessary or useful to realize the corporate object. The terms of office of the directors immediately prior to the Effective Time will continue and remain in full force upon the Effective Time. The Board of Directors is authorized under the Lux Articles to delegate management powers to a management committee or a chief executive officer (directeur général), and to delegate daily management to one or more managers, directors or other agents. Under the Lux Articles, the number of members on the Board of Directors and the duration of the term of office of the directors will remain substantially similar, with at least three and no more than ten members, appointed for two-year terms. In connection with the Conversion, the Board of Directors is expected to approve daily management delegations as of the Effective Time, approve the delegation of management powers to our Chief Executive Officer as of immediately prior to the Effective Time as our chief executive officer (directeur général) as of the Effective Time in accordance with the Luxembourg Company Law and the Lux Articles. The Board of Directors or the chief executive officer (directeur général), as applicable, is expected to delegate powers and appoint our officers as of immediately prior to the Effective Time to be our officers as of the Effective Time.

Equity Instruments

The rights attached to options, warrants, time-based restricted stock units and performance-based restricted stock units will remain unchanged after the Conversion, except the right to receive shares of French Criteo under these instruments will become the right to receive shares of Lux Criteo. These instruments will continue to be governed in all respects by the same governing plan documents, grant letters and agreements (including any applicable appendices attached thereto) in accordance with applicable French law until the Conversion. Commencing as of the Conversion, the same terms and conditions will apply. Following the Conversion, the Board of Directors will have the authorization to issue new shares within the framework of the authorized share capital provided in the Lux Articles or allocate existing shares of Lux Criteo upon the exercise or settlement of these instruments under the Lux Articles.

Guarantees to Creditors

The Conversion is not expected to, in itself, result in any modification of the rights of the Company’s creditors. All contractual terms, including governing law and securities (sûretés), remain unchanged. Creditors with claims predating the Conversion have a three-month period from the last publication of the Conversion Terms in a legal announcement journal (journal d’annonces légales) and the French Official Civil and Commercial Announcements (BODACC) to file an opposition and require the payment or guarantees for the repayment of their claims. If a court orders repayment or guarantees and these are not provided, the Conversion will not be enforceable against that creditor. An opposition filed by a creditor would not prevent the completion of the Conversion.

Effects on Employment

The Conversion will have no social consequences for employees. All employment contracts in force on the Effective Time will be maintained without interruption or change. Employees will retain all individual and collective rights, including those under collective bargaining and company-level agreements. All French-based employees of French Criteo will be assigned to the French branch of Lux Criteo. The Company anticipates employing some personnel in Luxembourg. Employee participation rights will be preserved in accordance with EU law.

The Company’s works council has been duly informed and consulted on the Conversion and has rendered its opinion on January 5, 2026.

Effects on Duration of Fiscal Year

The fiscal year of the Company will remain unchanged and thus will start on January 1 and end on December 31 of each calendar year. The duration of the Company’s fiscal year during which the Conversion will take effect will remain unchanged and will not be interrupted as a result of the Conversion. Starting from the fiscal year during which the Conversion takes effect, the Company will prepare its annual financial statements in accordance with Luxembourg law.

Conditions Precedent

The completion of the Conversion is subject to several conditions precedent, including:

a)

(i) the total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the outstanding share capital of the Company, and (ii) the final aggregate repurchase price for shares for which the Dissenter Option is validly exercised not exceeding EUR 94,250,000;

b)	an affirmative answer from the French tax authorities to the tax ruling request submitted by the Company, confirming that the reorganization would not trigger material French tax consequences;

c)

approval of the Conversion Proposal and the Charter Proposal at the General Meeting by at least two-thirds of the votes cast by shareholders present or represented, and approval of the Auditor Proposal and the Delegation Proposal at the General Meeting by majority of the votes cast by the shareholders present or represented;

d)

obtaining the certificate of conformity to be issued by the registry of the Paris Court of Economic Activities (Tribunal des activités économiques) in accordance with Articles L. 236-42, R. 236 29 and R. 236-30 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code;

e)	execution of the Constat Deed by the Luxembourg notary and notarization of the Lux Articles as adopted by the General Meeting;

f)

the Registration Statement on Form S-4 filed with the SEC with respect to the ordinary shares of Lux Criteo shall have become effective under the Securities Act and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn; and

g)	confirmation from Nasdaq that the ordinary shares of Lux Criteo will be listed on Nasdaq following the Conversion.

The conditions precedent set forth in (a), (b) and (g) above may be waived in whole or in part by the Board of Directors in its sole discretion.

Termination

The Board of Directors may abandon or defer the Conversion at any time up to three days prior to the General Meeting. Upon approval of the Conversion Proposal by the requisite shareholders, the Conversion Terms shall become binding on the Company, and the Conversion will be consummated pursuant to the terms and subject to the conditions set forth therein. If the Conversion is not completed by June 30, 2027 at the latest (the “Long Stop Date”), the Conversion Terms will be deemed null and void, unless the Board of Directors decides at its sole discretion on or before such date that it is in the best interest of the Company and its shareholders to extend the Long Stop Date.

The Lux Articles

The completion of the Conversion will change the governing law that applies to Criteo from French law to Luxembourg law. Many of the principal attributes applicable to our shares will be similar. There are, however, differences between your rights under Luxembourg law and under French law, and there are differences between the French By-Laws and the proposed Lux Articles, the form of which (translated to English) is attached to this proxy statement / prospectus as Annex C, that will apply to us after we convert into a Luxembourg public limited liability company. We discuss these differences under “Comparison of Rights of Shareholders.”

Recommendation of the Board of Directors

After careful consideration, on January 6, 2026, the Board of Directors approved the Conversion and related matters to be voted upon at the General Meeting and recommended that the Company’s shareholders vote FOR the approval of each of the matters to be considered and voted upon at the General Meeting, as further described in this proxy statement / prospectus. The Board of Directors believes this is in the best interests of the Company and its shareholders. This decision follows a thorough evaluation by the Board of Directors and executive leadership team. We believe that the redomiciliation to Luxembourg and the direct listing of Criteo’s ordinary shares on Nasdaq offer significant benefits, including:

(i)

Positioning the Company for potential inclusion in certain U.S. indices, subject to meeting other criteria, thereby expanding the Company’s access to passive investment capital, triggering associated benchmarking from actively managed funds and broadening its shareholder base.

(ii)	Providing greater capital management flexibility by reducing or eliminating current restrictions related to share repurchases and holdings of treasury shares.

(iii)	Eliminating fees (including the annual fees currently incurred by ADS holders) and complexities associated with our ADSs.

Further, Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, which would facilitate a subsequent transfer to the United States. We believe that becoming a U.S.-domiciled company offers further advantages by allowing broader index inclusion and enabling broader access to passive capital. Following the Conversion, we intend to pursue a subsequent corporate redomiciliation from Luxembourg to the United States if the Board of Directors determines such action is in the best interests of Criteo and its shareholders, pending the Company’s work council information and consultation process, and subject to required approvals, via the Merger.

Our vision, strategy, and operations will remain unchanged. Our platform is built for the future of commerce, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us to capture the most important shifts in commerce and advertising. We are entering a new chapter of our evolution, integrating Performance Media, Retail Media, and agentic AI to deliver seamless and intelligent commerce experiences.

This transaction reflects our confidence in Criteo’s future and our commitment to ensuring we have the optimal structure to create increased shareholder value and compete effectively in the global technology sector, while preserving our French heritage and foundation, which play an important role in our success. This change will not impact our global operations, including our AI Lab and broader research and development activities in France.

Effects of the Conversion

Subject to the satisfaction or, to the extent permitted by French law, waiver, as the case may be, of all conditions precedent to the Conversion, including approval by the Company’s shareholders, at the Effective Time, each Ordinary Share, including shares represented by the ADSs, would be converted into one ordinary share of Lux Criteo, each time-based restricted stock unit and performance-based restricted stock unit of French Criteo would continue as a time-based restricted stock unit and performance-based restricted stock unit, respectively, of Lux

Criteo and each option or warrant to obtain shares of French Criteo would continue as an option or warrant to obtain an equal number of shares of Lux Criteo, respectively. If you hold ADSs at the time of the Conversion, your ADSs will be mandatorily surrendered and you will receive one ordinary share of Lux Criteo per ADS, and your rights as a holder of ADSs will terminate, subject to compliance with the Deposit Agreement.

Stock Exchange Listing

In connection with the Conversion, we intend to list Lux Criteo’s ordinary shares on Nasdaq under the ticker symbol “CRTO”. Criteo will continue to have a class of securities registered under Section 12 of the Exchange Act with the SEC and remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq. Following the Conversion, the Company will continue to prepare consolidated financial statements in accordance with U.S. GAAP for SEC purposes as it currently does and has done historically.

Accounting Treatment

Under U.S. GAAP, the Conversion represents a transaction between entities under common control. As such, the assets and liabilities will be reflected by Lux Criteo at their historical carrying amounts. The business, capitalization, assets and liabilities and financial statements of the Company immediately following the Conversion will be the same as those immediately prior to the Conversion, except that any Ordinary Shares ultimately repurchased in cash pursuant to any valid exercise of the Dissenter Option will be recorded as treasury stock. The Conversion will not result in the recognition of any gain or loss in the consolidated financial statements. The Company will evaluate the classification and measurement of Ordinary Shares subject to redemption under the Dissenter Option in accordance with U.S. GAAP for bifurcation of embedded derivatives and presentation within temporary equity, if applicable.

Tax Considerations of the Conversion

The Conversion should generally not be a taxable event for the Company and its shareholders participating in the Conversion who do not exercise the Dissenter Option for French, U.S. federal and Luxembourg income tax purposes. See “French Tax Considerations,” “U.S. Federal Income Tax Considerations” and “Luxembourg Tax Considerations.”

Market Price Information

On October 28, 2025, the last trading day before the public announcement of the Conversion, the closing price of our ADSs on Nasdaq was $20.88 per ADS.

Quorum

In deciding the proposals that are scheduled for a vote at the General Meeting, each shareholder as of the ORD Record Date is entitled to one vote per Ordinary Share. Under the French By-Laws, in order to take action on the proposals, a quorum, consisting of the holders of one-third of the Ordinary Shares entitled to vote, must be present in-person or by proxy. Abstentions and broker non-votes (if any) are treated as Ordinary Shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned.

Required Vote

The affirmative vote of two-thirds of the total number of votes cast by shareholders present or represented is required for each of the Conversion Proposal and the Charter Proposal to pass. The affirmative vote of a majority of the total number of votes cast by shareholders present or represented is required for the Auditor Proposal,

Delegation Proposal and Adjournment Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on any of the proposals to be presented at the General Meeting. The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

Only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the General Meeting. If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank or other nominee, how to vote the Ordinary Shares underlying your ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has fixed the close of business on January 20, 2026 as the ADS Record Date, meaning that only ADS holders of record at that time are entitled to obtain and complete a voting instruction form from the Depositary or from your broker, bank or other nominee in accordance with any instructions provided therefrom.

Dissenter Option

Pursuant to Articles L. 236-40 and R. 236-26 to R. 236-28 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code, any holders of Ordinary Shares who vote against the Conversion at the General Meeting will be entitled to surrender their shares for cash. Each Ordinary Share for which the Dissenter Option is validly exercised will be repurchased for EUR 17.94 per share in cash by the Company subject to the effectiveness of the Conversion. If you hold ADSs, you can exercise the Dissenter Option only by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms of the Deposit Agreement prior to the ADS Record Date. See “Questions and Answers – Can I surrender my ADSs and withdraw the underlying Ordinary Shares?” The closing of the Conversion will be conditioned on (i) the total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the outstanding share capital of the Company, and (ii) the final aggregate repurchase price for outstanding shares for which the Dissenter Option is validly exercised not exceeding EUR 94,250,000. See “The Conversion Proposal – Dissenter Option.”

Risk Factors

Before you decide how to vote on the proposals to be presented at the General Meeting, you should consider carefully all of the information contained in this proxy statement / prospectus and the documents incorporated herein by reference, including those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. You should also consider the factors described under “Risk Factors” beginning on page 21 of this proxy statement / prospectus.

RISK FACTORS

Before you decide how to vote on the proposals to be presented at the General Meeting, you should consider carefully the following risk factors and all other information contained in this proxy statement / prospectus and the documents incorporated herein by reference, along with those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. The risks and uncertainties described below and therein are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that affect us. If any of the following risks materialize, our business, financial condition and results of operations could be materially harmed. In that case, the trading price of our shares could decline, and you may lose some or all your investment.

Risks Related to Our Business and Industry

You should read and consider the risk factors relating to French Criteo, which will continue to affect Lux Criteo after completion of the Conversion and are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q. Each such risk factor is incorporated by reference into this proxy statement / prospectus.

Risks Related to the Conversion

We expect to incur additional costs in connection with the Conversion and management attention may be diverted to complete the Conversion, and our business may otherwise be impacted by disruptions or uncertainty associated with the Conversion.

We expect to incur additional direct and indirect costs as a result of the Conversion. For example, absent a favorable tax ruling from the Japanese tax authorities to confirm that the contribution of the Company’s interests in certain subsidiaries to Criteo’s French branch in connection with the Conversion will not be taxable, the Company could incur additional tax liabilities in Japan. The Company operates in multiple jurisdictions, and other indirect tax costs are expected to be incurred in jurisdictions in which Criteo has subsidiaries. Following the Conversion, we will hold meetings of the Board of Directors and annual general meetings of shareholders in Luxembourg. We also expect to increase our presence in Luxembourg and incur costs and expenses, including professional fees, to comply with Luxembourg corporate, tax and other laws and regulations. In addition, we expect to incur attorneys’ fees, accountants’ fees, other advisors’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Conversion, even if it is not approved or completed. The Conversion may also divert the attention of our management and employees from our operating business and increase other administrative costs and expenses. Further, though Lux Criteo will carry on the business currently conducted by French Criteo, certain relationships, including with employees, landowners, suppliers, lenders, partners, governments, lobbying professional organizations and shareholders, may be subject to disruption due to uncertainty associated with the Conversion, contractual termination, default, acceleration or similar provisions that may be triggered, deemed to be triggered or claimed to be triggered as a result of the Conversion or potentially negative publicity resulting from the Conversion, any of which could adversely affect our business and operations.

As a Luxembourg company, we may incur additional operating, accounting and audit costs. The Company will be required to appoint and bear the cost of a statutory auditor (réviseur d’entreprises agréé) to audit its standalone annual accounts, which will be prepared in accordance with Luxembourg GAAP, and its consolidated financial statements. The Company intends to seek approval from the Luxemburg Ministry of Justice to prepare and file its statutory consolidated financial statements under U.S. GAAP, rather than International Financial Reporting Standards (“IFRS”) as adopted by the European Union, given its listing on a regulated U.S. stock exchange. The audited standalone and consolidated financial statements will be filed with the Luxembourg

Business Register. In addition, the Company will prepare consolidated financial statements under U.S. GAAP for SEC reporting purposes. In the event that the Company ceases, in the future, to prepare its consolidated financial statements in accordance with U.S. GAAP, the Company will instead be required to prepare, have audited, and file consolidated financial statements in accordance with IFRS as adopted by the European Union with the Luxembourg Business Register.

Legislative, regulatory, administrative, shareholder or third party action in connection with or as a result of the Conversion, or changes to or implementation of laws, rules, regulations or policies or the interpretations thereof, could materially delay or prevent the Conversion, eliminate or reduce some or all of the anticipated benefits of the Conversion or otherwise materially and adversely affect our business, results of operations and financial condition.

We may be the subject of legislative, regulatory, administrative, shareholder or third party action in connection with or as a result of the Conversion. Any such action may seek or result in delaying, hindering, impeding, preventing, rescinding or nullifying the Conversion. We are subject to a wide variety of French, European Union and U.S. securities laws, rules, regulations and policies. There can be no assurance that such laws, rules, regulations and policies or the interpretations thereof (including through enforcement priorities, executive orders and investigations) will not be changed or implemented in connection with or as a result of the Conversion or otherwise. Such changes or implementations could materially delay or prevent the Conversion, eliminate or reduce some or all of the anticipated benefits of the Conversion or otherwise materially and adversely affect our business, results of operations and financial condition. In addition, as a Luxembourg company following the Conversion, we will be required to comply with numerous Luxembourg laws and regulations, and we may incur costs and divert management attention as we seek to ensure compliance with a changing regulatory regime.

The Conversion is conditional, and the conditions may not be satisfied, or we may choose to abandon or delay the Conversion.

Completion of the Conversion is conditional, among other things, upon the satisfaction or waiver of certain conditions, which include the receipt of shareholder approval. See “The Conversion Proposal – Conditions to the Closing of the Conversion.” There can be no assurance that these conditions will be fulfilled or that the Conversion will be completed. Further, we may abandon or defer the Conversion at any time up to three days prior to the General Meeting, which, for example, could be the result of an increase in our estimated cost of the Conversion or determination that the Conversion may not result in the benefits we expect and a determination by the Board of Directors that the Conversion is no longer in the best interests of our shareholders.

Following the completion of the Conversion, we may be delayed in or fail to complete the Merger.

It is contemplated that the terms of the Merger would be submitted to the Company’s work council established at the level of the Criteo Economic and Social Unit (Unité Economique et Sociale), in the context of the information and consultation process required under French law, and would be presented for shareholder approval at a later time following the completion of the Conversion. The Board of Directors may decide not to pursue the Merger if it does not deem it to be in the best interests of the Company and its shareholders, or we may be delayed in or fail to complete the Merger for numerous other reasons, including changes in applicable law or general or specific economic or political conditions, the impact of any legal proceedings, costs being greater than anticipated or other factors that may not be foreseeable. As a result, we may operate as a Luxembourg company for longer than expected or permanently.

The market for our shares may fluctuate as a result of the Conversion.

The U.S. stock market in general has been, and the market for our shares is, subject to fluctuation, whether due to, or irrespective of, our operating results and financial condition. We currently list our ADSs on Nasdaq. In connection with the Conversion, we intend to list Lux Criteo’s ordinary shares on Nasdaq under the ticker symbol “CRTO”. We cannot predict the prices at which the ordinary shares of Lux Criteo may trade after the Conversion, or whether the trading price of our ADSs absent the Conversion would have been lower, higher or the same. In addition, if the trading market for the ordinary shares of Lux Criteo cannot be sustained or is lower than that of our ADSs, it could increase our share price volatility. Should the market price of our shares drop significantly, shareholders may institute securities class action lawsuits against us. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Risks Related to Taxation

Our tax position could be adversely impacted by changes in tax laws in various jurisdictions.

Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in France, Luxembourg, the United States or other jurisdictions following the Conversion. Any future amendments to the current income tax treaties between Luxembourg and other jurisdictions, including the United States, could subject us to increased taxation and potentially significant expense. We cannot assure you that the Conversion will eliminate the risk that these changes, if made, will apply to us.

Lux Criteo may be or may become a Passive Foreign Investment Company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of Lux Criteo ordinary shares.

If Lux Criteo will be (or its predecessor French Criteo is or was) a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and additional reporting requirements. Following the Conversion, assuming that the Conversion qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Tax Code, Lux Criteo will be treated as the successor to French Criteo for U.S. federal income tax purposes, and for the taxable year that includes the Conversion and subsequent taxable years, the PFIC asset and income tests will be applied based on the assets and activities of the combined business. Based on the anticipated timing of the Conversion and the anticipated assets and income of the combined company, Lux Criteo is not expected to be a PFIC for the taxable year ending December 31, 2025 or subsequent taxable years. Because Lux Criteo’s PFIC status for any taxable year is an annual factual determination that can be made only after the end of such taxable year, there can be no assurance regarding Lux Criteo’s PFIC status for its current taxable year or any future taxable year.

For a more detailed discussion of the PFIC rules and the risks and tax consequences of PFIC classification to U.S. Holders of Lux Criteo, please see the section entitled “U.S. Federal Income Tax Considerations — PFIC Considerations.” U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to holders of Lux Criteo ordinary shares.

After the Conversion, if we declare and pay dividends, dividends you receive will generally be subject to Luxembourg dividend withholding tax.

We have never declared or paid any cash dividends on Ordinary Shares and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth, both organic and inorganic. If we do decide to declare and pay dividends following the Conversion, dividend withholding tax (currently at a rate of 15%) may arise in respect of dividends paid on shares of Lux Criteo. A Luxembourg withholding tax levied at a rate of 15% is due on dividends and distributions assimilated thereto to Lux Criteo’s shareholders. Certain exemptions or reductions in the withholding tax may apply, but it will be up to the holders of Lux Criteo shares to claim any available refunds from the Luxembourg tax authority. Lux Criteo will be required to withhold at such rate from distributions to the shareholder and to pay such withheld amounts to the Luxembourg tax authorities. For more information on the taxation implications, see “Luxembourg Tax Considerations.” Criteo recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving share capital, share premium and dividend payments from Lux Criteo.

The Conversion may not allow us to maintain a competitive worldwide effective corporate tax rate.

We cannot provide any assurance as to what our worldwide effective tax rate will be after the Conversion because of, among other things, uncertainty regarding the amount of business activities and profits in any particular jurisdiction in the future and the tax laws of such jurisdictions. Our actual worldwide effective tax rate may vary from our expectation and that variation may be material.

We will be subject to various Luxembourg taxes as a result of the Conversion.

Although we do not expect Luxembourg taxes to materially affect our worldwide effective corporate tax rate, we will be subject to additional corporate taxes in Luxembourg as a result of the Conversion. Luxembourg imposes corporate income tax plus municipal business tax and surcharges for Luxembourg resident companies at an effective tax rate, currently, of 23.87% (for companies registered in Luxembourg City). We also will be subject to Luxembourg net wealth tax at the rate of 0.5% levied on the net assets of Lux Criteo. Certain exemptions, either under domestic law or under an applicable tax treaty, may apply in respect of income and gains from certain assets. Namely, Luxembourg tax law provides for a participation exemption regime pursuant to which (a) dividends and capital gains derived from qualifying participations are exempt from income tax and municipal business tax and (b) shares in qualifying participations are exempt from net wealth tax. Moreover, under the tax treaty concluded between Luxembourg and France, (i) profits of Lux Criteo that are allocable to a permanent establishment it maintains in France are exempt from Luxembourg income tax and municipal business tax and (ii) assets of Lux Criteo that are held through a permanent establishment in France are exempt from net wealth tax.

There could be adverse tax and other consequences if we fail to maintain sufficient presence in Luxembourg.

If the Company does not maintain sufficient presence in Luxembourg, the Luxembourg tax authorities may not be willing to confirm that the Company is a tax resident of Luxembourg. In such case, the Company may not be entitled to tax treaty benefits. In addition, a foreign jurisdiction may claim the right to tax Lux Criteo as if it were a tax resident of that foreign jurisdiction, and ultimately double taxation may result. Moreover, if the Company does not maintain sufficient presence in Luxembourg and fails to ensure that its central administration is in Luxembourg, certain additional consequences may apply pursuant to Luxembourg law, including judicial dissolution upon request of the Luxembourg public prosecutor.

Risks Relating to Being a Luxembourg Company

Certain of your rights as a shareholder will change as a result of the Conversion.

The completion of the Conversion will change the governing law that applies to Criteo from French law to Luxembourg law. Many of the principal attributes applicable to our shares will be similar. There are, however, differences between your rights under Luxembourg law and under French law, and there are differences between the French By-Laws and the proposed Lux Articles, the form of which (translated to English) is attached to this proxy statement / prospectus as Annex C, that will apply to us after we convert into a Luxembourg company. We discuss these differences under “Comparison of Rights of Shareholders.”

As a Luxembourg company following the Conversion, we face legal requirements and limitations on company governance and actions which may negatively impact our ability to manage the company and respond to market conditions.

Following the Conversion, we will be subject to Luxembourg law and regulations. Certain legal limitations and regulatory requirements may impose constraints on how we operate and actions we may undertake, including restrictions related to corporate governance, financial reporting, tax obligations and compliance with European Union directives and regulations. Luxembourg law further imposes specific requirements regarding the structure and governance of companies which could limit flexibility in decision-making or lead to increased operational complexity.

The Lux Articles will contain a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in the Company subject to meeting certain criteria.

The Lux Articles will include a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in the Company (provided that the Board of Directors with at least a two-thirds majority of the directors present or represented recommends to the Company’s shareholders that they accept the offer) if, during a specified offer period of at least one month, the offeror acquires a number of shares which, together with the shares already owned by such offeror prior to the offer, represents at least 95% of the shares of Lux Criteo in issue. Such sale must be made on the same terms and subject to the same conditions as the offer for all shareholders. See “Description of Lux Criteo Shares—Squeeze-out.”

This provision may require certain shareholders to sell their shares at a price and time, and pursuant to a process, determined in accordance with the Lux Articles, which may not reflect the value and terms on which all shareholders would like to sell.

Enforcement of this provision requires adherence to procedural requirements as set forth in the Lux Articles, some of which may be complex, and shareholders may challenge an offeror who attempts to enforce this provision. There can be no assurance that this provision will be enforceable by an offeror without delay or complication, without incurring additional costs or at all.

Our ability to pay dividends will be restricted under Luxembourg law following the Conversion.

We have never declared or paid any cash dividends on Ordinary Shares and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth, both organic and inorganic. If we do decide to declare and pay dividends following the Conversion, our ability to do so will be limited by Luxembourg law, which requires the availability of sufficient profits and other reserves (including share premium) being available for distribution.

Following the Conversion, subject to the requirements of Luxembourg law and the Lux Articles, the allocation of the balance of annual net profits will be determined at the general meeting of shareholders, which shareholders may decide to pay as a dividend, transfer to a reserve account or carry forward. Interim dividends may be distributed by the Board of Directors at any time, subject to the requirements of Luxembourg law and the Lux Articles. As permitted by Luxembourg law, the Lux Articles authorize the declaration of dividends more frequently than annually (i.e., interim dividends) so long as the amount of such interim dividends does not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to a legal reserve allocated from our net profits.

Our shareholders may face more challenges in protecting their interests compared to shareholders of a U.S. corporation, which could adversely impact the trading of our ordinary shares and our ability to pursue equity financings.

The rights of our shareholders and the responsibilities of our directors and officers under Luxembourg law will be different from those applicable to a corporation incorporated in the United States. In addition, the laws governing the securities of Luxembourg companies may not be as extensive as those in effect in the United States, and Luxembourg laws and regulations in respect of corporate governance matters may not be as protective nor offer the same level of protection for minority shareholders as state corporation laws do in the United States. For example, neither the Lux Articles nor Luxembourg law provide for appraisal rights for dissenting shareholders in certain extraordinary corporate transactions (but shareholders will have, subject to certain procedures and conditions, the right to transfer their shares to the Company for adequate cash compensation in connection with specific transactions governed by Title X (Restructurings), Chapter II (Mergers), Section 5 (European-cross border mergers), Chapter III (Divisions), Section 4 (European cross-border divisions) and Chapter VI (Cross-border conversions), Section 2 (European cross-border conversions) of the Luxembourg Company Law) that may otherwise be available to shareholders under certain U.S. state laws. Therefore, our shareholders may find it more difficult or challenging to protect their interests in connection with actions taken by our directors and officers or our principal shareholders than they would as shareholders of a corporation incorporated in the United States. As a result, the trading of our ordinary shares and our ability to pursue equity financings could be adversely impacted.

Holders of ordinary shares of Lux Criteo may not be able to exercise preferential subscription rights and may suffer dilution of their shareholding in the event of future share issuances.

The Company’s shareholders are being asked to consider and vote on a proposal to adopt the Lux Articles which will authorize the Board to limit or withdraw shareholders’ preferential subscription rights otherwise provided by Luxembourg Company Law to the extent the Board of Directors deems such limitation or withdrawal advisable for any issuance or issuances of ordinary shares within the scope of our authorized share capital for a period of five years from the date of the Constat Deed passed by the Luxembourg notary for the Conversion. Any issuances of ordinary shares may be issued above, at or below market value as well as by way of incorporation of available reserves (including, among other things, a share premium). In addition, a shareholder may not be able to exercise the shareholders’ preferential right on a timely basis or at all, unless the shareholder complies with the requirements set forth under Luxembourg law and applicable laws in the jurisdiction in which the shareholder is resident, particularly in the United States. As a result, the shareholding of such shareholders may be materially diluted in the event of future share issuances. Moreover, in the case of an increase in capital by a contribution in kind, no preferential rights of the existing shareholders exist.

Investors may have difficulty enforcing civil liabilities against us or any of our directors, officers or other employees.

Following the Conversion, we will be a Company organized under the law of Luxembourg. Certain of our directors and members of senior management, and those of certain of our subsidiaries, are non-residents of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States.

As there is no treaty in force governing the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid final, non-appealable and conclusive judgment against a company incorporated and existing in Luxembourg obtained from a court of competent jurisdiction in the United States remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be entered and enforced through a court of competent jurisdiction of Luxembourg, subject to compliance with the enforcement procedures (exequatur) set out in the relevant provisions of the Luxembourg New Code of Civil Procedure (Nouveau Code de Procédure Civile) and Luxembourg case law, being:

•	the judgment of the U.S. court is final and enforceable (executoire) in the United States;

•

the U.S. court had indirect jurisdiction over the subject matter leading to the judgment (that is, there was a distinctive link between the U.S. court and the subject matter and the U.S. court did not infringe upon the exclusive jurisdiction of the Luxembourg courts);

•

the trial leading to the judgment of the U.S. court was fair (that is namely the counterparty had the opportunity to appear and, if it appeared, to present a defense), the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the judgment of the U.S. court does not contravene Luxembourg international public policy; and

•	the U.S. court proceedings were not of a criminal or tax nature.

Subject to the above conditions, Luxembourg courts do currently not review the merits of judgments rendered by the U.S. courts even though there is no statutory prohibition of such review.

In case of court proceedings in a Luxembourg court, the Luxembourg court may require that the judgment obtained in a U.S. court and the enforcement of which is sought in Luxembourg be translated into French, German or Luxembourgish.

If an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law (i) if the choice of such foreign law was not bona fide, (ii) if the foreign law was not pleaded and proved or (iii) if pleaded and proved, such foreign law was contrary to mandatory Luxembourg laws or incompatible with Luxembourg public policy (ordre public). In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought. Also, an exequatur may be refused in respect of punitive damages.

Furthermore, in the event of any proceedings being brought in a Luxembourg court in respect of a monetary obligation expressed to be payable in a currency other than euro, a Luxembourg court would have power to give a judgment expressed as an order to pay a currency other than euro. However, enforcement of the judgment against any party in Luxembourg would be available only in euro and for such purposes all claims or debts would be converted into euro,

Under Luxembourg law, contractual provisions allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party in accordance with applicable laws at the domicile of the party.

The Lux Articles will contain an exclusive forum provision that could limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for such disputes and may discourage lawsuits against us or any of our directors, officers or other employees.

The Lux Articles will provide that the competent courts in the Grand Duchy of Luxembourg will be the exclusive forum for any disputes arising out of or in connection with the Lux Articles, notably (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary or other duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Luxembourg Company Law, or (iii) any action or proceeding asserting a claim or otherwise related to the affairs of the Company. However, the foregoing will explicitly not apply to (x) suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations promulgated thereunder or any other claim for which the U.S. federal courts have exclusive jurisdiction and (y) any complaint asserting a cause of action arising under the Securities Act, for which the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution thereof unless the Company consents in writing to the selection of an alternative forum. The exclusive forum provisions in the Lux Articles will not relieve us of our duties to comply with U.S. federal securities laws and the rules and regulations thereunder and, accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in U.S. federal courts. Our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations. See “Description of Lux Criteo Shares—Exclusive Forum.”

The exclusive forum provisions in the Lux Articles may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the Grand Duchy of Luxembourg or in the federal district courts of the United States could face additional litigation costs in pursuing any such claim, particularly in case they do not reside in or near such respective jurisdictions. The court in the designated forum under our exclusive forum provisions may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be adverse to our shareholders. Further, the enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find any of our exclusive forum provisions to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find all or any part of our exclusive forum provisions to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Even if a Luxembourg or other foreign court agrees to hear a U.S. securities law claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and procedural rules would still be governed by the law of the jurisdiction in which the foreign court resides.

Furthermore, Luxembourg law does not recognize a shareholder’s right to bring a derivative action on behalf of the Company, except in limited cases. Minority shareholders holding securities entitled to vote at the general meeting and holding at least 10.0% of the voting rights of the Company may bring an action against the directors on behalf of the Company. Minority shareholders holding at least 10.0% of the voting rights of the Company may also ask the directors questions in writing concerning acts of management of the Company or one of its subsidiaries, and if the Company fails to answer these questions within one month, these shareholders may apply to the Luxembourg courts to appoint one or more experts instructed to submit a report on these acts of management.

Luxembourg insolvency laws may offer our shareholders less protection than they would have under U.S. insolvency laws.

Following the Conversion we will be subject to Luxembourg insolvency laws in the event any insolvency proceedings are initiated against us including, among other things, Council Regulation (EC) No. 2015/848 of May 20, 2015, on insolvency proceedings (recast), as amended. Should courts in another European country determine that they have jurisdiction over us, such courts may apply the insolvency laws of that country in accordance with and subject to such EU regulations. Insolvency laws in Luxembourg or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency laws and make it more difficult for them to recover the amount they could expect to recover in a liquidation under U.S. insolvency laws.

MEETING AND VOTING INFORMATION

Date, Time and Place

The General Meeting will be held on February 27, 2026, at 10:00 a.m., Paris time, at French Criteo’s registered office at 32 Rue Blanche, 75009 Paris, France.

Holders of record of Ordinary Shares as of the ORD Record Date and ADS holders as of the ADS Record Date, or their duly appointed proxies, may attend the General Meeting. Holders of Ordinary Shares may request an admission card for the General Meeting by checking the appropriate box on the proxy card, dating and signing it, and returning the proxy card by regular mail or by presenting evidence of their status as a shareholder at the General Meeting as of the ORD Record Date. Holders of ADSs may be asked to provide proof of ownership in order to be admitted to the General Meeting, such as their most recent account statement or other similar evidence confirming their ownership as of the ADS Record Date. Holders of Ordinary Shares or ADSs can obtain directions to the General Meeting by contacting our Investor Relations department by phone at +1 (929) 287-7835 or by email at InvestorRelations@criteo.com.

You may also vote by completing and returning the enclosed proxy card or submitting your proxy by following the instructions described below. See “—How to Vote Ordinary Shares” or “—How to Vote ADSs” as applicable.

Purpose of the Meeting

The General Meeting will be held for the following purposes:

1.

To consider and vote on a proposal to convert French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the Effective Time. See “The Conversion Proposal.”

2.

After having acknowledged the report prepared by the Board of Directors in accordance with Article 420-26(5) of the Luxembourg Company Law (attached as Annex B to this proxy statement / prospectus) detailing the reasons for the proposal to authorize the Board of Directors to limit or withdraw the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital, to consider and vote on a proposal to adopt the Lux Articles, attached as Annex C to this proxy statement / prospectus, to be effective as of the Effective Time, which, among other things, provide for: (a) an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of share equal to such authorized share capital divided by the Nominal Value; (b) an authorization for the Board of Directors, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with the Article 420-26(5) of the Luxembourg Company Law, and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the Board of Directors for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time) and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and

(d) an authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time. See “The Charter Proposal.”

3.

To consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring on the second annual meeting of the Company following the Effective Time. See “The Auditor Proposal.”

4.

To consider and vote on a proposal to approve, authorize and empower the Board of Directors or any person duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the Constat Deed: (a) the name, professional address and duration of the terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in Article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Conversion Terms, and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as the Board of Directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion. See “The Delegation Proposal.”

5.

To approve the adjournment or postponement of the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal. See “The Adjournment Proposal.”

The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

We encourage you to read the English translation of the full text of the shareholder resolutions to be voted upon at the General Meeting, which can be found in Annex A to this proxy statement / prospectus.

The Board of Directors has approved the proposals and recommended that you vote FOR all of the proposals.

Record Dates and Entitlement to Vote

The Board of Directors has fixed the close of business on February 25, 2026 as the ORD Record Date, meaning that only shareholders of record at that time are entitled to vote at, the General Meeting.

Only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the General Meeting. If you hold ADSs, you may instruct The Bank of New York Mellon, as the depositary (the “Depositary”), either directly or through your broker, bank or other nominee, how to vote the Ordinary Shares underlying your ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has fixed the close of business on January 20, 2026 as the ADS Record Date, meaning that only ADS holders of record at that time are entitled to obtain and complete a voting instruction form from the Depositary or from your broker, bank or other nominee in accordance with any instructions provided therefrom.

Quorum

In deciding the proposals that are scheduled for a vote at the General Meeting, each shareholder as of the ORD Record Date is entitled to one vote per Ordinary Share. Under the French By-Laws, in order to take action on the proposals, a quorum, consisting of the holders of one-third of the Ordinary Shares entitled to vote, must be present in-person or by proxy. Abstentions and broker non-votes (if any) are treated as Ordinary Shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned.

Required Vote

The affirmative vote of two-thirds of the total number of votes cast by shareholders present or represented is required for each of the Conversion Proposal and the Charter Proposal to pass. The affirmative vote of a majority of the total number of votes cast by shareholders present or represented is required for the Auditor Proposal and the Adjournment Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on any of the proposals to be presented at the General Meeting.

Only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the General Meeting. If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank or other nominee, how to vote the Ordinary Shares underlying your ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has fixed the close of business on January 20, 2026 as the ADS Record Date, meaning that only ADS holders of record at that time are entitled to obtain and complete a voting instruction form from the Depositary or from your broker, bank or other nominee in accordance with any instructions provided therefrom.

Abstentions and Broker Non-Votes

With respect to Ordinary Shares, an “abstention” occurs when a shareholder votes in advance by mail with instructions to abstain from voting regarding a particular matter or without making a selection with respect to a particular matter. With respect to ADSs, an “abstention” occurs when a shareholder sends proxy instructions to the Depositary to abstain from voting regarding a particular matter.

An abstention by a holder of Ordinary Shares or by a holder of ADSs will be counted toward the presence of a quorum. Because an abstention from voting is not voted affirmatively or negatively, it will have no effect on the approval of any of the proposals.

A broker non-vote occurs when a broker, bank or other nominee votes on behalf of a beneficial owner for the General Meeting but does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. All Ordinary Shares are held in registered name (in accordance with French law) and only ADSs may be held through a broker, bank or other nominee. If requested by the Company and subject to the terms of the Deposit Agreement, if the holder of an ADS does not provide voting instructions, the Depositary for the ADSs will give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares underlying an ADS, including an ADS held through a broker, bank or other nominee, (i) on each proposal included in this proxy statement / prospectus that is not subject to substantial opposition and (ii) against any new matter that is submitted or existing matter that is amended following the date of this proxy statement (including during the General Meeting). If there are broker non-votes at the General Meeting, then broker non-votes will be considered present for the purposes of establishing a quorum, but will not count as votes cast at the General Meeting. Because of this, we do not expect there to be any broker non-votes at the General Meeting.

How to Vote Ordinary Shares

If you hold Ordinary Shares, you have the right to (i) vote at the General Meeting, (ii) vote in advance by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairperson of the General

Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares on the ORD Record Date. You may decide to vote in person at the General Meeting by requesting an admission card by checking the appropriate box on your proxy card. If you would like to submit your proxy card by mail, simply mark the proxy card in accordance with the instructions and date, sign and return it. If you choose to vote by mail, your proxy card must be received by Uptevia by February 23, 2026 in order to be taken into account. If you cast your vote by appointing the chairperson of the General Meeting as your proxy, the chairperson of the General Meeting will vote your Ordinary Shares in accordance with the Board of Directors’ recommendations. If you appoint another shareholder, your spouse or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company, and such other shareholder’s proxy must be received by Uptevia, by February 23, 2026 in order to be taken into account.

How to Vote ADSs

If you are a holder of ADSs and you are an ADS record holder, you may instruct the Depositary directly how to vote the Ordinary Shares underlying your ADSs. We have been informed by the Depositary that it has set the ADS Record Date as January 20, 2026. If you hold ADSs through a broker, bank or other nominee in “street name”, you must instruct your broker, bank or other nominee how to vote the Ordinary Shares underlying your ADSs and your broker, bank or other nominee will provide voting instructions to the Depositary on your behalf. If you held ADSs as of the ADS Record Date, you have the right to instruct the Depositary, if you held your ADSs directly, or the right to instruct your broker, bank or other nominee, if you held your ADSs through such intermediary, how to vote. So long as the Depositary receives your voting instructions by 12:00 p.m., Eastern Time, on February 23, 2026, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

As an ADS holder, you will not be entitled to vote in person at the General Meeting. To the extent you timely provide the Depositary, or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the Ordinary Shares underlying your ADSs in accordance with your instructions.

Changing your Vote and/or Revoking your Proxy

If you are a holder of Ordinary Shares you can change your vote and/or revoke your proxy by submitting another properly completed proxy card with a later date (i) by the General Meeting if you choose to (x) grant a proxy to the chairperson of the General Meeting or (y) grant a proxy to another shareholder, your spouse or a partner with whom you are in a civil union, (ii) at any time prior to February 23, 2026 if you choose to vote in advance by mail, or (iii) by attending the General Meeting and voting in person.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the Ordinary Shares underlying your ADSs.

Registrar

You can contact Uptevia, Criteo’s registrar for Ordinary Shares, as follows: (i) by telephone at + 33 1 49 37 82 36; (ii) on the Internet at https://www.investors.uptevia.com/investor/#/contact-us/form-call; or (iii) by mail at Uptevia, 90 – 110 Esplanade du Général de Gaulle – 92931 Paris La Défense Cedex, France.

THE CONVERSION PROPOSAL

The Company’s shareholders are being asked to consider and vote on a proposal to convert French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the Effective Time. For the full text of the shareholder resolution to be approved by this proposal, please see Annex A.

Background for the Conversion

As a French company with ADSs listed on a U.S. exchange, Criteo is subject to the U.S. securities laws and disclosure obligations of U.S. domestic issuers, and applies French law for all other aspects, which creates operational complexities and capital management restrictions.

French corporate law imposes several restrictions that limit Criteo’s financial flexibility compared to U.S.-incorporated peers. Specifically, the Company faces share repurchase limitations that restrict its ability to optimize capital allocation strategies including the inability to repurchase shares except for specific purposes (e.g., allocation to employees and managers or growth operations), unless followed by immediate cancellation (other than in a tender offer). In addition, the Company is subject to a 10% cap on treasury share holdings and a 10% cap on share cancellations every 24 months. These constraints prevent Criteo from implementing dynamic capital management programs that would enable it to respond effectively to market volatility, execute strategic capital returns to shareholders, or capitalize on periods when shares trade below intrinsic value.

ADSs also present some drawbacks including additional fees that may disincentivize certain investors. By converting ADSs into ordinary shares directly listed on Nasdaq, Criteo would reduce the complexity associated with ADSs and boost the attractiveness of the stock, potentially increasing liquidity.

Importantly, the transformation of capital markets over the past decade has fundamentally changed the investment landscape, creating compelling reasons for Criteo to consider an ultimate transfer to the United States. According to Bloomberg, passive investment strategies now represent more than half of U.S. equity assets, compared to less than 30% when Criteo completed its IPO in 2013. Transferring Criteo’s legal domicile to the U.S. is expected to allow Criteo to access this growing pool of capital that it is currently excluded from. ADSs are not eligible for inclusion in certain key U.S. indices such as the S&P and Russell indices, which serve as benchmarks for the vast majority of passive funds and many actively managed funds. This exclusion has real consequences: limiting Criteo’s access to a massive and growing pool of capital. Based on data from First Trust, passive mutual funds and ETFs reported net inflows totaling $886 billion in 2024, while active funds experienced net outflows of $165 billion during the same period. Gaining access to a broader investor base should contribute to improved access to capital and more efficient price discovery, thus potentially enhancing stock performance for the benefit of Criteo shareholders.

The Board of the Directors, the Strategy Committee of the Board of Directors and the Company’s senior management periodically review the Company’s structure with the goal of maximizing shareholder value. As part of these evaluations, the Board of Directors, the Strategy Committee of the Board of Directors and the Company’s senior management have, from time to time, considered various alternatives, including continuing as a French company with ADSs listed on Nasdaq, redomiciliation to other jurisdictions, listing the Company’s ordinary shares directly on a U.S. exchange and listing securities on other exchanges and/or in other jurisdictions.

On October 22, 2025, the Board of Directors discussed with management the Conversion and, after deliberation, acknowledged that the Conversion is in the best interests (intérêt social) of the Company and will benefit its shareholders, employees and other stakeholders and approved the continuation of the work and analyses relating to the Conversion as well as its submission to the Company’s works council information and consultation process.

On October 29, 2025, the Company announced in a press release its intent to pursue the Conversion. On the same day, Criteo delivered an information memorandum regarding the Conversion to its works council.

On October 29, 2025, the Company’s works council was convened for an information and consultation meeting regarding the Conversion, which meeting took place on November 4, 2025. Following its review, the Company’s works council issued its favorable opinion regarding the Conversion on January 5, 2026.

After careful consideration, on January 6, 2026, the Board of Directors approved the Conversion and related matters to be voted upon at the General Meeting and recommended that the Company’s shareholders vote FOR the approval of each of the matters to be considered and voted upon at the General Meeting, as further described in this proxy statement / prospectus. The Board of Directors believes this is in the best interests of the Company and its shareholders.

Reasons for the Conversion

The Board of Directors believes that the Conversion is in the best interests of the Company and its shareholders. This decision follows a thorough evaluation by the Board of Directors and executive leadership team. We believe that the redomiciliation to Luxembourg and the direct listing of Criteo’s ordinary shares on Nasdaq offer significant benefits, including:

(i)

Positioning the Company for potential inclusion in certain U.S. indices, subject to meeting other criteria, thereby expanding the Company’s access to passive investment capital, triggering associated benchmarking from actively managed funds and broadening its shareholder base.

(ii)	Providing greater capital management flexibility by reducing or eliminating current restrictions related to share repurchases and holdings of treasury shares.

(iii)	Eliminating fees (including the annual fees currently incurred by ADS holders) and complexities associated with our ADSs.

Further, Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies, which would facilitate a subsequent transfer to the United States. We believe that becoming a U.S.-domiciled company offers further advantages by allowing broader index inclusion and enabling broader access to passive capital. Following the Conversion, we intend to pursue a subsequent corporate redomiciliation from Luxembourg to the United States if the Board of Directors determines such action is in the best interests of Criteo and its shareholders, giving us broader eligibility for inclusion in major U.S. stock indices and further improving access to capital, pending the Company’s work council information and consultation process, and subject to required approvals, via the Merger.

Our vision, strategy and operations remain aligned with our long-term objectives. We continue to operate within a dynamic and evolving advertising ecosystem, and while we expect to adapt and refine our approach over time, we do not anticipate any material changes to our strategic direction.

This transaction reflects our confidence in Criteo’s future and our commitment to ensuring we have the optimal structure to create increased shareholder value and compete effectively in the global technology sector, while preserving our French heritage and foundation, which play an important role in our success. This change will not impact our global operations, including our AI Lab and broader research and development activities in France.

Description of the Conversion

Pursuant to the terms and subject to the conditions set forth in the Conversion Terms, which is attached to this proxy statement / prospectus as Annex D, and pursuant to Articles L. 236-50 and seq. and R. 236-39 and R. 236-40 of the French Commercial Code, the Company, without being dissolved, wound up or placed into liquidation, will convert from a French public limited liability company (société anonyme) to a Luxembourg public limited liability company (société anonyme), thereby transferring its registered office (siège statutaire)

and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality. Following the Conversion, the Company will be subject to the legal provisions applicable to a public limited liability company (société anonyme) under the Luxembourg Company Law. The Conversion will become effective at the time of the enactment of the Constat Deed by the Luxembourg notary upon the completion of the legality control of the Conversion as set forth in the Conversion Terms (the “Effective Time”).

At the Effective Time, each Ordinary Share, including shares represented by the ADSs, would continue as one ordinary share of Lux Criteo, each time-based restricted stock unit and performance-based restricted stock unit of French Criteo would continue as a time-based restricted stock unit and performance-based restricted stock unit, respectively, of Lux Criteo and each option or warrant to obtain shares of French Criteo would continue as an option or warrant to obtain an equal number of shares of Lux Criteo, respectively. If you hold ADSs at the time of the Conversion, your ADSs will be mandatorily surrendered and you will receive one ordinary share of Lux Criteo per ADS, and your rights as a holder of ADSs will terminate, subject to compliance with the Deposit Agreement governing the ADSs.

Conditions to the Closing of the Conversion

The completion of the Conversion is subject to several conditions precedent, including:

a)

(i) the total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the outstanding share capital of the Company, and (ii) the final aggregate repurchase price for shares for which the Dissenter Option is validly exercised not exceeding EUR 94,250,000;

b)	an affirmative answer from the French tax authorities to the tax ruling request submitted by the Company, confirming that the reorganization would not trigger material French tax consequences;

c)

approval of the Conversion Proposal and the Charter Proposal at the General Meeting by at least two-thirds of the votes cast by shareholders present or represented, and approval of the Auditor Proposal and the Delegation Proposal at the General Meeting by majority of the votes cast by the shareholders present or represented;

d)

obtaining the certificate of conformity to be issued by the registry of the Paris Court of Economic Activities (Tribunal des activités économiques) in accordance with Articles L. 236-42 and R. 236 29 and R. 236-30 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code;

e)	execution of the Constat Deed by the Luxembourg notary and notarization of the Company’s amended and restated articles of association as adopted by the General Meeting;

f)

the Registration Statement on Form S-4 filed with the SEC with respect to the ordinary shares of Lux Criteo shall have become effective under the Securities Act and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn; and

g)	confirmation from Nasdaq that the ordinary shares of Lux Criteo will be listed on Nasdaq following the Conversion.

The conditions precedent set forth in (a), (b) and (g) above may be waived in whole or in part by the Board of Directors in its sole discretion.

Termination

The Board of Directors may abandon or defer the Conversion at any time up to three days prior to the General Meeting. Upon approval of the Conversion Proposal by the requisite shareholders, the Conversion Terms shall become binding on the Company, and the Conversion will be consummated pursuant to the terms and subject to the conditions set forth therein. If the Conversion is not completed by the Long Stop Date, the Conversion Terms will be deemed null and void, unless the Board of Directors decides at its sole discretion on or before such date that it is in the best interest of the Company and its shareholders to extend the Long Stop Date.

Effect of the Conversion on Equity Instruments

All rights attached to options, warrants, time-based restricted stock units and performance-based restricted stock units will remain unchanged after the Conversion, except the right to receive shares of French Criteo under these instruments will become the right to receive shares of Lux Criteo. These instruments will continue to be governed in all respects by the same governing plan documents, grant letters and agreements (including any applicable appendices attached thereto) in accordance with applicable French law until the Conversion. Commencing as of the Conversion, the same terms and conditions will apply, subject to Luxembourg law. Following the Conversion, the Board of Directors will have the authorization to issue new shares within the framework of the authorized share capital provided in the Lux Articles or allocate existing shares of Lux Criteo upon the exercise or settlement of these instruments.

Dissenter Option

Pursuant to Articles L. 236-40 and R. 236-26 to R. 236-28 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code, any holders of Ordinary Shares who vote against the Conversion at the General Meeting will be entitled to surrender their shares for cash. The Company has determined that such shares will be repurchased at a price of EUR 17.94 per share (the “Dissenter Price”), which is equal to the volume-weighted average trading price of the Company’s ADSs on Nasdaq (based on USD to EUR exchange rate of 0.8598) during the 30 calendar days immediately preceding October 29, 2025, the date of the press release announcing the Company’s intent to pursue the Conversion (so as not to take into account any impact of such announcement on the trading price in accordance with applicable law).

In order to exercise the Dissenter Option, such shareholders of the Company must: (i) vote against the Conversion at the General Meeting; (ii) send a Dissenter Option exercise form to the Company via Uptevia, its registrar covering all, and not less than all, of the Ordinary Shares such French Criteo Shareholder holds on the date of the Dissenter Option exercise request by completing the Dissenter Option exercise form that is available on Criteo’s investor website at https://criteo.investorroom.com/capital-structure and submitting the completed form to Uptevia, 90 – 110 Esplanade du Général de Gaulle – 92931 Paris La Défense Cedex, France, or on the Internet at https://www.investors.uptevia.com/investor/#/contact-us/form-call, no later than 10 days following the General Meeting; (iii) accept the Dissenter Offer within the Offer Period by completing the acceptance form that will be attached thereto and submit the completed form to Uptevia at 90 – 110 Esplanade du Général de Gaulle – 92931 Paris La Défense Cedex, France, or on the Internet at https://www.investors.uptevia.com/investor/#/contact-us/form-call; and (iv) continue to hold such Ordinary Shares until the Effective Time. Within 10 days following receipt of a valid withdrawal request from a French Criteo Shareholder (a “Dissenting Shareholder”), the Company must send the Dissenting Shareholder an offer (the “Dissenter Offer”) setting out the Dissenter Price, the proposed form of payment and the period during which the Dissenter Offer remains open, which may not be less than 10 days (the “Offer Period”). Within the Offer Period, Dissenting Shareholders may accept the Dissenter Offer or challenge the Dissenter Price. Dissenting Shareholders who do not accept the Dissenter Offer within the Offer Period shall be deemed to have rejected the offer and will continue to hold their shares. Any challenge to the Dissenter Price must be brought before the Paris Court of Economic Activities, and the Company and the challenging Dissenting Shareholder(s) will jointly select, or, failing to agree, the Paris Court of Economic Activities without possibility of appeal will select, an independent expert to reassess the Dissenter Price, whose evaluation will be final and non-appealable and, in the case that any additional consideration is determined to be required, will apply to all Dissenting Shareholders.

If a Dissenting Shareholder sells any Ordinary Shares prior to the Effective Time, such Ordinary Shares will not be repurchased for cash, provided that if such Dissenting Shareholder reacquires any Ordinary Shares and holds them at the Effective Time, such Ordinary Shares would be repurchased for cash up to the number of shares for which the Dissenter Option was initially and validly exercised. Other than as described in the last sentence of the preceding paragraph, the Dissenter Price will not be subject to any adjustment between the date hereof and the Effective Time. Any Dissenter Option is conditional upon the Conversion becoming effective, failing which any Dissenter Offers, as well as any acceptances that may have been exchanged between the Company and the Dissenting Shareholders, shall automatically lapse, and be deemed null and void. Each Ordinary Share for which the Dissenter Option is validly exercised will be repurchased by the Company within two months following the Effective Time.

If you hold ADSs, you can exercise the Dissenter Option only if you surrender your ADSs and withdraw the Ordinary Shares represented by your ADSs pursuant to the terms of the Deposit Agreement prior to the ADS Record Date. In order to do so, you will be required to open an account with Uptevia, our registrar, and submit (or instruct your broker, bank or other nominee if your hold your ADSs in “street name” to submit) to the Depositary an instruction letter (along with payment of the Depositary’s cancellation fee and any other applicable fees and taxes) to cancel your ADSs and transfer the underlying Ordinary Shares from their custodian BNP Paribas to your Uptevia account. Additional information on this process, along with the applicable forms, is provided on our investor website at https://criteo.investorroom.com. This process could take a number of days, so if you wish to surrender your ADSs and withdraw the Ordinary Shares represented by your ADSs, we urge you to begin this process as soon as possible. See “Questions and Answers – Can I surrender my ADSs and withdraw the underlying Ordinary Shares?” The closing of the Conversion will be conditioned on (i) the total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the outstanding share capital of the Company, and (ii) the final aggregate repurchase price for shares for which the Dissenter Option is validly exercised not exceeding EUR 94,250,000. See “The Conversion Proposal – Dissenter Option.”

Required Shareholder Approval

The affirmative vote of two-thirds of the total number of votes cast by shareholders present or represented is required for the Conversion Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on the Conversion Proposal. The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

Recommendation of the Board of Directors

The Board of Directors recommends that the Company’s shareholders vote FOR the Conversion Proposal.

THE CHARTER PROPOSAL

In connection with the Conversion, the Company’s shareholders are being asked, after having acknowledged the report prepared by the Board of Directors in accordance with Article 420-26(5) of the Luxembourg Company Law (attached as Annex B to this proxy statement / prospectus) detailing the reasons for the proposal to authorize the Board of Directors to limit or withdraw the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital, to consider and vote on a proposal to adopt the Lux Articles, attached as Annex C to this proxy statement / prospectus, to be effective as of the Effective Time, which, among other things, provide for (a) an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value; (b) an authorization for the Board of Directors, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with the Article 420-26(5) of the Luxembourg Company Law, and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the Board of Directors for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time) and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and (d) an authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time. For the full text of the shareholder resolution to be approved by this proposal, please see Annex A.

Description of the Charter Proposal

The completion of the Conversion will change the governing law that applies to Criteo from French law to Luxembourg law. Many of the principal attributes applicable to our shares will be similar. There are, however, differences between your rights under Luxembourg law and under French law, and there are differences between the French By-Laws and the proposed Lux Articles, the form of which (translated to English) is attached to this proxy statement / prospectus as Annex C, that will apply to us after we convert into a Luxembourg company. We discuss these differences under “Comparison of Rights of Shareholders.”

The proposed Lux Articles include, among other things:

1.

addition of the following item in the corporate purposes of the Company, in line with market practice in Luxembourg: “borrowing in any form, issuance of notes, bonds and any kind of debt and equity securities, lending funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies, giving guarantees and pledging, transferring, encumbering or otherwise creating and granting security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person”;

2.

an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value;

3.	an authorization for the Board of Directors, for a period of five years from the Effective Time, to:

a.	within the limits of the authorized share capital to issue:

(i)

new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares with or without share premium, having the same rights as the existing shares (the “New Shares”) and determining the subscription price for the New Shares so issued, as well as determining the type of consideration to be paid for any such New Shares upon subscription which may include, without limitation (x) cash, including the setting off of claims against the Company that are certain, due and payable, (y) payment in kind, and (z) reallocation of the share premium, profit reserves or other reserves of the Company;

(ii)

any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments (together referred to as the “Share Rights”); and

(iii)	any other instruments convertible into or repayable by or exchangeable for New Shares (the “Convertible Instruments”);

b.	determine the place and date of the issue, the issue price, the terms and conditions of the subscription for, and paying up on the New Shares, Share Rights and/or Convertible Instruments;

c.

limit or withdraw the shareholders’ preferential subscription rights to the New Shares in accordance with Article 420-26(5) of the Luxembourg Company Law, and determine the persons who are authorized to subscribe to the New Shares;

d.	record each share capital increase carried out within the limits of the authorized share capital by way of a notarial deed and amend the share register and the Lux Articles accordingly; and

e.

delegate to any authorized director or any other duly authorized person the right to collect subscriptions and receive payment, as applicable, for the New Shares representing all or part of the amount of the share capital increase;

3.

authorization to the Board of Directors, for a period of five years from the Effective Time, to proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital, to:

a.

salaried members of the staff 1a): of the Company or 1b): of companies or economic interest groupings of which 10% at least of the share capital or voting rights are held directly or indirectly by the Company or 1c): of companies or economic interest groupings directly or indirectly holding at least 10% of the Company’s share capital or voting rights or 1d): of the companies or economic interest groupings of which at least 50% of the share capital or voting rights are held directly or indirectly by a company which itself holds, directly or indirectly, at least 50% of the Company’s share capital; and/or

b.	corporate officers of the Company or of the companies mentioned above or to certain categories thereof;

for the avoidance of doubt, the Board of Directors may proceed to a gratuitous allocation of existing shares or new shares within the limits of the authorized share capital, including, without limitation to the foregoing, in satisfaction of the Company’s obligations to deliver shares to (i) the holders of time-based restricted stock units issued prior to the Effective Time pursuant to the terms and conditions of the Amended and Restated 2015 Time-Based Restricted Stock Units Plan, adopted by the Board of Directors on April 23, 2020, as last amended on April 15, 2024, and/or (ii) the holders of the performance-based restricted stock units issued prior to the Effective Time pursuant to the terms and conditions of the Amended and Restated 2015 Performance-Based Restricted Stock Units Plan adopted by the Board of Directors on April 23, 2020 as last amended on April 15, 2024; and

c.	fix the terms and conditions of any gratuitous allocation of shares;

4.

authorization to the Board of Directors for a period of 18 months from the Effective Time, in accordance with, Article 430-15(1) of the Luxembourg Company Law, and any other applicable laws and regulations (including any rules and regulations of any stock market, exchange or securities settlement system on which the shares are traded, as may be applicable to the Company), either by itself or through a person acting in his own name but on the Company’s behalf to acquire and hold its own shares, from time to time, provided that:

a.	the shares so authorized to be acquired shall all be fully paid-up issued shares;

b.

the maximum number of shares acquired by the Company shall be 11,000,000 (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time);

c.	in the case of acquisition for value, the price to be paid for each share shall be as follows:

(i)

in the case of acquisitions other than in the circumstances set forth under (ii) below, a net purchase price for each share which shall be (x) no less than the nominal value of the share and (y) no more than 50% above the highest closing price for a share on the principal national securities exchange on which the shares are listed (the “Closing Price”), over the 10 trading days preceding the date of the acquisition (or as the case may be the date of the commitment to the transaction); or

(ii)

in the case of a tender offer where a formal offer is published, a net purchase price or a purchase price range for each share, each time within the following parameters: (x) no less than the nominal value of the share and (y) no more than 50% above the Closing Price over the 10 trading days preceding the publication date, provided however, that if the Closing Price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to account for such fluctuations;

d.

the acquisitions, including the shares previously acquired and held by the Company, and shares acquired by a person acting in its own name but on the Company’s behalf, must not result in the net assets of the Company being reduced below the thresholds set forth in paragraphs (1) and (2) of Article 461-2 of the Luxembourg Company Law; and

e.

the offer to acquire must be made on the same conditions to all shareholders being in similar situation, except for the acquisitions decided unanimously at a general meeting at which all the shareholders were present or represented; as long as the Company is a listed company, it may acquire its own shares on the stock exchange without the need to make an acquisition offer to the shareholders;

the acquisition of shares made in accordance with the foregoing authorization may be carried out for any purpose as may be permitted under applicable law, including, but not limited to, securing availability of shares for any Share Rights and/or other share-based incentive plans as may be implemented by the Company from time to time (including, for the avoidance of doubt, prior to the Effective Time), offering shares in the context of acquisitions of other businesses or reducing the share capital of the Company;

5.

authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time (authorizing the Board of Directors, or a representative duly authorized by the Board of Directors, to appear before a public notary in Luxembourg for the purpose of amending the Lux Articles to reflect the share capital reduction resulting from the cancellation of any own shares held by the Company in accordance with such authorization); and

6.

a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in the Company (provided that the Board of Directors with at least a two-thirds majority of the directors present or represented recommends to the Company’s shareholders that they accept the offer) if, during a specified offer period of at least one month, the offeror acquires a number of shares which, together with the shares already owned by such offeror prior to the offer, represents at least 95% of the shares of Lux Criteo in issue.

See “Description of Lux Criteo Shares” for additional details on these provisions.

In determining that the Company would have the ability to acquire and hold up to 11,000,000 of its own shares (not including shares acquired and held in treasury prior to the Effective Time) pursuant to the Lux Articles, the Board of Directors determined that, among other reasons, it would be advisable to have the ability to repurchase such shares to mitigate dilution to current shareholders resulting from the vesting of equity awards under any Company’s long term incentive plans. Also, it would provide the Board of Directors with the flexibility to deploy dynamic capital management programs, enabling timely responses to market volatility, the execution of strategic capital returns to shareholders and the ability to take advantage of periods when the Company’s shares trade below intrinsic value.

Following the Conversion and the adoption of the Lux Articles, the Board of Directors intends from time to time to cancel any number of its own shares held in treasury in excess of 10% of the outstanding aggregate number of shares.

Following the Conversion and the adoption of the Lux Articles, the Board of Directors intends to suspend the right to dividends with respect to its own shares held in treasury and maintain the distributable profit at the same amount and allocate it among the shares in respect of which the exercise of the rights is not suspended, and matured coupons (dividend entitlements) in respect of shares held in treasury will be cancelled.

Required Shareholder Approval

The affirmative vote of two-thirds of the total number of votes cast by shareholders present or represented is required for the Charter Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on the Charter Proposal. The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

Recommendation of the Board of Directors

The Board of Directors recommends that the Company’s shareholders vote FOR the Charter Proposal.

THE AUDITOR PROPOSAL

In connection with the Conversion, the Company’s shareholders are being asked to consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring on the second annual meeting of the Company following the Effective Time. For the full text of the shareholder resolution to be approved by this proposal, please see Annex A.

The mandates of Deloitte & Associés and Nexbonis Advisory, current statutory auditors of the Company, will automatically terminate on the Effective Time as a result of the Conversion.

Required Shareholder Approval

The affirmative vote of a majority of the total number of votes cast by the shareholders present or represented is required for the Auditor Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on the Adjournment Proposal. The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

Recommendation of the Board of Directors

The Board of Directors recommends that French Criteo Shareholders vote FOR the Auditor Proposal.

THE DELEGATION PROPOSAL

In connection with the Conversion, the Company’s shareholders are being asked to consider and vote on a proposal to approve, authorize and empower the Board of Directors or any delegate duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the Effective Time: (a) the name, professional address and terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in Article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Conversion Terms, and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as the Board of Directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion. For the full text of the shareholder resolution to be approved by this proposal, please see Annex A.

Required Shareholder Approval

The affirmative vote of a majority of the total number of votes cast by the shareholders present or represented is required for the Delegation Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on the Adjournment Proposal. The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

Recommendation of the Board of Directors

The Board of Directors recommends that French Criteo Shareholders vote FOR the Delegation Proposal.

THE ADJOURNMENT PROPOSAL

In connection with the Conversion, the Company’s shareholders are being asked to consider and vote on a proposal to allow the chairperson of the General Meeting to adjourn or postpone the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion or the Charter Proposal. For the full text of the shareholder resolution to be approved by this proposal, please see Annex A.

Required Shareholder Approval

The affirmative vote of a majority of the total number of votes cast by the shareholders present or represented is required for the Adjournment Proposal to pass. Abstentions and broker non-votes (if any) will not count as votes cast on the Adjournment Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the Company’s shareholders vote FOR the Adjournment Proposal.

INFORMATION CONCERNING CRITEO

General

Criteo S.A. is a société anonyme or S.A, governed by the laws of France. The registered office is located at 32 Rue Blanche, 75009 Paris, France. The Company is registered on Trade and Companies Register (Registre du Commerce et des Sociétés) of Paris under no. 484 786 249 RCS Paris.

We are the global platform connecting the commerce ecosystem for brands, agencies, retailers and media owners to drive better outcomes. Leveraging commerce data and artificial intelligence (“AI”), we bridge ecommerce, digital marketing and media monetization to reach consumers throughout their shopping journey. Our vision is to bring richer experiences to every consumer by enabling discovery, innovation, and choice through trusted and impactful advertising.

Our business has evolved into a platform that spans multiple channels and formats. As consumer attention fragments across websites, apps, social feeds, connected TV, and emerging AI-driven assistants, we see opportunity in that complexity. Criteo is built to meet shoppers wherever they are and deliver the measurable outcomes brands care about most, through our Performance Media, Retail Media, and expanding agentic AI capabilities.

Our purpose is clear: we power shopper journeys that unlock commerce outcomes. This means helping brands, agencies, and retailers connect with consumers across all stages of their journey, from discovery to purchase. In 2024, we drove approximately $31 billion in commerce outcomes for our clients.

We differentiate through three key assets: actionable commerce data, extensive media access, and world-class predictive AI. Our data reveals how people discover, consider, and buy, and our technology activates these insights across channels, reaching over 3 billion daily active users. Our algorithms analyze billions of signals each day to predict intent and deliver relevant ads in real time, improving performance with every interaction. Our data advantage comes from the scale, granularity and normalization of our commerce data set, which is curated to reveal people-product relationships that are the foundational insights needed to predict intent and deliver precision advertising.

Our Performance Media business is transforming from a managed-service model to a self-service, AI-centric platform that enables cross-channel activation and full-funnel performance, driving deeper customer engagement and higher share of wallet. At the center of this shift is GO!, which automates campaign setup, optimization, and reporting, making performance marketing simpler, faster and more effective for advertisers. GO! campaigns drive higher spend, lower churn, and stronger returns, while boosting cross-channel adoption.

In Retail Media, we enable retailers to generate high-margin advertising revenues from brands and agencies seeking strong return on ad spend, while driving sales for themselves by monetizing their audiences through personalized ads, either on their own digital store (also called “onsite”) or on other media owner properties (also called “offsite”). We are deepening agency partnerships and expanding integrations with Microsoft, Google, Mirakl and others to bring more demand into our platform. Our goal is to ensure Retail Media spend is easy to plan, buy, and optimize at scale.

We are taking early steps toward agentic AI, where intelligent assistants help guide shoppers through discovery and purchase decisions. Our Model Context Protocol (MCP) server lays the foundation, already powering campaigns in AI-driven workflows. We are also introducing new AI agents that generate audiences and insights instantly to simplify campaign management.

In 2024, we served approximately 17,000 clients, including many of the world’s leading consumer brands, retailers, and media owners, with an average quarterly retention rate of about 90%. We had exposure to $1 trillion in online sales transactions, activated $4.3 billion in media spend, and delivered over 2 trillion targeted ads.

Our platform is built for the future of commerce, combining AI innovation, cross-channel reach, full-funnel capability, and self-service flexibility – positioning us well to capture the most important shifts in commerce and advertising.

Statutory Auditors

The mandates of Deloitte & Associés and Nexbonis Advisory, current statutory auditors of the Company, will automatically terminate on the Effective Time as a result of the Conversion. Following the Effective Time, Deloitte Audit will be appointed as the statutory auditor of the Company (réviseur d’entreprises agréé) pursuant to the Auditor Proposal.

Directors and Officers

Upon the Conversion, the Company will continue to be governed by the Board of Directors, which has the power, under Luxembourg law, to take any action necessary or useful to realize the corporate object. The terms of office of the directors immediately prior to the Effective Time will continue and remain in full force upon the Effective Time. The Board of Directors is authorized under the Lux Articles to delegate management powers to a management committee or a chief executive officer (directeur général), and to delegate daily management to one or more managers, directors or other agents. Under the Lux Articles, the number of members on the Board of Directors and the duration of the term of office of the directors will remain substantially similar, with at least three and no more than ten members, appointed for two-year terms. In connection with the Conversion, the Board of Directors is expected to approve daily management delegations as of the Effective Time, approve the delegation of management powers to our Chief Executive Officer as of immediately prior to the Effective Time as our chief executive officer (directeur général) as of the Effective Time in accordance with the Luxembourg Company Law and the Lux Articles. The Board of Directors or the chief executive officer (directeur général), as applicable, is expected to delegate powers and appoint our officers as of immediately prior to the Effective Time to be our officers as of the Effective Time. For more information on Criteo’s current directors and officers, please see Criteo’s proxy statement for the 2025 Annual General Meeting of Shareholders filed with the SEC on April 29, 2025 and available over the Internet at the SEC’s website at https://www.sec.gov or at Criteo’s investor website at https://criteo.investorroom.com.

Director and Executive Compensation

The director and executive compensation programs of Lux Criteo after giving effect to the Conversion will be substantially the same as those currently offered by French Criteo. For more information on Criteo’s current programs, please see Criteo’s proxy statement for the 2025 Annual General Meeting of Shareholders filed with the SEC on April 29, 2025 and available over the Internet at the SEC’s website at https://www.sec.gov or at Criteo’s investor website at https://criteo.investorroom.com.

Dividends

We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings to fund our growth.

Subject to the requirements of French law and the French By-Laws, dividends may only be distributed from our distributable profits or reserves. Dividend distributions, if any, will be made in euros and converted into U.S. dollars with respect to the ADSs, as provided in the deposit agreement. In addition, under our general revolving credit facility, we may not declare, make or pay dividends if our net debt to Adjusted EBITDA leverage ratio exceeds 2.0x.

In order to pay dividends following the Conversion, Luxembourg law requires the availability of sufficient profits and other reserves (including share premium) being available for distribution. Following the Conversion, subject to the requirements of Luxembourg law and the Lux Articles, the allocation of the balance of annual net profits will be determined at the general meeting of shareholders, which shareholders may decide to pay as a dividend, transfer to a reserve account or carry forward. The Lux Articles, as permitted by Luxembourg law, authorize the declaration of dividends more frequently than annually (i.e., interim dividends) so long as the amount of such interim dividends does not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to a legal reserve allocated from our net profits.

Recent Sales of Unregistered Securities and Use of Proceeds

There were no unregistered sales of equity securities in the last twelve months.

Market Price and Trading Volume

Criteo’s ADSs are listed on Nasdaq under the stock symbol “CRTO”. The following table sets out the market price ranges and trading volumes on Nasdaq on a monthly basis for a period from January 1, 2024 to December 31, 2025:

	High Price (US$)	Low Price (US$)	Closing Price
Month			(US$)	Volume
January 2024	26.36	23.87	25.93	3,421,363
February 2024	34.59	25.63	32.35	7,845,279
March 2024	35.97	32.16	35.07	4,113,901
April 2024	37.38	33.35	35.04	5,774,815
May 2024	39.97	34.91	39.02	7,949,270
June 2024	39.32	34.75	37.72	8,921,366
July 2024	46.33	37.58	44.54	11,546,976
August 2024	49.93	42.01	47.43	9,067,187
September 2024	47.42	37.05	40.24	9,409,982
October 2024	43.76	33.15	33.68	8,512,608
November 2024	42.84	33.23	40.78	11,751,313
December 2024	43.89	39.27	39.56	7,124,075
January 2025	41.76	36.44	37.99	8,251,803
February 2025	47.27	36.53	38.81	10,167,339
March 2025	39.52	33.93	35.41	7,175,346
April 2025	36.06	27.46	34.06	7,485,076
May 2025	34.48	24.91	25.46	11,880,973
June 2025	27.32	23.24	23.96	9,654,781
July 2025	26.53	22.43	24.34	10,756,471
August 2025	25.24	22.61	24.83	7,325,365
September 2025	24.60	21.44	22.60	9,189,918
October 2025	22.93	19.50	22.88	3,297,382
November 2025	23.34	19.16	19.88	2,497,207
December 2025	21.48	19.00	20.61	3,881,687

FRENCH TAX CONSIDERATIONS

The following is a summary addressing certain material French tax aspects and potential consequences that could arise in connection with the Conversion. This summary does not purport to address all material French tax considerations that may be relevant to the Company’s shareholders, as such tax consequences will vary in accordance with their personal circumstances as well as the law and practice currently in force in their country of citizenship, residence, domicile or incorporation.

This summary is based on the laws, regulations, practice and applicable tax treaties in force in France as of the date hereof, all of which are subject to change, possibly with retroactive effect, and takes into account the fact that the Company intends to operate, following the Conversion, in a manner such that it is treated as exclusively a tax resident of Luxembourg under Luxembourg tax legislation and any applicable tax treaty.

As used herein, a “French Individual” is a French Criteo Shareholder who is an individual who (i) is a resident of France for tax purposes, (ii) does not have any existing or former ties with Luxembourg, other than the owning of Lux Criteo shares following the Conversion, (iii) is subject to personal income tax in France (impôt sur le revenu), (iv) owns (other than through a fixed base located outside of France) the Criteo shares as part of the individual’s private portfolio and does not hold the Criteo shares through an enterprise that carries out an industrial, commercial, farming or other professional activity, and (v) does not carry out stock market transactions under conditions akin to business transactions.

As used herein, a “French Legal Entity” is a French Criteo Shareholder who is a legal entity that (i) is a French tax resident subject to corporate income tax in France (impôt sur les sociétés), and (ii) does not own its interest in Criteo through a permanent establishment outside France.

“French Holders” will mean all the Company’s shareholders who are French Individuals or French Legal Entities, taken collectively.

“Non-French Holders” will mean all the Company’s shareholders who are not French Holders.

This summary does not take into account the specific circumstances of particular investors some of whom may be subject to special tax rules. The Company’s shareholders should consult their own tax advisers as to the particular French tax consequences of the Conversion or of the holding or disposal of the Lux Criteo shares following the Conversion.

Consequences of the Conversion at the Company level

Since the Conversion is made pursuant to the Directive (EU) 2019/2121 of the European Parliament and of the Council of November 27, 2019 amending Directive (EU) 2017/1132 of June 14, 2017 as regards cross-border conversions, mergers and divisions (the “Mobility Directive”), and pursuant to the laws and regulations implementing the Mobility Directive under French and Luxembourg domestic law, it will occur without dissolution or liquidation of the Company, which will retain its legal personality. Additionally, all assets and liabilities currently held by the Company will be allocated to, and recorded on the balance sheet of, the French branch of Lux Criteo and all employees currently employed by the Company will be assigned to the French branch of Lux Criteo, which will pursue the activities and functions already performed in France by French Criteo.

As a consequence, the Conversion will not be a taxable event for the Company and, in particular (i) it will not trigger the consequences of a termination of business pursuant to Article 221 of the French Tax Code (Code général des impôts) (the “FTC”), (ii) it will not be subject to French transfer taxes, and (iii) the French tax group currently headed by French Criteo will not terminate.

A request for a tax ruling has formally been submitted by the Company to the French tax authorities to confirm the tax treatment outlined above.

Consequences of the Conversion for the French Criteo Shareholders participating in the Conversion

The Conversion should not trigger any French tax consequences at the level of the French Criteo Shareholders who participate in the Conversion.

Dissenting French Criteo Shareholders

Each Ordinary Share for which a Dissenter Option is validly exercised will be surrendered and repurchased by the Company within two months following the Effective Time.

Please refer to the Section “Post-Conversion Consequences at the level of the French Holders – Taxation on Sale of Lux Criteo Ordinary Shares” below.

Post-Conversion Consequences at the level of the French Holders

Taxation of Distributions

Pursuant to Article 10 of the France-Luxembourg tax treaty, dividends are taxable in France and may be subject to a maximum 15% withholding tax in Luxembourg.

Pursuant to Article 22(1)(a)(ii) of the France-Luxembourg tax treaty, France grants a tax credit for withholding tax levied by Luxembourg on dividends. Should there be any tax withheld in Luxembourg, the amount of such tax credit is equal to the Luxembourg withholding tax, as reduced by the France-Luxembourg tax treaty, to the extent such amount does not exceed the amount of French tax due with respect to such dividends. The excess, if any, may neither be refunded nor carried forward.

Lux Criteo does not currently expect to make distributions on its ordinary shares. In the event that Lux Criteo does make distributions, the gross amount of any distributions paid on Lux Criteo ordinary shares out of the Company’s earnings would be expected to be treated as dividends from a French tax standpoint.

Dividends received by French Individuals will be subject to the 30% flat tax (consisting in a 12.8% income tax charge and 17.2% social levies), plus any applicable high income contribution (contribution exceptionnelle sur les hauts revenus) and minimum high income contribution (contribution différentielle sur les hauts revenus). French Individuals may decide to elect to tax all of their income subject to the flat tax at the progressive income tax rates (such option is global and applies to all such income without possibility of a partial option) – in this case, a 40% reduction would apply to dividends. In any case, the dividends will be subject, at the time of their payment, to a 30% mandatory non-discharging flat-rate withholding (prélèvement forfaitaire non libératoire), save for French Individuals whose reference taxable income for the antepenultimate calendar year was less than EUR 50,000 (single, divorced or widowed taxpayers) or EUR 75,000 (taxpayers subject to joint taxation) who could benefit from an automatic exemption if the paying agent is established outside France or, upon request, if the paying agent is established in France.

Dividends received by French Legal Entities will generally be subject to French corporate income tax at the standard rate of 25% (or, subject to limitations, at the reduced rate of 15% up to a net taxable income of EUR 45,000 for companies that meet the conditions of Article 219, I-b of the FTC, that is, which have a yearly turnover net of tax of less than EUR 10,000,000 and satisfy other ownership requirements), increased, as the case may be, by (i) the additional social contribution of 3.3% (contribution sociale sur l’impôt sur les sociétés) assessed on the corporate income tax due, after deduction of an allowance that may not exceed EUR 763,000 per 12-month period (Article 235 ter ZC of the FTC), and (ii) the exceptional contribution on the profits of large enterprises (contribution exceptionnelle sur les bénéfices des grandes entreprises) – any capital loss incurred would be deductible from the taxable income subject to French corporate income tax. For those of the French Legal Entities which hold more than 5% of Lux Criteo and are eligible to the French participation exemption regime (régime des sociétés mères et filiales), the dividend would be exempt from French corporate income tax, save for the recapture of a 5% taxable portion.

Taxation on Sale of Lux Criteo Ordinary Shares

Pursuant to Article 13 of the France-Luxembourg tax treaty, capital gains realized by French Holders are generally taxable in France only.

Gain or loss realized on the sale or other disposition of Lux Criteo will be capital gain or loss from a French tax standpoint.

For the French Individuals, any capital gain realized will be subject to the 30% flat tax (consisting in a 12.8% income tax charge and 17.2% social levies), plus any applicable high income contribution (contribution exceptionnelle sur les hauts revenus) and minimum high income contribution (contribution différentielle sur les hauts revenus). French Individuals may decide to elect to tax all of their income subject to the flat tax at the progressive income tax rates (such option is global and applies to all such income without possibility of a partial option).

For French Individuals who have received their Criteo shares as part of long term incentive plans such as stock-options, time-based restricted stock units and performance-based restricted stock units (actions gratuites), under qualifying plans, the sale of such shares could trigger additional considerations (such as the taxation of the exercise or acquisition gain) and such individuals are advised to consult their tax advisers with respect to these questions.

For the French Legal Entities, any capital gain realized will generally be subject to French corporate income tax at the standard rate of 25% (or, subject to limitations, at the reduced rate of 15% up to a net taxable income of EUR 45,000 for companies that meet the conditions of Article 219, I-b of the FTC, that is, which have a yearly turnover net of tax of less than EUR 10,000,000 and satisfy other ownership requirements), increased, as the case may be, by (i) the additional social contribution of 3.3% (contribution sociale sur l’impôt sur les sociétés) assessed on the corporate income tax due, after deduction of an allowance that may not exceed EUR 763,000 per 12-month period (Article 235 ter ZC of the FTC), and (ii) the exceptional contribution on the profits of large enterprises (contribution exceptionnelle sur les bénéfices des grandes entreprises) – any capital loss incurred would be deductible from the taxable income subject to French corporate income tax. For those of the French Legal Entities which hold Criteo shares that qualify as participation shares (titres de participation) and are eligible to the French participation exemption regime (régime des plus-values à long terme), any net capital gain from the sale of eligible securities, including the shares in Lux Criteo, will be exempt from French corporate income tax, save for the recapture of a 12% taxable portion – any capital loss incurred would not be deductible from the taxable income subject to French corporate income tax.

Disposals of Lux Criteo shares will generally not be subject to registration taxes in France, provided that they are not implemented by means of an agreement executed in France.

Wealth tax

The real estate wealth tax (impôt sur la fortune immobilière) applies to French tax residents on their worldwide real estate assets and non-French tax resident individuals owning French real estate assets or rights, directly or indirectly through one or more legal entities, and whose net taxable assets amount to at least EUR 1,300,000 on January 1.

Generally, real estate assets allocated to an operational activity are excluded from the scope of the real estate wealth tax, depending on the structuring. Shares of an operating company holding French real estate assets in which the relevant individual holds, directly and indirectly, less than 10% of the share capital or voting rights, are also exempt from real estate wealth tax.

Considering that Lux Criteo would not hold any real estate assets and would be an operating company (through its France branch), the owning of Lux Criteo shares should not be subject to the real estate wealth tax.

Gift and Inheritance Tax

Generally, under French tax law, the following assets are subject to gift and inheritance tax:

•	all movable or immovable property located in France or outside France when the donor or the deceased had his or her tax residence in France within the meaning of Article 4 B of the FTC;

•	movable or immovable property located in France (including French real estate assets held indirectly), when the donor or the deceased is not domiciled for tax purposes in France; and

•

movable and immovable property located in France or outside France received from a donor or deceased domiciled outside France by an heir, donee or legatee who is domiciled for tax purposes in France within the meaning of Article 4 B of the FTC and has been so domiciled for at least six years during the last ten years preceding the year in which he or she receives the property.

EACH FRENCH CRITEO SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE CONVERSION OR ANY POST-CONVERSION TAX CONSEQUENCES.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the U.S. federal income tax considerations of the Conversion to U.S. Holders of the ADSs or Ordinary Shares. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”) and administrative pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or a court would not sustain, a position contrary to any of the conclusions described herein. This discussion does not address the Medicare tax on net investment income, any alternative minimum tax or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations), or the tax considerations arising under the laws of any U.S. state, local or non-U.S. jurisdiction.

This discussion applies only to holders that hold the ADSs, Ordinary Shares or Lux Criteo ordinary shares as capital assets for U.S. federal income tax purposes (generally, property for investment) who do not elect the Dissenter Option. In addition, this discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares;

•

persons that acquired our securities pursuant to an exercise of employee share options or upon payout of a time- or performance-based restricted stock unit award, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	persons subject to any alternative minimum tax;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons treated as partnerships for U.S. federal income tax purposes, or persons that hold ADSs, Ordinary Shares or Lux Criteo ordinary shares through such entities. If you are a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a holder who is a partnership (or other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes) or a partner (or other owner) of such an entity, you should consult your tax advisor regarding the tax consequences of the Conversion.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of the ADSs or Ordinary Shares or holders of ordinary shares of Lux Criteo following the Conversion, that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the U.S. Tax Code), or (ii) has a valid election in effect to be treated as a United States person under the Treasury Regulations.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE CONVERSION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Federal Income Tax Consequences of the Conversion

The Conversion will qualify as a Section 368(a)(1)(F) reorganization under the U.S. Tax Code. The below discussion describes the general consequences of the Conversion’s qualification as a U.S. Tax Code Section 368(a)(1)(F) reorganization. The Merger, if it occurs, should not affect any of the tax consequences discussed herein.

If the Conversion is consummated, a U.S. Holder who holds ADSs or Ordinary Shares of French Criteo shares at the Effective Time should not recognize any gain or loss solely as a result of the Conversion. The tax basis of Lux Criteo ordinary shares held after the Conversion will generally be equal to the basis of the French Criteo ADSs or Ordinary Shares held before the Conversion. The holding period for holders with respect to their Lux Criteo shares held after the Conversion will generally include the holding period for the corresponding French Criteo ADSs or Ordinary Shares held before the Conversion.

U.S. Federal Income Tax Consequences of the Owning and Disposing of Lux Criteo Ordinary Shares

Taxation of Distributions

The Company does not currently expect Lux Criteo will make distributions on its ordinary shares. Subject to the discussion below under “Application of PFIC Rules,” in the event that Lux Criteo does make distributions of cash or other property, such distributions will generally be treated as dividends to the extent paid out of the current or accumulated earnings and profits of Lux Criteo (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of Lux Criteo’s current and accumulated earnings and profits will generally constitute a return of capital to the extent of the U.S. Holder’s tax basis in its ordinary shares, and thereafter will be treated as gain from the sale or exchange of Lux Criteo ordinary shares.

Dividends received by individuals and certain other non-corporate U.S. Holders may be subject to tax at preferential capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the Lux Criteo ordinary shares are readily tradable on an established securities market in the United States or Lux Criteo is eligible for the benefits of the income tax treaty between the United States and Luxembourg, (2) Lux Criteo is neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed above) for the taxable year in which the dividend was paid and the preceding taxable year and (3) certain holding period requirements are met. We expect the Lux Criteo ordinary shares will be considered readily tradable on an established securities market in the United States. Each non-corporate U.S. Holder should consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to Lux Criteo ordinary shares.

For U.S. foreign tax credit purposes, dividends paid on Lux Criteo ordinary shares will generally be treated as income from foreign sources and generally will constitute passive category income.

Taxation on Sale of Lux Criteo Ordinary Shares

Subject to the discussion below under “Application of PFIC Rules,” gain or loss realized on the sale or other disposition of Lux Criteo will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares exceeds one year. The amount of the gain or loss will generally equal the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in the ordinary shares disposed. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. Any capital gain or loss will generally be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes, which will generally limit the availability of foreign tax credits.

PFIC Considerations

Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value (a “Look-Through Subsidiary”), is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including such foreign corporation’s pro rata share of the assets of any Look-Through Subsidiary (and excluding the value of the shares held in such corporation), are held for the production of, or produce, passive income. Passive income generally includes dividends (excluding any dividends received from a Look-Through Subsidiary), interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.

PFIC Status of Lux Criteo

Following the Conversion, Lux Criteo will be treated as the successor to French Criteo for U.S. federal income tax purposes, and for the taxable year that includes the Conversion and subsequent taxable years, the PFIC income and asset tests will be applied based on the assets and activities of the combined company. Based on the application of these rules to the taxable year that includes the Conversion, the expected timing of the Conversion, and the anticipated assets and income of the Company, Lux Criteo is not expected to be a PFIC for the current taxable year ending on December 31, 2025. However, PFIC status is an annual factual determination that can be made only after the end of such taxable year. If the closing of the Conversion were to occur later than expected, or if the actual income and assets of Lux Criteo were to be significantly different than anticipated, the application of the PFIC rules to the taxable year of Lux Criteo could result in Lux Criteo being a PFIC for the current taxable year.

Although Lux Criteo is not expected to be a PFIC for the taxable year subsequent to the current taxable year or the foreseeable future, in the absence of certain elections described below, a determination that Lux Criteo is a PFIC for any taxable year in which a U.S. Holder holds shares in such entity will generally continue to apply to such U.S. Holder for subsequent years in which the holder continues to hold shares in Lux Criteo (or a successor entity), whether or not such entity continues to be a PFIC. Similarly, because Lux Criteo will be treated as the successor to French Criteo for U.S. federal income tax purposes following the Conversion, if French Criteo was a PFIC during the holding period of a U.S. Holder, any Lux Criteo ordinary shares received in exchange for ADSs or Ordinary Shares in the Conversion may, in the absence of certain elections described below, be treated as stock of a PFIC, even if Lux Criteo is not a PFIC for the current taxable year or future taxable years.

Lux Criteo’s PFIC status for any taxable year is an annual factual determination that can be made only after the end of such taxable year and may depend in part on the value of its unbooked goodwill (which is generally determined in part by reference to the market price of the ordinary shares from time to time, which can vary); accordingly, there can be no assurances regarding Lux Criteo’s PFIC status for the current taxable year or any future taxable year.

Application of PFIC Rules

If French Criteo or Lux Criteo is determined to be a PFIC for any taxable year (or portion thereof) that is included in a U.S. Holder’s holding period in Lux Criteo ordinary shares, then such holder will generally be subject to special rules (the “Default PFIC Regime”) unless, in the case of ordinary shares, the U.S. Holder made (i) a “mark-to-market” election or (ii) a timely and effective QEF election in respect of French Criteo’s or Lux Criteo’s (as the case may be) first taxable year as a PFIC in which the U.S. Holder held ordinary shares (or ADSs as applicable), as described below under “Mark-to-Market Election and QEF Election.” The Default PFIC Regime applies with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its Lux Criteo ordinary shares; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under the Default PFIC Regime:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Lux Criteo ordinary shares;

•

the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year as a PFIC in which the U.S. Holder held ordinary shares will be taxed as ordinary income;

•

the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE CONVERSION AND ON THE OWNERSHIP OR DISPOSITION OF LUX CRITEO ORDINARY SHARES, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS

Mark to Market Election and QEF Election

In general, a U.S. Holder may avoid the Default PFIC Regime if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, and makes a mark-to-market election with respect to such shares for such taxable year. If a U.S. Holder makes (or has made) a valid mark-to-market election with respect to Lux Criteo ordinary shares (or, if applicable, French Criteo’s ADSs) for such holder’s first year it owned shares in a PFIC, such holder will generally not be subject to the Default PFIC Regime in respect to its Lux Criteo ordinary shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that Lux Criteo is treated as a PFIC the excess, if any, of the fair market value of its Lux Criteo ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Lux Criteo ordinary over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Lux Criteo Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of such shares in a taxable year in which Lux Criteo is treated as a PFIC.

Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s first year in which it owned shares in a PFIC. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq. For these purposes, French Criteo ADSs but not its Ordinary Shares should qualify for these purposes. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of French Criteo ADSs or Lux Criteo ordinary shares under their particular circumstances.

Alternatively, a United States person (“U.S. Person”) that owns shares in a PFIC for U.S. federal income tax purposes may make a “qualified electing fund” (“QEF”) election with respect to such PFIC, if the PFIC provides the information necessary for such election to be made. If a U.S. Person makes a QEF election with respect to a PFIC, the U.S. Person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. No assurances can be given that Lux Criteo will provide holders with the information necessary for U.S. Holders to make a QEF election.

If Lux Criteo is a PFIC and, at any time, has an equity interest in any foreign entity that is classified as a PFIC, U.S. Holders would generally be deemed to own a proportionate amount (by value) of the shares of such lower-tier PFIC and generally could incur liability for the deferred tax and interest charge described above if Lux Criteo receives a distribution from, or disposes of all or part of Lux Criteo’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions. A mark-to-market election generally would not technically be available with respect to such lower-tier PFIC. U.S. Holders should consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Lux Criteo ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to Lux Criteo ordinary shares under their particular circumstances.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

LUXEMBOURG TAX CONSIDERATIONS

Scope of Discussion

This summary solely addresses the principal Luxembourg tax consequences of the acquisition, ownership and disposal of shares in Lux Criteo and does not purport to describe every aspect of taxation that may be relevant to a particular holder. Accordingly, a holder is urged to consult its, his or her own tax advisor.

Where in this summary English terms and expressions are used to refer to Luxembourg concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Luxembourg concepts under Luxembourg tax law.

This summary is based on the tax law of Luxembourg (unpublished case law not included) as it stands at the date of this proxy statement / prospectus. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

This overview assumes (i) that each transaction with respect to the shares in Lux Criteo is at arm’s length, (ii) that the shares in Lux Criteo are treated as equity for Luxembourg tax purposes, and (iii) the holders of the shares in Lux Criteo are deemed to hold participations in Lux Criteo directly for Luxembourg tax purposes.

The summary in this Luxembourg taxation paragraph does not address the Luxembourg tax consequences for a holder of shares in Lux Criteo who:

(i)

is an investor as defined in a specific law (such as the law on family wealth management companies of 11 May 2007, as amended, the law on undertakings for collective investment of 17 December 2010, as amended, the law on specialized investment funds of 13 February 2007, as amended, the law on reserved alternative investment funds of 23 July 2016, the law on securitisation of 22 March 2004, as amended, the law on venture capital vehicles of 15 June 2004, as amended and the law on pension saving companies and associations of 13 July 2005);

(ii)	is, in whole or in part, exempt from tax; or

(iii)

acquires, owns or disposes of shares in Lux Criteo in connection with a membership of a management board, a supervisory board, an employment relationship, a deemed employment relationship or management role.

Material Luxembourg Tax Consequences of the Conversion for the Company

Although the Company will become subject to Luxembourg tax as a result of the transactions constituting the Conversion, the Conversion itself will not trigger any Luxembourg corporate income taxes on the Company, except that the transfer of the statutory seat of the Company to Luxembourg should be subject to a flat registration duty of EUR 75.

Post-Conversion Consequences to Lux Criteo’s Shareholders

Withholding Tax

Distributions of profits under the shares in Lux Criteo are in principle subject to a withholding of fifteen percent in Luxembourg. A domestic exemption is available to corporate holders of shares in Lux Criteo who are inter alia of a legal form envisaged in article 2 of EU Directive 2011/96/EU, other fully taxable Luxembourg resident capital companies, or other fully taxable legal entities subject to a tax comparable to Luxembourg corporate income tax resident in a jurisdiction with whom Luxembourg has concluded a convention to eliminate double taxation, insofar as such holder has held or commits to hold a participation of at least ten percent of the Company or commits to hold a participation with an acquisition value of at least EUR 1,200,000 for at least twelve consecutive months on the date of distribution. The domestic exemption does not extend to individuals.

Taxes on capital gains

Non-resident holders of shares in Lux Criteo

Non-resident holders of shares in Lux Criteo that do not have a permanent establishment in Luxembourg to which the shares in Lux Criteo are attributable are only subject to Luxembourg income taxes in respect of any gains realized upon a disposal of the shares in Lux Criteo if they cumulatively (i) hold a substantial interest in the Company, and (ii) either (a) realize the gain less than six months following acquisition of the shares in Lux Criteo or (b) have been a Luxembourg resident taxpayer for more than 15 years and have become a non-resident less than five years before the realization of the capital gains on the shares. An interest is considered substantial when the shareholder, either alone or together with their spouse or partner or minor children, directly or indirectly holds more than ten percent of the capital in a company, or ten percent of a company’s assets where the company does not have capital, at any time during the five years preceding the date of disposal (a “Substantial Interest”).

Resident holders of shares in Lux Criteo

Individuals: Any benefits derived or deemed to be derived from or in connection with the shares in Lux Criteo that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, are generally subject to Luxembourg income tax. A gain realized by a resident individual, acting in the course of the management of that person’s private wealth, upon the sale or disposal, in any form whatsoever, of shares in Lux Criteo is not subject to Luxembourg income tax, provided this sale or disposal takes place more than six months after the shares in Lux Criteo are acquired and the individual does not hold a Substantial Interest in the Company, as elaborated upon above. Gains realized upon disposals of shares in Lux Criteo within six months of acquisition for participations amounting to a Substantial Interest in the Company are subject to progressive rates of Luxembourg personal income tax; gains realized more than six months after the acquisition thereof are subject to income tax according to the half-global rate method (i.e., the average rate applicable to the total income is calculated according to progressive income tax rates and half of the average rate is applied to the capital gains realized on the substantial participation).

Corporations: A corporate resident holder of shares in Lux Criteo must include any benefits derived or deemed to be derived from or in connection with the shares in Lux Criteo, including any gain realized on the sale or disposal, in any form whatsoever, of the shares in Lux Criteo, in its taxable income for Luxembourg income tax purposes. A domestic exemption is available on much the same basis as that for withholding tax, with the exception that the alternative threshold of EUR 1,200,000 is increased to EUR 6,000,000. Moreover, capital gains remain taxable up to the amount of expenses economically connected to the shares, but deducted from the taxable basis of the corporate resident holder, but may be off-set with tax losses carried forward, provided they have not been used to set-off otherwise taxable income and that they will have been used within 17 years as from their year of creation.

Net Wealth Tax

Corporate holder of shares in Lux Criteo resident in Luxembourg and non-resident corporate holders of shares in Lux Criteo that maintain a permanent establishment in Luxembourg to which or to whom such shares in Lux Criteo are attributable are subject to annual net wealth tax on their unitary value (i.e., non-exempt assets minus liabilities and certain provisions as valued according to the Luxembourg valuation rules), levied at a rate of 0.5% if the unitary value does not exceed EUR 500,000,000. A domestic exemption is available on the same basis as that for withholding tax, except it is not required to hold, or commit to hold, the participation for twelve consecutive months at such time that the net wealth tax is levied.

Individuals are not subject to Luxembourg net wealth tax.

Inheritance and Gift Tax

Where shares in Lux Criteo are transferred for non-consideration:

(i)

no Luxembourg inheritance tax is levied on the transfer of the shares in Lux Criteo upon the death of a holder of shares in Lux Criteo in cases where the deceased was not a resident or a deemed resident of Luxembourg for inheritance tax purposes;

(ii)

by way of gift, Luxembourg gift tax will be levied in the event that the gift is made pursuant to a notarial deed signed before a Luxembourg notary or produced for registration, directly or indirectly, before the Registration and Estates Department (Administration de l’enregistrement, des domaines et de la TVA).

Other Taxes and Duties

It is not compulsory that the shares in Lux Criteo be filed, recorded or enrolled with any court or other authority in Luxembourg. No registration tax, stamp duty or any other similar documentary tax or duty is due in respect of or in connection with the issue of shares in Lux Criteo, the performance by the Company of its obligations under the shares in Lux Criteo, or the transfer of the shares in Lux Criteo.

A fixed or ad valorem registration duty in Luxembourg may however apply (i) upon registration of the documentation pertaining to the shares in Lux Criteo, before the Registration and Estates Department (Administration de l’enregistrement, des domaines et de la TVA) in Luxembourg where this registration is not required by law (présentation à l’enregistrement), or (ii) if the documentation pertaining to the shares in Lux Criteo is (a) enclosed to a compulsory registrable deed under Luxembourg law, (acte obligatoirement enregistrable) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire).

OECD Pillar Two considerations

Further to the base erosion and profit shifting (“BEPS”) initiative, the OECD has proposed fundamental changes to the international tax system. The proposals (commonly now also referred to as “BEPS 2.0”) are based on two “pillars”, involving the reallocation of taxing rights (“Pillar One”), and a new global minimum corporate tax rate (“Pillar Two”).

Under Pillar One, “multinational enterprises” (“MNEs”) with an annual global turnover of (initially) at least EUR 20 billion would become subject to rules allocating 25% of profits in excess of a 10% profit margin to the jurisdictions within which they carry on business (subject to threshold rules). MNEs carrying on specific low-risk activities are excluded, including “regulated financial services” (yet to be defined). Pillar Two imposes a minimum effective tax rate of 15% on MNEs that have consolidated revenues of at least EUR 750 million in at least two out of the last four years (i.e., broadly those MNEs which are required to undertake country by country reporting). Pillar Two introduces two related tax measures (the “GloBE rules”): the income inclusion rule (“IIR”) imposes a top up tax on a parent entity where a constituent entity of the MNE group has low taxed income while the undertaxed profits rule (“UTPR”) applies as a backstop rule to allow group members to get a share of top-up tax on the profits of low-taxed constituent entities of the MNE group if the low-taxed constituent entity’s income is not taxed under a qualifying IIR. Additionally, a subject to tax rule will permit source jurisdictions to impose limited withholding taxes on low taxed related party payments, which will be creditable against the GloBE rules tax liability. Specified classes of entities which are typically exempt from tax are outside the scope of Pillar Two.

Pillar Two has been implemented in several large jurisdictions and many EU member states (including Luxembourg) as from tax years starting on or after 31 December 2023, with the IIR becoming applicable from the outset and the UTPR coming into effect possibly a year later (the exact timeline depends on the jurisdictions implementing the proposed rules); the schedule for Pillar One has become more uncertain. On 20 December 2021, the OECD released Pillar Two model rules providing a template for jurisdictions to translate the GloBE rules into domestic law and an initial commentary in March 2022. Further guidance has been and will continue being published by the OECD on specific items, and a template multilateral convention to implement the subject-to-tax rule has been released in September 2023. In the EU, member states have adopted a directive on the GloBE Rules in December 2022, which is largely inspired from the OECD model rules albeit deviates from them on certain aspects. The directive had to be implemented in national law in the course of 2023, so that the IIR could apply in tax years starting on or after 31 December 2023. The UTPR in principle has started applying one year later. Not all member states have passed an implementation law prior to that deadline. There are specific situations in which a further delay may apply in certain member states. Countries may also decide to implement domestic minimum top-up taxes in reaction to Pillar Two. Subject to or, as the case may be, as part of the development and implementation of both Pillar One and Pillar Two (including the related EU directive and the details of any domestic legislation, double taxation treaty amendments and multilateral agreements which are necessary to implement them), effective tax rates could increase within the structure or on its investments, including by way of higher levels of tax being imposed than is currently the case, possible denial of deductions or increased withholding taxes and/or profits being allocated differently and/or penalties could be due.

On June 26, 2025, the U.S. and the other G7 countries reached an agreement to not apply the IIR and the UTPR to constituent entities of US-parented groups. The details of the agreement remain unclear, including as regards the modalities of implementation and the achievement of a consensus between all members of the OECD Inclusive Framework. The implementation of such agreement may impact the application of Pillar Two and the level-playing field between different multinational groups.

The global regulatory environment, including the introduction of Pillar Two, adds uncertainty on the future business environment. It has however been concluded that the Conversion should not lead to adverse Luxembourg tax consequences under the current Pillar Two rules.

THE LUXEMBOURG TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH CRITEO SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

DESCRIPTION OF LUX CRITEO SHARES

Introduction

The following is a summary of the rights of holders of ordinary shares of Lux Criteo following the Conversion. These rights will be set out in the Lux Articles or are provided by applicable Luxembourg law. These rights may differ from those shareholders’ rights typically provided for in France.

This summary is not exhaustive and does not contain all information that may be important to you. For complete information, you should read the Lux Articles, the form of which (translated to English) is attached to this proxy statement / prospectus as Annex C. Pursuant to Luxembourg Law, the Company is required to also prepare its Lux Articles in one of the official languages of Luxembourg. The Company will therefore have an English version of the Lux Articles and a French version of the Lux Articles. In the event of any discrepancies between the English version and the French version, the Lux Articles will provide that the English version will prevail. By approving the English version of the Lux Articles, shareholders will be deemed to have approved the appropriate French translation.

General

Lux Criteo will be a public limited liability company (société anonyme) organized pursuant to the laws of the Grand Duchy of Luxembourg. Lux Criteo will be registered in Luxembourg in the Luxembourg Register of Trade and Companies (Registre du Commerce et des Sociétés) and will have a registration number.

Share Capital and Shares

Immediately following the Effective Time, the issued share capital, nominal value per share and number of issued shares in the share capital of Lux Criteo will be the same as the issued share capital, nominal value per share and number of issued shares in the share capital of French Criteo immediately prior to the Effective Time. The Company will have an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value.

Any amendments to the Lux Articles must be resolved upon (except where authority is otherwise given to the Board of Directors in the Lux Articles) at an extraordinary general meeting of the shareholders of the Company held in the presence of a Luxembourg notary. See “—General Meetings and Voting of Shareholders”.

Shares will be issued in registered form only. Lux Criteo will be entitled to treat the registered holder of any of its ordinary shares as the absolute owner thereof and will not be bound to recognize any equitable claim or other claim or interest in such shares on the part of any other person.

Where shares are recorded in the register(s) on behalf of one or more persons in the name of a securities settlement system or the operator of such a system and recorded as book-entry interests in the securities accounts of a professional depository or sub-depository designated by one or more depositaries, the Company will permit the depository of such book-entry interests to exercise the rights attaching to the shares corresponding to book-entry interests to exercise the rights attaching to the shares corresponding to the book-entry interests of the relevant holder, including receiving notices of general meetings, admission to and voting at general meetings, and shall consider the Depository to be the holder of the shares corresponding to the book-entry interests.

The Board of Directors will be generally and unconditionally authorized for a period of five years from the date of the Constat Deed passed by the Luxembourg notary in the context of the Conversion to issue new shares up to a maximum of the authorized but unissued share capital of Lux Criteo. Such issue may include a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital in accordance with Luxembourg law and in order to comply with the Company’s obligations to deliver shares to (i) the holders of time-based restricted stock units issued prior to the effectiveness of the Conversion pursuant to the terms and conditions of the Amended and Restated 2015 Time-Based Restricted Stock Units Plan, adopted by the Board of Directors on April 23, 2020, as last amended on April 15, 2024, and/or (ii) the holders of the performance-based restricted stock units issued prior to the effectiveness of the Conversion pursuant to the terms and conditions of the Amended and Restated 2015 Time-Based Restricted Stock Units Plan adopted by the Board of Directors on April 23, 2020, as last amended on April 15, 2024. Shares may also be issued for cash, including the setting off of claims against the Company that are certain, due and payable, for payment in kind and for the reallocation of the share premium, profit reserves or other reserves of the Company. Attached as Annex B to this proxy statement / prospectus is a report of the Board of Directors detailing the reasons for the limitation or withdrawal of the pre-emptive subscription rights in respect of the issuance of new shares from Lux Criteo’s authorized share capital, in accordance with Article 420-26(5) of the Luxembourg Company Law. Pursuant to Article 420-26(6) of the Luxembourg Company Law, where the authorization to the Board of Directors relates to allocation of shares to be issued free of charge, the provisions of Article 420-26(5) of the Luxembourg Company Law shall apply subject to the provisions of Article 420-26(6) of the Luxembourg Company Law and the aforementioned authorization granted by the general meeting shall by operation of law, operate as a waiver by the existing shareholders of their preferential subscription right for the benefit of the receipts of the shares allotted free of charge. Pursuant to the Lux Articles, the Company’s shareholders will authorize the Board of Directors to limit or withdraw the statutory pre-emptive rights for any issuance or issuances of ordinary shares within the scope of our authorized share capital for a period of five years from the date of the Constat Deed passed by the Luxembourg notary for the Conversion.

Shares in Lux Criteo may be issued either at their nominal value, or at a premium as the shareholders of Lux Criteo may resolve upon at an extraordinary general meeting held in the presence of a Luxembourg notary, or as may be determined by the Board of Directors pursuant to the five-year authority to issue shares from the authorized share capital.

Repurchase of Shares and Article 430-15 of the Luxembourg Company Law

The Lux Articles will authorize the Board of Directors to repurchase Lux Criteo shares in accordance with Article 430-15(1) of the Luxembourg Company Law, without prejudice to the principle of equal treatment of all shareholders who are in the same position and only subject to the following conditions set forth in Article 430-15(1) of the Luxembourg Company Law:

(a)

the authorization to acquire shares shall be given by the shareholder general meeting, which will determine the terms and conditions of the proposed repurchase and in particular the maximum number of shares to be repurchased, the duration of the period for which the authorization is given and which may not exceed five years and, in the case of acquisition for value, the maximum and minimum consideration. The Board of Directors must satisfy itself that, at the time of each authorized repurchase, the conditions set out under (b) and (c) below are respected;

(b)

the repurchase (including shares held in treasury from previous transactions and shares acquired by a person acting in its own name but on behalf of the Company) may not have the effect of reducing the net assets below certain thresholds prescribed by the Luxembourg Company Law;

(c)	only fully paid-up shares may be included in the repurchase program; and

(d)

equal treatment of shareholders who are in the same position is to be respected, unless the repurchase is unanimously approved by a shareholder general meeting at which all the shareholders were present or represented. However, listed companies, like Lux Criteo, may repurchase their own shares on the stock exchange without an acquisition or repurchase offer having to be made to the shareholders.

Under the Lux Articles, for a period of 18 months from the Effective Time, in accordance with Article 430-15(1) of the Luxembourg Company Law, and any other applicable laws and regulations (including any rules and regulations of any stock market, exchange or securities settlement system on which the shares are traded, as may be applicable to the Company), the Board of Directors on the Company’s behalf is authorized to acquire and hold its own shares, from time to time, provided that:

(A)	the shares hereby authorized to be acquired shall all be fully paid-up issued shares;

(B)

the maximum number of shares purchased, acquired or received by the Company shall be 11,000,000 (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time);

(C)	in the case of acquisition for value, the price to be paid for each share shall be as follows:

(i)

in the case of acquisitions other than in the circumstances set forth under (ii) below, a net purchase price for each share which shall be (x) no less than the nominal value of the share and (y) no more than 50% above the highest Closing Price, over the 10 trading days preceding the date of the acquisition (or as the case may be the date of the commitment to the transaction); or

(ii)

in the case of a tender offer where a formal offer is published, a net purchase price or a purchase price range for each share, each time within the following parameters: (x) no less than the nominal value of the share and (y) no more than 50% above the Closing Price over the 10 trading days preceding the publication date, provided however, that if the Closing Price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to account for such fluctuations;

the acquisition of shares made in accordance with the foregoing authorization may be carried out for any purpose as may be permitted under applicable law, including, but not limited to, securing availability of shares for any Share Rights and/or other share-based incentive plans as may be implemented by the Company from time to time (including, for the avoidance of doubt, prior to the Effective Time), offering shares in the context of acquisitions of other businesses or reducing the share capital of the Company;

(D)

the acquisitions, including the shares previously acquired and held by the Company, and shares acquired by a person acting in its own name but on the Company’s behalf, must not result in the net assets of the Company being reduced below the thresholds set forth in paragraphs (1) and (2) of Article 461-2 of the Luxembourg Company Law; and

(E)

the offer to acquire must be made on the same conditions to all shareholders being in similar situation, except for the acquisitions decided unanimously at a general meeting at which all the shareholders were present or represented; as long as the Company is a listed company, it may acquire its own shares on the stock exchange without the need to make an acquisition offer to the shareholders.

Lux Criteo is further authorized to repurchase shares, (i) in circumstances where the acquisition of the Company’s own shares is necessary to prevent imminent harm to the Company subject to the conditions set forth in Article 430-15(2) of the Luxembourg Company Law, and (ii) for the distribution of repurchased shares to the staff of Lux Criteo or to the staff of a company with which it is in a control relationship (being a relationship existing between a parent and a subsidiary in the case referred to in Article 1711-1 of the Luxembourg Company Law), subject to the conditions set forth in Article 430-15(3) of the Luxembourg Company Law.

In accordance with the conditions of Article 430-16 of the Luxembourg Company Law, the restrictions on acquisition of existing own shares as set out above under (a) to (d) are not applicable to acquisitions of Lux Criteo’s shares in certain specific circumstances, such as, but not limited to:

(i)	shares acquired pursuant to a decision of the shareholders meeting to reduce the share capital or acquisition of redeemable shares under the circumstances permitted by law;

(ii)	shares acquired as a result of a universal transfer of assets (e.g., a merger or a demerger);

(iii)	fully paid-up shares acquired free of charge or acquired by banks and other financial institutions pursuant to a purchase commission contract;

(iv)

shares acquired by reason of a legal obligation or a court order for the protection of minority shareholders, particularly in the event of a merger, demerger, transfer abroad of the registered office, a change in the company’s object or legal form or the introduction of restrictions on the transfer of shares;

(v)	shares acquired from a shareholder in the event of failure to pay them up;

(vi)	fully paid-up shares acquired pursuant to an allotment by court order for the payment of debt owed to the company by the owner of the shares.

The aforementioned share repurchases may not have the effect of reducing the net assets below the aggregate of the subscribed capital and the reserved capital which may not be distributed under Luxembourg law.

Repurchased shares may be cancelled by a decision of the shareholders at a general meeting or pursuant to the authorization granted to the Board of Directors under the Lux Articles. Repurchased shares may be held as treasury shares.

In determining that the Company would have the ability to acquire and hold up to 11,000,000 of its own shares (not including shares acquired and held in treasury prior to the Effective Time) pursuant to the Lux Articles, the Board of Directors determined that, among other reasons, it would be advisable to have the ability to repurchase such shares to mitigate dilution to current shareholders resulting from the vesting of equity awards under any Company’s long term incentive plans. Also, it would provide the Board of Directors with the flexibility to deploy dynamic capital management programs, enabling timely responses to market volatility, the execution of strategic capital returns to shareholders and the ability to take advantage of periods when the Company’s shares trade below intrinsic value.

Following the Conversion and the adoption of the Lux Articles, the Board of Directors intends from time to time to cancel any number of its own shares held in treasury in excess of 10% of the outstanding aggregate number of shares.

Following the Conversion and the adoption of the Lux Articles, the Board of Directors intends to suspend the right to dividends with respect to its own shares held in treasury and maintain the distributable profit at the same amount and allocate it among the shares in respect of which the exercise of the rights is not suspended, and matured coupons (dividend entitlements) in respect of shares held in treasury will be cancelled.

Squeeze-Out

The Lux Articles will include a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in the Company (provided that the Board of Directors with at least a two-thirds majority of the directors present or represented recommends to the Company’s shareholders that they accept the offer) if, during a specified offer period of at least one month, the offeror acquires a number of shares which, together with the shares already owned by such offeror prior to the offer, represents at least 95% of the shares of Lux Criteo in issue.

Upon reaching of this threshold and closing of the offer period, the acquiror will be entitled to serve a compulsory acquisition notice to all remaining shareholders within 30 days of the close of the offer, indicating its intention to acquire all (and not less than all) of the outstanding shares not already owned. Such sale must be made on the same terms and subject to the same conditions as the offer for all shareholders.

Upon delivery of the compulsory acquisition notice, the sale and purchase of the remaining shares will be deemed to have validly occurred in accordance with Luxembourg law. The chairperson of the Board of Directors, or another designated appointee, will be authorized under the Lux Articles to take all necessary steps, including to execute all necessary documents on behalf of the remaining shareholders upon delivery to Lux Criteo of the consideration for their shares. Lux Criteo will be required to deliver such consideration to the remaining shareholders. If in the opinion of the Board of Directors it is not reasonably practicable to deliver such consideration at that time, Lux Criteo will deposit the relevant amount into a separate bank account in its name, to be held in trust for the benefit of the applicable remaining shareholders until such time as the Board of Directors determines that it is appropriate.

Exclusive Forum

The Lux Articles will provide that the competent courts in the Grand Duchy of Luxembourg will be the exclusive forum for any disputes arising out of or in connection with the Lux Articles, notably (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary or other duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Luxembourg Company Law, or (iii) any action or proceeding asserting a claim or otherwise related to the affairs of the Company. However, the foregoing will explicitly not apply to (x) suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations promulgated thereunder or any other claim for which the U.S. federal courts have exclusive jurisdiction and (y) any complaint asserting a cause of action arising under the Securities Act, for which the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution thereof unless the Company consents in writing to the selection of an alternative forum. The exclusive forum provisions in the Lux Articles will not relieve us of our duties to comply with U.S. federal securities laws and the rules and regulations thereunder and, accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in U.S. federal courts. Our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Dividends

Subject to the Luxembourg Company Law, the Lux Articles will authorize the Board of Directors to declare interim dividends. Where the payments made on account of interim dividends exceed the amount of dividends subsequently approved by the shareholders at a general meeting, they will, to the extent of the overpayment, be deemed to have been paid on account of the next dividend. Dividends may only be declared from the distributable reserves available to the Company calculated in accordance with Luxembourg law.

A general meeting of shareholders called to approve the accounts of the financial year may grant to each shareholder, for all or part of the dividend available for distribution, a choice between payment in the form of cash or in the form of shares. In the same manner, each shareholder may be granted, for all or part of the interim dividends declared by the Board of Directors in accordance with the Lux Articles, a choice between payment of such interim dividends in the form of cash or in the form of shares.

Regular dividends are, in principle, subject to a Luxembourg withholding tax of 15%. Any repurchase of shares or repayment of capital or share premium is, under certain circumstances, also subject to 15% Luxembourg withholding tax, for example, to the extent the Company has distributable reserves or profits generated following the Conversion. If Lux Criteo were to make any such taxable payment, it would, in principle, be required to withhold at the 15% rate and remit the withheld amounts to the Luxembourg tax authorities within 8 days from the date the dividend becomes available. See “Risk Factors—After the Conversion, dividends you receive will generally be subject to Luxembourg dividend withholding tax”. Criteo recommends that shareholders consult their own tax advisors as to the tax consequences of holding shares in and receiving share capital, share premium and dividend payments from Lux Criteo.

Following the Conversion and the adoption of the Lux Articles, the Board of Directors intends to suspend the right to dividends with respect to its own shares held in treasury and maintain the distributable profit at the same amount and allocate it among the shares in respect of which the exercise of the rights is not suspended, and matured coupons (dividend entitlements) in respect of shares held in treasury will be cancelled.

General Meetings and Voting of Shareholders

The shareholders may be convened to general meetings of shareholders by the Board of Directors or following a request from shareholders representing at least one-tenth of the share capital. Shareholders holding at least one tenth of the share capital of the Company may request that one or more additional items be put on the agenda of any general meeting. This request shall be sent to the registered office by registered mail at least five days prior to the holding of the convened general meeting.

Written notice of any general meeting of shareholders will be given to all shareholders by means of a registered letter or other means in accordance with applicable law, including by means of electronic transmission and/or posting on an electronic network at least ten days prior to the date of the meeting, or longer as may be required by any applicable regulatory body or stock exchange having jurisdiction over the Company. The Board of Directors may be convened to the general meetings they did not convene themselves and are in any case entitled to participate in the same.

An extraordinary general meeting may only amend the Lux Articles if a majority of the share capital is present or represented and the agenda indicates the proposed amendments to the Lux Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second general meeting is to be convene and shall deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote. Such amendments require the affirmative vote of at least two-thirds of the votes cast in the first or second meeting.

If provided for in the relevant convening notice, any shareholder may vote by using the forms provided by the Company for that purpose, in accordance with the provisions of the Lux Articles and, for the avoidance of doubt, will be counted for the purposes of determining quorum and majority requirements. The Board of Directors may in its sole discretion authorize each shareholder to vote at a general meeting of shareholders through a signed voting form sent by post, electronic mail or any other means of communication authorized by the Board of Directors to the Company’s registered office or to the address specified in the convening notice. The Company will only take into account voting forms received no later than one business day prior to the time of the general meeting to which they relate. For the avoidance of doubt, shareholders may not vote by voting forms where the Board of Directors has not authorized such voting method for a given general meeting. If provided for in the relevant convening notice, a shareholder may participate in any general meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting.

Any shareholder is entitled to be admitted to any general meeting. However, the Board of Directors may determine a date and time preceding the general meeting of shareholders as the record date for admission to and voting at such meeting in accordance with applicable laws and regulations. The Board of Directors may determine further conditions that must be fulfilled by the shareholders for them to take part in any general meeting and shorten or prolong periods for receipt of proxies and voting forms in the convening notice.

A shareholder may grant a written power of attorney to another person (who need not be a shareholder), in order to be represented at any general meeting. In such case, the shareholder will be duly represented and counted for the purposes of determining quorum and majority requirements. If a shareholder votes by means of proxy, the proxy shall be deposited at the registered office of the Company or with an agent of the Company duly authorized to receive such proxies. Proxies may be delivered in original form by hand or postal mail, or in copy form by electronic mail, or any other means of communication authorized by the Board of Directors to the Company’s registered office or to the address specified in the convening notice. The Company will only take into account proxies received no later than one business day prior to the time of the general meeting to which they relate.

The ordinary shareholders’ meetings, whether convened on first or second notice, may only validly deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote.

Dissolution of Lux Criteo

Lux Criteo may only be placed into voluntary dissolution if shareholders representing two-thirds of the votes cast in favor of such dissolution at an extraordinary general meeting. In the event of a dissolution of Lux Criteo, one or more liquidators will be appointed, and their powers and remuneration will be determined, by the shareholders at a general meeting. If the liquidator is a legal person, the physical person representing it must also be designated. Unless otherwise decided by the general meeting of shareholders, the liquidators shall have full power to realize the Company’s assets and pay its liabilities. The surplus (if any) after realization of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them.

Under Luxembourg law, the Board of Directors must, within two months from the time that the Board of Directors knows or should have known that the assets of Lux Criteo fall below half of its share capital, prepare a special report for the benefit of the shareholders in which it sets out the causes of the financial situation and justifies its proposals and convenes a general meeting. At such meeting, the shareholders will be given the opportunity to resolve on the possible dissolution of the Company and, as the case may be, on any other measures proposed by the management body to redress the financial situation of the Company. The voting thresholds required for dissolution are at least two-thirds of the votes cast if the net assets fall below half of the Company’s share capital and at least one quarter of the votes cast if the net assets fall below one quarter of the Company’s share capital. In both cases above, there is a quorum requirement of at least half of the Company’s share capital being present or represented at the general meeting. If such quorum is not satisfied on first convening, a second general meeting can be convened.

Composition of the Board of Directors

The Board of Directors will consist at all times of no less than three and no more than 10 directors. Directors are appointed by the shareholders at a general meeting for two-year terms and may be re-elected at the end of each term. If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the next general meeting of shareholders. The Board of Directors will continue to comply with Nasdaq corporate governance guidelines, including by having independent directors comprising a majority thereof.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares following completion of the Conversion will be Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Ryall Street, Canton, MA, 02021.

Listing and Regulatory Matters

In connection with the Conversion, we intend to list Lux Criteo’s ordinary shares on Nasdaq under the ticker symbol “CRTO”. Criteo will continue to have a class of securities registered under Section 12 of the Exchange Act with the SEC and remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq. Following the Conversion, the Company will continue to prepare consolidated financial statements in accordance with U.S. GAAP as applied in the United States for SEC purposes as it currently does and has done historically.

SHAREHOLDERS ARE ADVISED TO REVIEW THE LUX ARTICLES IN FULL, THE FORM OF WHICH (TRANSLATED TO ENGLISH) IS ATTACHED TO THIS PROXY STATEMENT / PROSPECTUS AS ANNEX C.

SHAREHOLDERS ARE ALSO REFERRED TO THE SECTION IN THIS PROXY STATEMENT / PROSPECTUS ENTITLED “COMPARISON OF RIGHTS OF SHAREHOLDERS” FOR FURTHER INFORMATION.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your current rights as a shareholder are governed by French law and the French By-Laws. In addition, the Deposit Agreement sets out the rights of ADS holders. After the Conversion, your rights will be governed by Luxembourg law and the Lux Articles, and the Deposit Agreement will be terminated.

Many of the principal attributes of our shares will be similar. There are, however, differences between your rights under Luxembourg law and under French law, and there are differences between the French By-Laws and the Lux Articles, the form of which (translated to English) is attached to this proxy statement / prospectus as Annex C, that will apply to us after we convert into a Luxembourg company.

This summary is not an exhaustive review of the French Commercial Code and the Luxembourg Company Law. Reference should be made to the full text of the French Commercial Code and the Luxembourg Company Law and the regulations thereunder for particulars of any differences between them, and to the French By-Laws and the Lux Articles. Shareholders should consult their legal or other professional advisors with regard to the implications of the Conversion which may be of importance to them.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
Share Capital and Authorized Shares	The share capital amounts to EUR 1,391,497.375. It is divided into 55,659,895 shares with a par value of EUR 0.025 each, fully paid.

Immediately following the Effective Time, the issued share capital, number of issued shares and nominal value per share in the share capital of Lux Criteo will be the same as the issued share capital, number of issued shares and nominal value per share in the share capital of French Criteo immediately prior to the Effective Time. The Company will have an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value.

The Board of Directors will be authorized, for a renewable period of up to five years, to (i) issue new shares, (ii) grant any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, and issue warrants or similar instruments to subscribe for new shares and (iii) issue any other instruments convertible into or repayable by or exchangeable for new shares, within the limits of the authorized capital.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
Dividends

The Company must form a legal reserve equal to 10% of its share capital. As long as this legal reserve has not been constituted, 5% of the annual profit is allocated to the legal reserve.

Dividends may only be paid out of “distributable profits,” or “distributable reserves” that the shareholders decide to make available for distribution. In any case, dividends, if any, must be taken, in priority, from the distributable profits of the financial year.

•

“Distributable profits” are the net profits for each financial year, reduced by losses carried forward from prior years and amounts to be allocated to the legal reserve and/or increased by the carried forward profits from prior years.

•

“Distributable reserves” include the contribution paid by shareholders over the par value of their shares for their subscription that the shareholders decide to make available for distribution; they exclude the legal reserve as well as revaluation surplus (equity account recording the excess of restated assets over historical cost), which may not be distributed.

Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed.

Payment of dividends declared at the shareholders’ meeting approving the financial accounts for the financial year must be made within nine months after the end of the financial year.

The shareholders’ meeting approving the financial accounts for the financial year may grant each shareholder, for all or part of the dividend to be distributed, a

The Company must form a legal reserve equal to 10% of its issued share capital. As long as this legal reserve has not been constituted, an amount of at least 5% of any net annual profits generated by the Company must be allocated to such legal reserve pursuant to Luxembourg law and the Lux Articles.

Pursuant to Luxembourg Company Law, distributions (including, in particular, the payment of dividends and of interest relating to shares) may not exceed the amount of the profits at the end of the last financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and sums to be placed in reserve.

Except in case of a share capital reduction, no distribution can be made to shareholders when, on the closing date of the last financial year, the net assets as set out in the last approved annual accounts are, or following such a distribution would become, lower than the amount of the subscribed capital plus the reserves which may not be distributed under Luxembourg law or by virtue of the Lux Articles.

Pursuant to the Lux Articles, payment of ordinary dividends declared at the shareholders’ meeting approving the financial accounts for the financial year must be made within nine months after the end of the financial year.

The shareholders’ meeting approving the financial accounts for the financial year may grant each shareholder, for all or part of the dividend to be distributed, a choice between payment in cash or in shares. The same applies to interim dividends declared by the Board of Directors.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

choice between payment in cash or in shares. The same applies to interim dividends.

Before the approval of the annual financial accounts and the setting of a dividend by the annual shareholders’ meeting, an interim dividend may be distributed by the Board of Directors. In such a case, the Board of Directors decides upon financial accounts certified by the statutory auditor that show a profit since the end of the last financial year.

Dividends are to be distributed to the shareholders in proportion to the shares held by each of them.

Interim dividends may be declared by the Board of Directors at any time if the following conditions are met:

•

the Board of Directors draws up interim accounts;

•

the interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal reserve;

•

the Board of Directors’ decision to distribute an interim dividend cannot be taken more than two months after the date of the interim accounts; and

•

the supervisory auditor (commissaire) or the statutory auditor (réviseur d’entreprises), as applicable, must prepare a report addressed to the Board of Directors which must verify whether the above conditions have been met.

Dividends are to be distributed to the shareholders in proportion to the shares held by each of them.

Following the Conversion and the adoption of the Lux Articles, the Board of Directors, intends to suspend the right to dividends with respect to its own shares held in treasury and maintain the distributable profit at the same amount and allocate it among the shares in respect of which the exercise of the rights is not suspended, and matured coupons (dividend entitlements) in respect of shares held in treasury will be cancelled.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
Issuance of Shares	New shares can be issued by (i) the shareholders’ extraordinary meeting with the approval of at least two-thirds of the votes cast or (ii) the Board of Directors upon delegation of authority granted by the extraordinary shareholders’ meeting under the limitations set forth therein (e.g., the maximum nominal amount of such increase(s), the minimum price and the duration of the delegation, which may not exceed 26 months).	New shares can be issued by (i) the shareholders’ extraordinary meeting with the approval of at least two-thirds of the votes cast or (ii) the Board of Directors within the authorized share capital as set forth above under “Share Capital and Authorized Shares.”

Pre-Emptive Rights

In the event of an issuance of shares or other securities for cash or set-off against cash debts, existing shareholders have preferential subscription rights on a pro rata basis, unless these rights are waived by a two-thirds majority of the votes cast by the shareholders present or represented at the extraordinary shareholders’ meeting approving the capital increase. If such rights are not waived, each shareholder may individually elect to exercise, assign or not exercise its preferential subscription rights.

Current shareholders of French Criteo have waived their preferential subscription rights with respect to certain outstanding authorizations/delegations granted by the shareholders’ meetings, authorizing the Board of Directors to: (i) grant options to subscribe for new ordinary shares; (ii) grant time-based and performance-based restricted stock units to employees and corporate officers of the Company and to employees of its subsidiaries; (iii) issue shares or securities in connection with a public offering; (iv) issue shares or securities for the benefit of a Company savings plan (plan d’épargne d’entreprise); (v) issue shares or securities for the benefit of underwriters; and (vi) issue additional shares in connection with a capital increase (green shoe option).

Under Luxembourg law, in the event of an issuance of shares for cash, existing shareholders have preferential subscription rights on a pro rata basis. They may nevertheless be limited or withdrawn in relation to an increase of share capital made within the authorized share capital by approval of at least two-thirds of the votes cast at a shareholders’ extraordinary meeting, in each case for a period not to exceed five years.

Pursuant to the Lux Articles, the shareholders authorize the Board of Directors to limit or withdraw the preferential subscription rights in respect of any new shares to be issued within the authorized share capital.

Repurchase of Shares	Shareholders at a general meeting may authorize the Board of Directors to repurchase shares for the following	Under Luxembourg law the authorization to repurchase shares are

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

purposes only: (a) retaining and allocating said shares to employees; (b) selling relevant shares to any shareholders willing to purchase them on the occasion of a sale organized by the company itself within three months of each annual ordinary shareholders’ meeting; or (c) facilitating an external growth transaction or a reorganization transaction (merger, spin-off, or contribution).

The number of shares purchased by the company may not exceed (i) 10% of its share capital where the repurchase is authorized for any purpose specified in clause (a) or (b) of the preceding paragraph, and (ii) 5% of the share capital where the repurchase is authorized for any purpose specified in the clause (c) of the preceding paragraph.

The shareholders at an extraordinary shareholders’ meeting may also decide a share capital reduction not motivated by losses and authorize the Board of Directors to purchase a specified number of shares in view of their cancellation.

The shareholders’ meeting held on June 13, 2025 authorized the Board of Directors to buy back shares of the Company subject to a minimum purchase price per share of $17.47 and a maximum purchase price per share of $56.51. The use of such repurchased shares is restricted to (i) underlying incentive instruments for the employees and officers, (ii) using shares as consideration for potential future acquisitions and (iii) allocating them to shareholders of the Company who, within five years of their repurchase, notify the Company of their intention to acquire them in connection with an offering for sale organized by the Company in accordance with the conditions set out in Article L. 225-209-2 of the French Commercial Code. Any share buybacks carried out given by the shareholders’ meeting, under the following conditions:

•

the authorization shall determine the maximum number of shares to be acquired, the duration of the period for which the authorization is given (and which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;

•

the acquisition (including the holding of shares in treasury from previous transactions and shares acquired by a person acting in his own name but on behalf of the company) may not have the effect of reducing the net assets of the Company lower than the amount of the issued share capital plus the reserves, which may not be distributed by law or under the Lux Articles;

•

the repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company, the Company may repurchase its shares on the stock exchange without having to make an offer to all of its shareholders; and

•

only fully paid-up shares may be repurchased.

No prior authorization by the shareholders’ meeting is required (i) if the acquisition is made to prevent serious and imminent harm to the Company, provided the Board of Directors informs the next shareholders’ meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either the Company or by a person acting on behalf of the Company with a view to

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
pursuant to this authorization shall not, at any time, exceed 10% of the share capital of the Company, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition or similar transaction, the maximum number of shares that may be purchased for these purposes shall not at any time exceed 5% of the share capital of the Company.

distribute the shares to the staff of the Company or to the staff of a company with which it is in a control relationship in accordance with Luxembourg law, provided that the distribution of such shares is made within 12 months from their acquisition.

Luxembourg law provides for certain further situations where the Company can acquire own shares and in which the above conditions do not apply. Such acquisitions, and any shares so acquired, are subject to certain further conditions set forth under Luxembourg law, including, without limitation, (i) not to have the effect of reducing the Company’s net assets below the aggregate of subscribed capital and those reserves which may not be distributed by law or under the Lux Articles and, (ii) any shares so acquired have to be disposed and/or cancelled within a specific period, and subject to certain conditions, set forth under Luxembourg law.

The Lux Articles provide authorization for a period of 18 months from the Effective Time to the Board of Directors to acquire and hold own shares in accordance with Article 430-15(1) of the Luxembourg Company Law, pursuant to the following terms:

(a)   the shares so authorized to be acquired shall all be fully paid-up issued shares;

(b)   the maximum number of shares acquired by the Company shall be 11,000,000 (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time);

(c)   in the case of acquisition for value, the price to be paid for each share shall be as follows:

(i) in the case of acquisitions other than in the circumstances

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

set forth under (ii) below, a net purchase price for each share which shall be (x) no less than the nominal value of the share and (y) no more than 50% above the highest Closing Price, over the 10 trading days preceding the date of the acquisition (or as the case may be the date of the commitment to the transaction); or

(ii)  in the case of a tender offer where a formal offer is published, a net purchase price or a purchase price range for each share, each time within the following parameters: (x) no less than the nominal value of the share and (y) no more than 50% above the Closing Price over the 10 trading days preceding the publication date, provided however, that if the Closing Price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to account for such fluctuations;

(d)   the acquisitions, including the shares previously acquired and held by the Company, and shares acquired by a person acting in its own name but on the Company’s behalf, must not result in the net assets of the Company being reduced below the thresholds set forth in paragraphs (1) and (2) of Article 461-2 of the Luxembourg Company Law; and

(f)   the offer to acquire must be made on the same conditions to all shareholders being in similar situation, except for the acquisitions decided unanimously at a general meeting of shareholders at which all the shareholders were present or represented; as long as the Company is a listed company, it

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

may acquire its own shares on the stock exchange without the need to make an acquisition offer to the shareholders.

The acquisition of shares made in accordance with the foregoing authorization may be carried out for any purpose as may be permitted under applicable law, including, but not limited to, securing availability of shares for any Share Rights and/or other share-based incentive plans as may be implemented by the Company from time to time (including, for the avoidance of doubt, prior to the Effective Time), offering shares in the context of acquisitions of other businesses or reducing the share capital of the Company.

Capital Reduction	The extraordinary shareholders’ meeting has the exclusive power to decide on a capital reduction, with a two-thirds majority of the votes cast by the shareholders present or represented.	The extraordinary shareholders’ meeting has the power to decide on a capital reduction, with a two-thirds majority of the votes cast by the shareholders present or represented. The Lux Articles include an authorization for a period of five years from the Effective Time to the Board of Directors, to cancel shares held in treasury from time to time, including any treasury shares acquired by the Company prior to the Effective Time. The Board of Directors, or a representative of the Board of Directors is authorized under the Lux Articles to appear before a public notary in Luxembourg for the purpose of amending the Lux Articles to reflect the share capital reduction resulting form the cancellation of any own shares held by the Company in accordance with the Lux Articles.

Voting Rights

Each share entitles the holder to one vote.

French law distinguishes between ordinary and extraordinary shareholders decisions.

The ordinary shareholders’ meeting decides by a majority of the votes cast by the shareholders present or represented.

Each share entitles the holder to one vote.

Lux law distinguishes between ordinary and extraordinary shareholders decisions.

The ordinary shareholders’ meeting decides by a majority of the votes cast by the shareholders present or

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

Ordinary shareholders decisions include the approval of the annual financial accounts, the appointment or replacement of the members of the Board of Directors, and other decisions as required by law or in accordance with the French By-Laws (in particular, approval of regulated agreements, ratification of the transfer of the registered office in the same département or an adjoining département).

The extraordinary shareholders’ meeting decides by a two-thirds majority of the votes cast by the shareholders present or represented, subject to certain exceptions for which unanimity is required. Extraordinary shareholders decisions include, among others, the modification of the French By-Law and share capital increases or decreases.

ADS holders are entitled to vote under the Deposit Agreement by providing instructions to the Depositary. If no instruction is received by the Depositary from an ADS holder as to how to vote such holder’s shares in respect of a matter: (i) in respect of known proposals, if the Company reasonably does not know of any substantial opposition to such matter and such matter is not materially adverse to the interests of shareholders, the Company may be given a proxy at its request to vote in accordance with the recommendation of the Board of Directors; and (ii) in respect of proposals subsequently added to the agenda (including during the meeting), the Company may be given a proxy to vote against.

represented. Ordinary shareholder decisions include the approval of the annual financial accounts, the appointment or replacement of the members of the Board of Directors, and other decisions as required by law or in accordance with the Lux Articles.

The extraordinary shareholders’ meeting decides by a two-thirds majority of the votes cast by the shareholders present or represented. Extraordinary shareholders decisions include a modification of the Lux Articles, mergers, demergers, cross-border conversions, voluntary dissolution of the company and other matters.

The Board of Directors may suspend the voting rights of any shareholder in breach of its obligations as described by the Lux Articles.

A shareholder may individually decide not to exercise, temporarily or permanently, all or part of his voting rights by means of formal waiver of its rights. The waiving shareholder is bound by such waiver and the waiver must be recognized by the company upon notification.

Number of Directors and Size of Board	The Board of Directors must be composed of at least 3 and no more than 10 directors.	The Board of Directors must be composed of at least 3 and no more than 10 directors.

Director Qualifications	Neither the French Commercial Code nor the French By-Laws contain provisions relating to the directors’ qualifications.

Neither the Luxembourg Company Law nor the Lux Articles contain provisions relating to the directors’ qualifications.

The are no restrictions applicable in respect of the age of the directors, number of directors who are parties to an

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

The number of directors being over the age of 70 years may not, at any time, exceed one-third of the total number of members of the Board of Directors in office.

The number of directors who are parties to an employment contract with the company shall not exceed one-third of the directors in office.

The proportion of directors of each gender may not be less than 40%.

employment contract with the Company nor any gender requirement.

Appointment / Election of Directors	The shareholders’ ordinary meeting appoints the directors and determines their number (subject to the minimum and maximum numbers described above).	The shareholders’ ordinary meeting appoints the directors and determines their number (subject to the minimum and maximum number of directors described above).

Directors Compensation

The shareholders’ ordinary meeting determines the annual global compensation amount for the members of the Board of Directors. Such global compensation amount is subsequently allocated by the Board of Directors among its members, based on their respective attendance to the board meetings and to special committees of the Board of Directors.

In addition, in remuneration of their work, directors receive additional fees for them to purchase Company shares on the open market.

Under Luxembourg law, the shareholders’ meeting approves the remuneration of the directors.

Vacancies

In case of a vacancy of one or more director positions due to death or resignation, the Board of Directors may, between two shareholders’ ordinary meetings, make temporary appointments, except if the number of directors goes below the legal minimum number of three members, in which case the remaining directors shall convene an ordinary shareholders’ meeting to fill the empty seats of the Board of Directors up to a number at least equal to the legal minimum number of directors.

The director appointed as a replacement for another remains in office for the remaining term of office of its

In case of a vacancy of one or more director positions due to death or resignation, the Board of Directors may, between two shareholders’ ordinary meetings, make temporary appointments.

The director appointed as a replacement for another remains in office for the remaining term of office of its predecessor. The confirmation of its appointment shall be subject to the approval by the next shareholders’ ordinary meeting.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
predecessor. The confirmation of its appointment shall be subject to the approval by the next shareholders’ ordinary meeting.
Term of Directors	Directors are appointed for a term of office of two years, which may be renewed. It expires at the end of the shareholders’ meeting called on to rule on the annual financial accounts for the preceding financial year and held in the year during which the term of office of the said director comes to an end.	Directors will be appointed for a term of office of two years, which may be renewed. It expires at the end of the shareholders’ meeting called on to approve the annual financial accounts for the preceding financial year and held in the year during which the term of office of the said director comes to an end.

Removal of Directors	A director may be removed at any time, with or without cause, at any shareholders’ ordinary meeting without notice, pursuant to a resolution passed by a simple majority vote of the shareholders present or represented.	A director may be removed at any time, with or without cause, at any shareholders’ ordinary meeting without notice, pursuant to a resolution passed by a simple majority vote of the shareholders present or represented.

Board Quorum and Vote Requirements

For the Board of Directors to validly deliberate, at least half of its members must be present or deemed present (i.e., if they participate in the meeting by means of telecommunication enabling them to be identified), or have voted by correspondence or participated in a written consultation.

Decisions of the Board of Directors (including by written consultation) shall be adopted by a majority of votes cast.

For the Board of Directors to validly deliberate, at least half of its members must be present or represented.

Decisions of the Board of Directors shall be validly adopted by a majority of the votes cast.

Circular resolutions are written resolutions signed by all the directors shall be valid and binding as if passed at a duly convened and held meeting of the Board of Directors, and shall bear the date of the last signature.

Annual Meetings of Shareholders

An annual meeting of the shareholders shall be held at least once a year, within six months of the end of the preceding financial year.

The annual meeting of shareholders is convened within the same time frame and under the same conditions as any other shareholders’ meeting.

The matters that must be approved at a shareholders’ annual meeting include (i) the approval of the statutory financial accounts for the past financial year, (ii) the approval of the consolidated financial accounts for the past financial year, if applicable; (iii) the approval of

An annual meeting of the shareholders shall be held at least once a year, within six months of the end of the preceding financial year. The annual meeting of shareholders is convened within the same time frame and under the same conditions as any other shareholders’ meeting and at the time and place specified in the notices.

The matters that must be approved at a shareholders’ annual meeting typically include (i) the approval of the statutory financial accounts for the past financial year, (ii) the approval of the consolidated financial accounts for the past financial year, if applicable; (iii) the approval of

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

the allocation of the results for the past financial year; (iv) the renewal of the members of the Board of Directors (if needed), (v) the annual amount of the directors’ compensation and (vi) the approval of the related-party agreements.

Shareholders’ meetings may be convened by: (i) the Board of Directors, (ii) the statutory auditors, (iii) a court appointed agent upon request of any interested party, the works council or one or more shareholders holding at least 5% of the share capital, (iv) a temporary administrator, (v) a liquidator under certain circumstances, or (vi) the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block, on the date decided by the Board of Directors or the relevant person.

the allocation of the results for the past financial year; (iv) the renewal of the members of the Board of Directors (if needed); and (v) the annual amount of the directors’ compensation.

Shareholders’ meetings may be convened by: (i) the Board of Directors, (ii) the supervisory auditor(s), if any, or (iii) following a request from shareholders holding at least 10% of the share capital.

Quorum for Stockholder Meetings	The shareholders’ meetings, whether ordinary or extraordinary, convened on first or second notice, may only validly deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote.

The ordinary shareholders’ meetings, whether convened on first or second notice, may only validly deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote.

Extraordinary shareholders meeting will require a quorum of at least one-half of the Company’s share capital if the quorum requirement is not fulfilled on the first convening, a second meeting can be called and deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote.

Notice of Annual and Special / Extraordinary Meetings of Shareholders

Notice of any shareholders’ meeting (avis de convocation) must be given at least 15 calendar days prior to the date of the meeting on first notice and 10 calendar days prior to the meeting on second notice.

Notice of all shareholders’ meetings must be given to all of the shareholders, to the statutory auditors and to the representatives of the works council.

Written notice of any general meeting shall be given to all shareholders (registered as such in the shareholders’ register) at least ten days prior to the date of the meeting or longer as may be required by any applicable regulatory body or stock exchange having jurisdiction over the Company, by means of a registered letter or other means in accordance with applicable law, including by means of electronic

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

Such notice must be sent by post or electronically (if the shareholder has chosen such a means of communication) and must indicate the place, date and hour of the meeting, as well as the agenda, type of meeting and proposed resolutions.

If provided for in the relevant convening notice, a shareholder may participate in any shareholders’ meeting by any means of telecommunication, enabling them to be identified, in addition to or excluding any other means of participation. Participation by such means is deemed equivalent to participation in person at the meeting. For shareholders’ extraordinary meetings only, one or more shareholders representing at least 25% of the share capital may object to the exclusive use of a means of telecommunication by which they can be identified transmission and/or posting on an electronic network. It shall indicate the place, date and hour of the meeting, as well as the agenda, type of meeting and proposed resolutions

If provided for in the relevant convening notice, a shareholder may participate in any shareholders’ meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting.

Calling Special / Extraordinary Meetings of Shareholders	Special meeting of shareholders are called under the same conditions as any other shareholders’ meeting.	Special meetings of shareholders are called under the same conditions as any other shareholders’ meeting.

Notice of Shareholder Proposals	The possibility for a shareholder to file a request to add an item to the agenda of the next shareholders’ meeting is subject to that shareholder holding a certain fraction of the share capital. Generally, in companies having a share capital amounting to a maximum of EUR 750,000, a shareholder must hold at least 5% of the share capital. In companies having a higher share capital, such as French Criteo, a shareholder representing (i) 4% of the first EUR 750,000 of the share capital and (ii) 2.5% of the share capital ranging from EUR 750,000 to EUR 7,500,000, may file a request to add an item to the agenda of the next shareholders’ meeting. This request must be sent (i) to the registered office of the Company, by registered letter with acknowledgment of receipt or by electronic means and (ii) at least 25 days before the date of the	One or more shareholders holding at least 10% of the share capital of the Company may request that one or more additional items be put on the agenda of any shareholders’ meeting. This request shall be sent to the registered office by registered mail at least five days prior to the holding of the convened shareholders’ meeting.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
shareholders’ meeting convened on first notice.
Stockholder Action by Written Consent	Shareholder decisions cannot be made by written consent in a French société anonyme, shareholders can exercise their voting rights at shareholders’ meetings.	Shareholder decisions cannot be made by written circular form, shareholders can exercise their voting rights at shareholders’ meetings.

Amendment of Governing Documents	Amendments to the French By-Laws that do not result in an increase in the liabilities of the shareholders must be approved by a two-thirds majority of the votes cast by the shareholders present or represented.	Amendments to the Lux Articles must be approved by a two-thirds majority of the votes cast at a shareholders’ extraordinary meeting held in front of a Luxembourg notary.

Duties and Powers of Directors

Under French law, directors do not have fiduciary duties in the same sense as under common law systems.

However, directors must perform their functions with the care and diligence that can be reasonably expected from someone in their position. This includes being properly informed, attending meetings of the Board of Directors, and making decisions based on adequate information. They also must act with loyalty, i.e., avoid situations where their personal interests conflict with those of the company.

Directors must also act within the scope of the company’s corporate purpose and in the best interest of the company (intérêt social).

The Board of Directors determines the orientation of the company’s activity and ensures that the decisions are implemented. Subject to the powers expressly granted to the shareholders meetings and within the corporate purpose, the Board of Directors may address any issue relating to the good operation of the company.

While Luxembourg law does not explicitly recognize the concept of “fiduciary duty” for directors as common law jurisdictions do, it considers that directors are bound by a mandate to the company which requires directors to uphold principles of loyalty, honesty, and good faith, always prioritizing the interests of the company as a standalone entity separate from its subsidiaries, shareholders, or other affiliated parties.

All powers not expressly reserved to the shareholders by the Luxembourg Company Law or the Lux Articles fall within the competence of the Board of Directors, which has full power to carry out and approve all acts and operations consistent with the company’s corporate object.

Related-Party Agreements / Conflict of Interest	Directors are prohibited from obtaining, in any form whatsoever, loans from the company, current account or other overdraft facilities from the company or to have the company provide a guarantee	The provisions on related-party transactions under the Luxembourg Company Law will not apply to the Company since its shares will not be traded on a regulated market in a Member State of the European Union.

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

or pledge securing their undertakings to third parties. The same prohibition applies to the CEO, deputy chief executive officers, and to the permanent representatives of directors that are legal entities. It also applies to spouses, ascendants, and descendants of the persons referred to in this paragraph, as well as to all intermediaries.

Agreements between the company and its executive officers or, in certain circumstances, its shareholders (i.e., a shareholder, individual or legal entity, holding more than 10% of the voting rights or any company controlling a shareholder company holding more than 10% of the voting rights), are subject to a two-stage control: prior approval of the agreement by the Board of Directors, followed by a vote by the shareholders’ ordinary meeting (after a special report by the statutory auditors on these agreements). Related-party agreements entered into or authorized in previous financial years and still in force must be reviewed annually by the Board of Directors. This procedure does not apply to agreements relating to ordinary transactions concluded under normal conditions (opérations courantes et conclues à des conditions normales).

Each director, a members of the management committee and the directeur général (chief executive officer) having a direct or indirect financial interest conflicting with that of the company in respect of a decision or operation/transaction carried out by the Board of Directors must advise the Board of Directors accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction shall be submitted to the shareholders at the next shareholders’ meeting, before any vote on any other resolution. When, due to a conflict of interest, the number of directors required by the Lux Articles for the deliberation and vote on a certain item is not reached, the Board of Directors may decide to defer the decision on that item to the shareholders’ meeting

Limitation on Liability of Directors

Directors’ liability cannot be limited by the bylaws of a French company or by any board of directors’ or shareholders’ action.

The directors have individual or joint civil liability towards the company either for violation of corporate law provisions, for breach of the French By-Laws, and/or for mismanagement (faute de gestion).

A shareholder may also bring an individual legal action against the directors, provided such shareholder has suffered distinct damages from those suffered by the company.

The directors are liable to the company in accordance with the general law on the execution of the mandate given to them and for any misconduct in the management of the company’s affairs.

The directors are jointly and severally liable towards either the company or any third parties for damages resulting from the violation of the Luxembourg Company Law or the Lux Articles.

In case of breach of duties, directors may face civil or criminal liability. The three main types of civil liability of directors under Luxembourg law are:

(i) contractual liability towards the Company for management errors on the grounds of breach of mandate;

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

The Company has procured director liability insurance, the purpose of which is to guarantee said directors against all financial consequences of any liability (excluding certain cases, such as any criminal liability) with respect to the performance of their office.

(ii)  civil liability towards the Company and third parties for violations of applicable laws or the Lux Articles; and

(iii)  civil liability on the grounds of general principles of torts.

A shareholder may also bring an individual legal action against the directors, provided such shareholder has suffered distinct damages from those suffered by the Company and that the shareholder can show that the director has committed separable misconduct, i.e. misconduct that is intentional, particularly serious and therefore incompatible with the normal performance of a director’s duties.

The Company will maintain in place director liability insurance, the purpose of which is to guarantee said directors against all financial consequences of any liability (excluding certain cases, such as any criminal liability) with respect to the performance of their office. The Lux Articles also includes a clause governing the indemnification principles of directors and other employees that may be covered under the indemnification arrangements of the Company.

Management	The Company is managed by the Chief Executive Officer, who is the legal representative of the Company, and who exercises his or her powers under the supervision of the Board of Directors.	The Company is managed by the Board of Directors, that may delegate its management powers, and the power to represent the Company with respect thereto, to a management committee or to a chief executive officer (directeur général), save for the transfer of any powers relating to the general policy of the Company or to any acts reserved to the Board of Directors on the grounds of any other provisions of the Luxembourg Company Law. The members of the management committee or the chief executive officer may or may not be members of the Board of Directors. The Board of Directors is in charge of supervising the management committee

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
or the chief executive officer. The Board of Directors may revoke the delegation to the chief executive officer given hereunder at any time with or without cause.

Management Liability

The chief executive officer (CEO) is held civilly liable, either individually or jointly with the directors and under the same conditions as the directors, for violation of corporate law provisions, for breach of the French By-Laws, and/or for mismanagement (faute de gestion).

CEO’s liability cannot be limited by the bylaws of a French company or by any board of directors’ or shareholders’ action.

A shareholder may also bring an individual legal action against the CEO, provided such shareholder has suffered distinct damages from those suffered by the company.

The personal liability of the chief executive officer towards third parties can only be engaged if he has committed a fault separable from his or her functions and personally attributable to him or her.

The Company has procured executive officer liability insurance, the purpose of which is to guarantee said officers against all financial consequences of any liability (excluding certain cases, such as any criminal liability) with respect to the performance of their office.

The members of the management committee or the directeur général (chief executive officer) are liable to the company in accordance with the general law on the execution of the mandate given to them and for any misconduct in the management of the company’s affairs.

The members of the management committee or the directeur général (chief executive officer) shall be jointly and severally liable towards either the company or any third parties for damages resulting from the violation of the Luxembourg Company Law or the Lux Articles.

The Company will maintain in place executive officer liability insurance, the purpose of which is to guarantee said officers against all financial consequences of any liability (excluding certain cases, such as any criminal liability) with respect to the performance of their office. The Lux Articles also includes a clause governing the indemnification principles of executive officers that may be covered under the indemnification arrangements of the Company.

Merger Approval

The completion of a merger (including a dissolution as a result of a merger) of a French company with another French company or a company incorporated in the European Union must be approved by a two-thirds majority of the votes cast by the shareholders present or represented, except for certain intra-group mergers.

In addition, the merger proposal requires the prior approval of the Board of

Subject to certain limited instances under Luxembourg law where a shareholder vote on a merger may not be required (e.g., upon observance of statutory publications and shareholder information right requirements and/or a merger with a company that is an direct or indirect parent), generally a merger (either with a company incorporated in the European Union or outside the European Union) would be subject to the approval of the shareholders’ extraordinary meeting to

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
Directors before the merger agreement may be executed. There is no legal framework governing mergers with a company incorporated in a jurisdiction outside the European Union.

be held in the presence of a Luxembourg notary. A quorum of at least 50% of the Company’s share capital and a majority vote of two-thirds of the votes cast at the meeting will be required. If the quorum requirement is not fulfilled on the first convening, a second meeting can be called and resolutions at such second meeting will be taken by a majority of two-thirds of the votes cast at the meeting. In accordance with the Lux Articles, the second meeting may only validly deliberate if the shareholders present or represented hold at least one-third of the shares entitled to vote.

In addition, the merger proposal requires the prior approval of the Board of Directors before the merger proposal may be executed.

Luxembourg has a well-established regime of cross-border mergers between Luxembourg and U.S. companies.

Anti-Takeover Provisions	Anti-takeover provisions under French law do not apply to French Criteo since its shares are not traded on a regulated market in a Member State of the European Union.	Anti-takeover provisions as set out under the Luxembourg takeover law will not apply to Lux Criteo since its shares will not be traded on a regulated market in a Member State of the European Union.

Squeeze-out Right	As French Criteo is not a company listed on a regulated market in a Member State of the European Union, French law provisions relating to squeeze-out right do not apply.

As Lux Criteo is not a company whose shares are traded on a regulated market in a Member State of the European Union, Luxembourg law provisions relating to squeeze-out right of shareholders of Luxembourg companies whose share are traded on a regulated market do not apply.

The Lux Articles will include a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in the Company (provided that the Board of Directors with at least a two-thirds majority of the directors present or represented recommends to the Company’s shareholders that they accept the offer)

Topic	French Criteo (France)	Lux Criteo (Luxembourg)

if, during a specified offer period of at least one month, the offeror acquires a number of shares which, together with the shares already owned by such offeror prior to the offer, represents at least 95% of the shares of Lux Criteo in issue.

Such sale must be made on the same terms and subject to the same conditions as the offer for all shareholders.

Shareholder Suits	A shareholder may take any legal action against the Company itself and/or its officers and directors to defend its personal rights and for the personal injury he/she/it has suffered, distinct from the prejudice suffered by the Company.	A shareholder may take any legal actions against the Company and/or its officers and directors in case of breach of the Luxembourg company law or of a provision of the Lux Articles, if such shareholder has suffered a loss or damage that is independent and separate from the damage suffered by the Company.

Shareholders may bring legal action against officers and directors on behalf of and for the account of the Company (action ut singuli) and seek compensation for damages that the Company may have suffered as a result of the actions of the Company’s directors or general managers

French procedural law does not recognize the concept of class actions (except in consumer law).

Shareholders do not generally have authority to initiate legal action on the Company’s behalf. However, the shareholders’ meeting may vote to initiate legal action against directors on grounds that such directors have failed to discharge their duties. Luxembourg procedural law does not recognize the concept of class actions.

In addition, minority shareholders representing at least 10% of the voting rights (and up to a maximum of 50%) attached to the Company’s shares can act on behalf of the Company against directors (action minoritaire).

Appraisal Rights / Exit Rights	While French law does not grant broad appraisal rights to shareholders of private companies, it does provide that shareholders have, subject to certain procedures and conditions, the right to require the company to repurchase their shares at a fair price assessed by an independent appraisal in connection with specific transactions, including cross-border mergers, cross-border demergers and cross-border conversions, such as the Dissenter Option available in the context of the Conversion.	While Luxembourg law does not grant broad appraisal rights to shareholders of private companies, it does provide that shareholders have, subject to certain procedures and conditions, the right to transfer their shares to the company for adequate cash compensation in connection with specific transactions governed by Title X (Restructurings), Chapter II (Mergers), Section 5 (European-cross border mergers), Chapter III (Divisions), Section 4 (European cross-border divisions) and

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
Chapter VI (Cross-border conversions), Section 2 (European cross-border conversions) of the Luxembourg Company Law.

Right to Ask Questions on Management Operations

One or more shareholders holding at least 5% of the share capital have the right to ask written questions about one or more specific management transactions (opérations de gestion) to the chairperson of the Board of Directors. The request must concern one or more specific management operations, not the overall management of the Company.

If the chairperson’s answer is not given within one month or is unsatisfactory, the shareholder may ask the court, ruling in summary proceedings, to appoint a management expert (expert de gestion) who will have access to the necessary documents.

One or more shareholders representing at least 10% of the share capital or 10% of the votes attached to all existing securities, either individually or by forming a group of any form whatsoever, may ask the management body questions in writing on the Company’s management operations (operations de gestion) or those of other companies which it controls and which are included in its consolidated accounts (if any). In the latter case, the request must be assessed with regard to the interests of the companies included in the consolidation requirements. A copy of the reply must be sent to the person responsible for auditing the accounts. Failing a reply within one month, those shareholders may request the president of the chamber of the District Court (Tribunal d’Arrondissement) dealing with commercial matters, ruling as in summary proceedings, to appoint one or more experts to prepare a report on the management operations referred to in the written request. If the request is accepted, the ruling will determine the experts’ powers and the extent of their mission.

Dissolution and Winding Up	The Company may be dissolved at any time by way of (i) a shareholders’ extraordinary meeting deciding the early dissolution, (ii) expiration of the term of the company (which may be extended prior to such date), (iii) definitive completion of the company’s purpose, (iv) the consolidation of all the shares in the hands of a sole shareholder, (v) an insolvency procedure, (vi) a provision of the French By-Laws, or (vii) a legal winding-up for fair grounds.	The Company may be dissolved at any time by way of (i) a shareholders’ extraordinary meeting, (ii) in an administrative dissolution without liquidation, (iii) definitive completion of the company’s purpose, (iv) pursuant to the termination of a bankruptcy (faillite), (v) judicial dissolution and liquidation upon application of the public prosecutor for serious breaches of the Luxembourg Company Law or criminal law and (vi) upon the application of one of more shareholders for just cause (justes motifs).

Topic	French Criteo (France)	Lux Criteo (Luxembourg)
Exclusive Forum

Proceedings for liability against French Criteo or its directors brought by shareholders, as well as those concerning the functioning of French Criteo and relations between its corporate bodies, are subject to the exclusive jurisdiction of the Paris Court of Economic Activities (Tribunal des activités économiques) in accordance with French law.

U.S. federal securities laws and the rules and regulations thereunder requires that shareholders enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder in U.S. federal courts.

The Lux Articles will provide that the courts of the Grand Duchy of Luxembourg have exclusive jurisdiction over arising out of or in connection with the Lux Articles, including derivative actions, breaches of directors’ or officers’ duties and claims arising under Luxembourg law. However, the foregoing does not apply to (i) suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations promulgated thereunder or any other claim for which the U.S. federal courts have exclusive jurisdiction and (ii) any complaint asserting a cause of action arising under the Securities Act, for which the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution thereof unless the Company consents in writing to the selection of an alternative forum.

U.S. federal securities laws and the rules and regulations thereunder requires that shareholders enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder in U.S. federal courts.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our Ordinary Shares (including Ordinary Shares represented by ADSs) as of January 1, 2026 (unless otherwise indicated) for:

•	each beneficial owner of more than 5% of our outstanding Ordinary Shares;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include Ordinary Shares issuable upon the exercise of share options and warrants that are immediately exercisable or exercisable within 60 days after January 1, 2026, and Ordinary Shares issuable upon the vesting of restricted stock units within 60 days after January 1, 2026. Such Ordinary Shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, warrant or free share, but not the percentage ownership of any other person. The percentage ownership information shown in the table is based upon 51,151,866 Ordinary Shares (including Ordinary Shares represented by ADSs) outstanding as of January 1, 2026 (which reflects the total number of shares that can be voted at the General Meeting and does not therefore include any Company-owned treasury shares).

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to the Ordinary Shares (including Ordinary Shares represented by ADSs) beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise indicated in the table below, addresses of our named executive officers, directors and named beneficial owners are in care of Criteo S.A., 32 Rue Blanche, 75009 Paris, France.

Name of Beneficial Owner 5% Shareholders:	Number of Ordinary Shares Beneficially Owned(1)	Percentage of Ordinary Shares Outstanding
Neuberger Berman Group LLC (2)	5,734,460	11.21%
DNB Asset Management AS (3)	5,411,610	10.58%
Cadian Capital Management, LP (4)	2,475,961	4.84%
Senvest Management LLC (5)	4,071,880	7.96%
Morgan Stanley (6)	3,336,522	6.52%
Barclays PLC (7)	3,035,479	5.93%
Named Executive Officers and Directors:
Michael Komasinski	—	—
Megan Clarken (8)	162,113	*
Sarah Glickman (9)	275,232	*
Ryan Damon (10)	69,421	*
Brian Gleason (11)	—	*
Nathalie Balla	33,846	*
Frederik van der Kooi	21,600	*
Marie Lalleman	42,736	*
Edmond Mesrobian	32,187	*
Rachel Picard	53,488	*
Ernst Teunissen	12,468	*
Stefanie Jay	4,444	—
All executive officers and directors as a group (10 persons)	545,422	1.07%

*	Represents beneficial ownership less than 1%.

(1)	Includes Ordinary Shares represented by ADSs.
(2)

Based on a Schedule 13G filed by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC on February 12, 2024 and includes shares held by individual advisory clients and various registered mutual funds that may be deemed beneficially owned by Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC. The principal business address of Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC is 1290 Avenue of the Americas, New York, NY 10104.

(3)

Based on a Schedule 13G filed by DNB Asset Management AS (“DNB”) on February 9, 2024 and includes 5,411,610 shares held by a number of funds and managed accounts for which DNB is the investment manager and of which DNB may be deemed to be the beneficial owner in its capacity as investment manager to such clients. The principal address of DNB is Dronning Eufemias Gate 30, 0191 Oslo, Norway.

(4)

Based on a Schedule 13G filed by Cadian Capital Management, LP on November 14, 2025 and includes shares directly held by Cadian Master Fund L.P. and Cadian Opportunities Master Fund LP (collectively, the “Advisory Clients”), advisory clients of Cadian Capital Management, LP (the “Adviser”). Pursuant to Investment Management Agreements between the Advisory Clients and the Adviser, the Adviser exercises exclusive voting and investment power over securities directly held by the Advisory Clients. Cadian Capital Management GP, LLC is the general partner of the Adviser. Eric Bannasch is the sole managing member of Cadian Capital Management GP, LLC. Each of Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch may be deemed to be beneficial owners as a result. The principal address of each is 535 Madison Avenue, 36th Floor, New York, New York 10022.

(5)

Based on a Schedule 13G/A filed by Senvest Management, LLC and Richard Mashaal on August 11, 2025 and includes shares in the account of Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP (collectively, the “Investment Vehicles”). Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Senvest Management, LLC’s position as investment manager of the Investment Vehicles. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal’s status as the managing member of Senvest Management, LLC. The principal business address of Senvest Management, LLC and Richard Mashaal is 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(6)	Based on a Schedule 13G/A filed by Morgan Stanley on August 7, 2025. The principal business address of Morgan Stanley is 1585 Broadway, New York, NY 10036.
(7)	Based on a Schedule 13G filed by Barclays PLC on August 12, 2025. The principal place of business of Barclays PLC is 1 Churchill Place, London—E14 5HP.
(8)	Ms. Clarken retired from the Board of Directors and her position as our Chief Executive Officer, effective February 14, 2025.
(9)	Includes 67,898 Ordinary Shares issuable within 60 days after January 1, 2026 upon vesting of restricted stock units.
(10)	Includes 69,421 Ordinary Shares issuable within 60 days after January 1, 2026 upon vesting of restricted stock units.
(11)	Mr. Gleason resigned from his position as Chief Revenue Officer and President, Retail Media, effective July 29, 2025.

LEGAL MATTERS

The legality of the ordinary shares of Lux Criteo issuable as part of the Conversion will be passed upon by Loyens & Loeff Luxembourg SARL. Certain Luxembourg tax matters will be passed upon by Loyens & Loeff Luxembourg SARL. Certain French tax matters will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP. Certain U.S. federal tax matters will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The financial statements of Criteo S.A. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this proxy statement / prospectus, and the effectiveness of Criteo S.A.’s internal control over financial reporting have been audited by Deloitte & Associés, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Availability of Reports and Other Information

Criteo is subject to the continuous disclosure requirements of Nasdaq and the Exchange Act, and in accordance therewith, files periodic reports and other information relating to its business, financial condition and other matters. the Company’s shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at https://www.sec.gov. We make available free of charge on our investor website at https://criteo.investorroom.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this proxy statement / prospectus and does not constitute part of this proxy statement / prospectus unless specifically so designated and filed with the SEC.

Incorporation by Reference

Applicable securities laws allow us to “incorporate by reference” information into this proxy statement / prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents filed by Criteo with the SEC are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 2, 2025, June 30, 2025, and October 29, 2025, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on January 14, 2025 (excluding information furnished pursuant to Item 7.01), March  6, 2025, June  16, 2025, July  1, 2025 (excluding information furnished pursuant to Item 2.02), October 29, 2025 (excluding information furnished pursuant to Items  2.02 and 7.01), December 8, 2025 and January 7, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025; and

•	our Form 8-A12B, filed with the SEC on May 10, 2013.

In addition, we incorporate by reference any future filings Criteo makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement / prospectus (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement / prospectus, effective as of the date such documents are filed. Any statement contained in this proxy statement / prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement / prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement / prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

Attention: Investor Relations

Criteo S.A.

32 Rue Blanche

75009 Paris, France

Any statement contained in any document incorporated by reference into this proxy statement / prospectus shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this proxy statement / prospectus or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement / prospectus.

SHAREHOLDER RESOLUTIONS FOR THE

2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Any shareholder desiring to present a resolution for inclusion in Criteo’s proxy statement for the 2026 Annual General Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must deliver such resolution to the Board of Directors at the address below no later than December 30, 2025. Only those resolutions that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2026 Annual General Meeting of Shareholders.

Under French law, shareholders are permitted to submit a resolution for consideration so long as such matter is received by the Board of Directors at the address below (by registered mail, not via electronic notice) no later than 25 days prior to the date of the meeting. Shareholders wishing to present resolutions at the 2026 Annual General Meeting of Shareholders made outside of Rule 14a-8 under the Exchange Act must comply with the procedures specified under French law. A shareholder who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code may submit a resolution by sending such resolution to the address below by registered letter with acknowledgment of receipt. The resolution must include the text of the proposed resolution, a brief explanation of the reason for such resolution and an affidavit to evidence the shareholder’s holdings. A shareholder who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code also may submit a director nomination to be considered by the nomination and corporate governance committee for nomination by following the same process outlined above and including the information regarding the director as set forth in Article R. 225-83 5 of the French Commercial Code in their submission.

In addition to satisfying the foregoing requirements, to comply with the Universal Proxy Rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with

Rule 14a-19 under the Exchange Act must provide notice to the Company at the address below no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than April 14, 2026 for the 2026 Annual General Meeting) or 60 calendar days prior to the date of the 2026 Annual General Meeting if the meeting date has changed more than 30 days from the date of this year’s Annual General Meeting. Any such notice of intent to solicit proxies must also comply with all other requirements of Rule 14a-19 under the Exchange Act.

All submissions to the Board of Directors should be made to:

Criteo S.A.

32 Rue Blanche

75009 Paris, France

Or, if pursuant to U.S. law and not otherwise indicated herein, by electronic notice to: AGM@criteo.com

Attention: Board of Directors

OTHER MATTERS

The Board of Directors knows of no matters that may be submitted for consideration at the General Meeting other than those referred to in this proxy statement / prospectus and the possible submission of shareholder resolutions as permitted under French law, which may be presented by a shareholder proponent at the General Meeting if submitted by the deadline for such submissions. Holders of Ordinary Shares who choose to vote by mail may use their proxy card to (i) grant a proxy to the chairperson of the General Meeting to vote on any new matters that are proposed during the meeting, (ii) abstain from voting on such matters (which will not be counted as a vote “FOR” or “AGAINST”), or (iii) grant a proxy to another shareholder, a spouse or a partner with whom the holder of Ordinary Shares is in a civil union to vote on such matters. If a holder of Ordinary Shares chooses to grant a proxy to the chairperson of the General Meeting, with respect to either all matters or only any additional matters not disclosed in this proxy statement, the chairperson of the General Meeting shall have discretionary authority pursuant to Rule 14a-4(c) under the Exchange Act and shall issue a vote in favor of adopting such undisclosed resolutions submitted or approved by the Board of Directors and a vote against adopting any other such undisclosed resolutions not submitted or approved by the Board of Directors. Ordinary Shares underlying ADSs will not be voted on any matter not disclosed in the proxy statement / prospectus, except that if requested by the Company subject to the terms of the Deposit Agreement, if the holder of an ADS does not provide voting instructions, the Depositary for the ADSs will give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares underlying an ADS, including an ADS held through a broker, bank or other nominee, (i) on each resolution included in this proxy statement that is not subject to substantial opposition and (ii) against any new matter that is submitted or existing matter that is amended following the date of this proxy statement (including during the General Meeting). If such discretionary proxy under the aforementioned clause (i) is granted to the Company to vote on the resolutions included in this proxy statement, the Company intends to vote in accordance with the Board of Directors’ recommendation on each resolution.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

We have either mailed to you with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), including audited financial statements, or sent you a Notice of Internet Availability of Proxy Materials with the web address for accessing the Annual Report online. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and the Annual Report, or the Notice of Internet Availability, as applicable, by delivering a single set of proxy materials to an address shared by two or more holders of Ordinary Shares or ADSs, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the proxy materials in the future. If you hold Ordinary Shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact the Company’s Investor Relations department at Criteo S.A., 32 Rue Blanche, 75009 Paris, France, or by email at InvestorRelations@criteo.com. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary or your brokerage firm, as applicable.

GLOSSARY

Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this proxy statement / prospectus:

“Adjournment Proposal” has the meaning set forth under “Questions and Answers”;

“ADS” has the meaning set forth under “Questions and Answers”;

“ADS Record Date” has the meaning set forth under “Questions and Answers”;

“Adviser” has the meaning set forth under “Ownership of Securities”;

“Advisory Clients” has the meaning set forth under “Ownership of Securities”;

“AI” has the meaning set forth under “Information Concerning Criteo”;

“Annual General Meeting” has the meaning set forth under “Shareholder Resolutions for the 2026 Annual General Meeting of Shareholders”;

“Annual Report” has the meaning set forth under “Important Notice Regarding Delivery of Shareholder Documents”;

“Auditor Proposal” has the meaning set forth under “Questions and Answers”;

“BEPS” has the meaning set forth under “Luxembourg Tax Considerations”;

“Board of Directors” means the board of directors of the Company, currently or from time to time, whether prior to or following the Conversion, as the context may require.

“Charter Proposal” has the meaning set forth under “Questions and Answers”;

“Closing Price” has the meaning set forth under “The Charter Proposal”;

“Code” has the meaning set forth under “Risk Factors”;

“Company” has the meaning set forth under “Questions and Answers”;

“Conversion” has the meaning set forth under “Questions and Answers”;

“Conversion Proposal” has the meaning set forth under “Questions and Answers”;

“Conversion Terms” has the meaning set forth under “Summary of The Conversion”;

“Convertible Instruments” has the meaning set forth under “The Charter Proposal”;

“Constat Deed” has the meaning set forth under “Questions and Answers”;

“Custodian” has the meaning set forth under “Questions and Answers”;

“Criteo” has the meaning set forth under “Questions and Answers”;

“Default PFIC Regime” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“Delegation Proposal” has the meaning set forth under “Questions and Answers”;

“Deloitte Luxembourg” has the meaning set forth under “Questions and Answers”;

“Deposit Agreement” has the meaning set forth under “Questions and Answers”;

“Depositary” has the meaning set forth under “Meeting and Voting Information”;

“Dissenter Offer” has the meaning set forth under “The Conversion Proposal”;

“Dissenter Option” has the meaning set forth under “Questions and Answers”;

“Dissenter Price” has the meaning set forth under “The Conversion Proposal”;

“Dissenting Shareholder” has the meaning set forth under “The Conversion Proposal”;

“DNB” has the meaning set forth under “Ownership of Securities”;

“Effective Time” has the meaning set forth under “The Conversion Proposal”;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“French By-Laws” has the meaning set forth under “Questions and Answers”;

“French Criteo” has the meaning set forth under “Questions and Answers”;

“French Holders” has the meaning set forth under “French Tax Considerations”;

“French Individual” has the meaning set forth under “French Tax Considerations”;

“French Legal Entity” has the meaning set forth under “French Tax Considerations”;

“FTC” has the meaning set forth under “French Tax Considerations” ;

“General Meeting” has the meaning set forth under “Questions and Answers”;

“GloBE rules” has the meaning set forth under “Luxembourg Tax Considerations”;

“IIR” has the meaning set forth under “Luxembourg Tax Considerations”;

“Investment Vehicles” has the meaning set forth under “Ownership of Securities”;

“Long Stop Date” has the meaning set forth under “Summary of The Conversion”;

“Look-Through Subsidiary” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“IFRS” has the meaning set forth under “Risk Factors”;

“IRS” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“Lux Articles” has the meaning set forth under “Questions and Answers”;

“Lux Criteo” has the meaning set forth under “Questions and Answers”;

“Lux GAAP” means Luxembourg Generally Accepted Accounting Principles;

“Luxembourg Company Law” means the Luxembourg law dated 10 August 1915 on commercial companies, as amended;

“Merger” has the meaning set forth under “Questions and Answers”;

“MNE” has the meaning set forth under “Luxembourg Tax Considerations”;

“Mobility Directive” has the meaning set forth under “French Tax Considerations”;

“Nasdaq” means the Nasdaq Global Select Market;

“New Shares” has the meaning set forth under “The Charter Proposal”;

“Nominal Value” has the meaning set forth under “Questions and Answers”;

“Non-French Holders” has the meaning set forth under “French Tax Considerations”;

“OECD Inclusive Framework” has the meaning set forth under “Luxembourg Tax Considerations”;

“Offer Period” has the meaning set forth under “The Conversion Proposal”;

“ORD Record Date” has the meaning set forth under “Questions and Answers”;

“Ordinary Shares” has the meaning set forth under “Questions and Answers”;

“PFIC” has the meaning set forth under “Risk Factors”;

“Pillar One” has the meaning set forth under “Luxembourg Tax Considerations”;

“Pillar Two” has the meaning set forth under “Luxembourg Tax Considerations”;

“QEF” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Share Rights” has the meaning set forth under “The Charter Proposal”;

“Substantial Interest” has the meaning set forth under “Luxembourg Tax Considerations”;

“Surrendered ADSs” has the meaning set forth under “Questions and Answers”;

“Suspension Period” has the meaning set forth under “Questions and Answers”;

“Treasury Regulations” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“U.S.” or “United States” means the United States of America;

“U.S. GAAP” means accounting principles generally accepted in the United States;

“U.S. Holder” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“U.S. Person” has the meaning set forth under “U.S. Federal Income Tax Considerations”;

“U.S. Tax Code” has the meaning set forth under “U.S. Federal Income Tax Considerations”; and

“UTPR” has the meaning set forth under “Luxembourg Tax Considerations”.

Annex A

Text of the resolutions presented to the General Meeting

AGENDA

The general meeting of Criteo (the “Company” or “French Criteo”) (the “General Meeting”) is convened specifically for the following purposes (the “Proposals”):

1.

To consider and vote on a proposal to convert French Criteo, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (such entity, “Lux Criteo” and such transaction, the “Conversion”), thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the effective time of the Conversion (the “Effective Time”), i.e., the date of enactment of the Constat Deed (as defined below) by the Luxembourg notary upon the completion of the legality control of the Conversion (the “Conversion Proposal”). References herein to “Criteo” or the “Company” are to, in respect of the time period prior to the Conversion, French Criteo and, in respect of the time period following the Effective Time, Lux Criteo.

2.

After having acknowledged the report prepared by the board of directors of the Company (the “Board of Directors”) in accordance with Article 420-26(5) of the Luxembourg Company Law detailing the reasons for the proposal to authorize the Board of Directors to limit or withdraw the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital, to consider and vote on a proposal to adopt the articles of association of Lux Criteo, (the “Lux Articles”), to be effective as of the Effective Time, which, among other things, provide for (a) an authorized share capital excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the “Constat Deed”), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the per share nominal value of EUR 0.025; (b) an authorization for the Board of Directors, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with Article 420-26(5) of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, (the “Luxembourg Company Law”), and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the Board of Directors for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time); and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and (d) an authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time (the “Charter Proposal”).

3.

To consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring at the second annual meeting of the Company following the Effective Time (the “Auditor Proposal”).

4.

To consider and vote on a proposal to approve, authorize and empower the Board of Directors or any person duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the Constat Deed: (a) the name, professional address and the terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the draft terms of the Conversion dated January 6, 2026, and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as our Board of Directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion (the “Delegation Proposal”).

5.

To approve the adjournment or postponement of the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal (the “Adjournment Proposal”).

The approval of each of the Conversion Proposal, Charter Proposal, Auditor Proposal and Delegation Proposal is conditioned on the approval of the others.

****

TEXT OF THE RESOLUTIONS

RESOLUTIONS WITHIN THE AUTHORITY OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

First Resolution

Conversion Proposal

The General Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meeting,

having reviewed:

•

the draft terms of the Conversion dated January 6, 2026 setting forth the terms and conditions of the Conversion and filed with the registry of the Paris Court of Economic Activities (Tribunal des affaires économiques de Paris) on January 7, 2026 (the “Conversion Terms”);

•

the report on the Conversion established by the Board of Directors in accordance with the terms of Articles L. 236-36 and R. 236-24 of the French Commercial Code applicable by referral from Article L. 236-50 of the same Code (the “Board Report”), to which is attached the opinion of the Social and Economic Committee (Comité social et économique—the “Works Council”) of the Criteo Economic and Social Unit (Unité Economique et Sociale—the “Criteo UES”) on the Conversion Terms dated January 5, 2026; and

•

the report on the dissenter price established on January 6, 2026 pursuant to Articles L. 236-40 and R. 236-26 to R. 236-28 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code and to the process described in the Conversion Terms, under which any holders of ordinary shares of the Company who vote against the Conversion at the General Meeting will be entitled to surrender their shares for EUR 17.94 per share (the “Dissenter Price”) in cash (the “Dissenter Option”), by Finexsi—Expert & Conseil Financier, professionally domiciled at 14, rue de Bassano, 75116 Paris, registered with Paris Trade and Registry under number 415 195 189, appointed by order of the President of the Paris Court of Economic Activities dated October 31, 2025, pursuant to Article L. 236-37 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code,

•	the Lux Articles;

approves the Conversion in its entirety, in accordance with the provisions of the Conversion Terms,

acknowledges that the completion of the Conversion is subject to the satisfaction or, to the extent permitted by applicable law, waiver, of the following conditions precedent:

(a)

the (i) total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the Company’s outstanding share capital, and (ii) final aggregate Dissenter Price not exceeding EUR 94.25 million;

(b)	an affirmative answer from the French tax authorities to the tax ruling request submitted by the Company, confirming that the reorganization would not trigger material French tax consequences;

(c)

approval at the General Meeting of the resolutions on (i) the Conversion Proposal and the Charter Proposal by a two-thirds majority of the votes cast by shareholders present or represented, and (ii) the Auditor Proposal and the Delegation Proposal by a majority of the votes cast by the shareholders present or represented;

(d)

obtaining the certificate of conformity to be issued by the registry of the Paris Court of Economic Activities (Tribunal des activités économiques de Paris) in accordance with Articles L. 236-42, R. 236-29 and R. 236-30 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code;

(e)	execution of the Constat Deed by the Luxembourg notary and notarization of Lux Criteo’s amended and restated articles of association as adopted by the General Meeting;

(f)

the registration statement on Form S-4 filed with the U.S. Securities Exchange Commission (the “SEC”) with respect to the ordinary shares of the Company shall have become effective under the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder (as amended), and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn; and

(g)	confirmation from Nasdaq that the ordinary shares of the Company will be listed on Nasdaq following the Conversion.

acknowledges that if the Conversion is not be completed by June 30, 2027 at the latest (the “Long Stop Date”), the Conversion Terms shall be deemed null and void, unless the Board of Directors decides at its sole discretion on or before such date that it is in the best interest of the Company to extend this Long Stop Date;

further approves the conversion of the Company, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the Effective Time; and

acknowledges that the approval of the Conversion Proposal is conditioned on the approval of the Charter Proposal, Auditor Proposal and Delegation Proposal.

Second Resolution

Charter Proposal

The General Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meeting,

having reviewed:

•	the Lux Articles;

•	the Conversion Terms;

•	the Board Report;

•

the report established by the Board of Directors in accordance with Article 420-26(5) of the Luxembourg Company Law detailing the reasons for the limitation or withdrawal of the shareholders’ preferential subscription rights in respect of the issuance of any new shares from Lux Criteo’s authorized share capital;

approves the Lux Articles in their entirety, the main terms of which include, among other things:

•

addition of the following item in the corporate purposes of the Company, in line with market practice in Luxembourg: “borrowing in any form, issuance of notes, bonds and any kind of debt and equity securities, lending funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies, giving guarantees and pledging, transferring, encumbering or otherwise creating and granting security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person”;

•

an authorized share capital, excluding the outstanding share capital, to be set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the per share nominal value of EUR 0.025. The Board of Directors is authorized, for a period of five (5) years from the Effective Time:

a)	within the limits of the authorized share capital to issue:

(i)

new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares with or without share premium, having the same rights as the existing shares (the “New Shares”) and determining the subscription price for the New Shares so issued, as well as determining the type of consideration to be paid for any such New Shares upon subscription which may include, without limitation (x) cash, including the setting off of claims against the Company that are certain, due and payable, (y) payment in kind, and (z) reallocation of the share premium, profit reserves or other reserves of the Company;

(ii)

any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments (together referred to as the “Share Rights”); and

(iii)	any other instruments convertible into or repayable by or exchangeable for New Shares (the “Convertible Instruments”);

b)

to limit or withdraw the shareholders’ preferential subscription rights to the New Shares in accordance with Article 420-26(5) of the Luxembourg Company Law, and determine the persons who are authorized to subscribe to the New Shares,

c)	to determine the place and date of the issue, the issue price, the terms and conditions of the subscription for, and paying up on the New Shares, Share Rights and/or Convertible Instruments;

d)	to record each share capital increase carried out within the limits of the authorized share capital by way of a notarial deed and amend the share register and the Lux Articles accordingly; and

e)

to delegate to any authorized director or any other duly authorized person the right to collect subscriptions and receive payment, as applicable, for the New Shares representing all or part of the amount of the share capital increase.

•

authorization to the Board of Directors, for a period of five years from the Effective Time to proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital, to:

a)

salaried members of the staff 1a): of the Company or 1b): of companies or economic interest groupings of which 10% at least of the share capital or voting rights are held directly or indirectly by the Company or 1c): of companies or economic interest groupings directly or indirectly holding at least 10% of the Company’s share capital or voting rights or 1d): of the companies or economic interest groupings of which at least 50% of the share capital or voting rights are held directly or indirectly by a company which itself holds, directly or indirectly, at least fifty percent (50%) of the Company’s share capital;

b)	corporate officers of the Company or of the companies mentioned above or to certain categories thereof;

for the avoidance of doubt, the Board of Directors may proceed to a gratuitous allocation of existing shares or new shares within the limits of the authorized share capital, including, without limitation to the foregoing, in satisfaction of the Company’s obligations to deliver shares to (i) the holders of time-based restricted stock units issued prior to the Effective Time pursuant to the terms and conditions of the Amended and Restated 2015 Time-Based Restricted Stock Units Plan, adopted by the Board of Directors on April 23, 2020, as last amended on April 15, 2024, and/or (ii) the holders of the performance-based restricted stock units issued prior to the Effective Time pursuant to the terms and conditions of the Amended and Restated 2015 Performance-Based Restricted Stock Units Plan adopted by the Board of Directors on April 23, 2020 as last amended on April 15, 2024; and

c)	fix the terms and conditions of any gratuitous allocation of shares.

•

authorization to the Board of Directors for a period of 18 months from the Effective Time, in accordance with Article 430-15(1) of the Luxembourg Company Law, and any other applicable laws and regulations (including any rules and regulations of any stock market, exchange or securities settlement system on which the shares are traded, as may be applicable to the Company), either by itself or through a person acting in his own name but on the Company’s behalf to acquire and hold its own shares, from time to time, provided that:

a)	the shares so authorized to be acquired shall all be fully paid-up issued shares;

b)

the maximum number of shares acquired by the Company shall be 11,000,000 (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time);

c)	in the case of acquisition for value, the price to be paid for each share shall be as follows:

(i)

in the case of acquisitions other than in the circumstances set forth under (ii) –a net purchase for each share which shall be (x) no less than the nominal value of the share and (y) no more than fifty percent (50%) above the highest closing price for a share on the principal national securities exchange on which the shares are listed (the “Closing Price”), over the ten (10) trading days preceding the date of the acquisition (or as the case may be the date of the commitment to the transaction),

(ii)

in the case of a tender offer where a formal offer is published, a net purchase price or a purchase price range for each share, each time within the following parameters: (x) no less than the nominal value of the share and (y) no more than fifty percent (50%) above the Closing Price over the ten

(10) trading days preceding the publication date, provided however, that if the Closing Price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to account for such fluctuations;

d)

the acquisitions, including the shares previously acquired and held by the Company, and shares acquired by a person acting in its own name but on the Company’s behalf, must not result in the net assets of the Company being reduced below the thresholds set forth in paragraphs (1) and (2) of Article 461-2 of the Luxembourg Company Law; and

e)

the offer to acquire must be made on the same conditions to all shareholders being in similar situation, except for the acquisitions decided unanimously at a general meeting at which all the shareholders were present or represented; as long as the Company is a listed company, it may acquire its own shares on the stock exchange without the need to make an acquisition offer to the shareholders;

•

the acquisition of shares made in accordance with the authorization set forth in the foregoing paragraph may be carried out for any purpose as may be permitted under the applicable laws and regulations, including but not limited to, securing availability of shares for any Share Rights and/or other share-based incentive plans as may be implemented by the Company from time to time (including, for the avoidance of doubt, prior to the Effective Time); offering shares in the context of acquisitions of other businesses; or reducing the share capital of the Company;

•

authorization to the Board of Directors for a period of five years from the Effective Time, the Board of Directors is authorized to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time. The Board of Directors, or a representative duly authorized by the Board of Directors, is authorized to appear before a public notary in Luxembourg for the purpose of amending the Lux Articles to reflect the share capital reduction resulting from the cancellation of any own shares held by the Company in accordance with the Lux Articles;

•

a provision enabling an acquiring person or group of persons acting in concert to require the sale of all remaining shares of Lux Criteo following an offer for the acquisition of all shares in the Company (provided that the Board of Directors with at least a two-thirds majority of the directors present or represented recommends to the Company’s shareholders to accept the offer) if, during a specified offer period of at least one month, the offeror acquires a number of shares which, together with the shares already owned by such offeror prior to the offer, represents at least 95% of the shares of Lux Criteo in issue; and

•	acknowledges that the approval of Charter Proposal is conditioned on the approval of the Conversion Proposal, Auditor Proposal and Delegation Proposal.

RESOLUTIONS WITHIN THE AUTHORITY OF THE ORDINARY SHAREHOLDERS’ MEETING

Third Resolution

Auditor Proposal

The General Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meeting,

having reviewed the Lux Articles and the Board Report;

having acknowledged that the mandates of Deloitte & Associés and Nexbonis Advisory, current statutory auditors of the Company, will automatically terminate on the Effective Time as a result of the Conversion;

decides to appoint Deloitte Audit, a private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (réviseur d’entreprises agréé) of the Company, as of the Effective Time, for a mandate expiring on the second annual meeting of the Company following the effectiveness of the Conversion; and

acknowledges that the approval of the Auditor Proposal is conditioned on the approval of the Conversion Proposal, Charter Proposal and Delegation Proposal.

Fourth Resolution

Delegation Proposal

The General Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meeting,

having reviewed the Lux Articles and the Board Report,

authorizes and empowers the Board of Directors or any person duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company:

(i)

for the purposes of the Conversion, acknowledging, as necessary, the final completion of the Conversion and, in particular, acknowledging the fulfillment of the conditions precedent set forth in section 12 of the Conversion Terms (subject, to the extent permitted by applicable law, to the waiver of all or part of said conditions precedent by the Board of Directors);

(ii)

negotiating, signing, and amending any deed, statement, or contract necessary for the completion of the Conversion as well as, to the extent necessary, prepare any reiterative, confirmatory, corrective, or supplemental documents to the Conversion Terms, make all acknowledgments, findings, communications, and formalities, including the declaration of conformity required by applicable law, that may be necessary for the purposes of the final completion of the Conversion;

(iii)

for the purposes of the Constat Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the Constat Deed:

a)	the name, professional address and the terms of office of the directors of the Company;

b)

the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and

c)	the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Conversion Terms, and

(iv)

to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as the Board of Directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion; and

acknowledges that the approval of the Delegation Proposal is conditioned on the approval of the Conversion Proposal, Charter Proposal and Auditor Proposal.

Fifth Resolution

Adjournment Proposal

The General Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meeting,

authorizes the chairperson of the General Meeting to adjourn or postpone the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion or the Charter Proposal.

Annex B

CRITEO S.A.

Société anonyme

Registered office: 32, rue Blanche, 75009 Paris, France

R.C.S Paris: 484 786 249

(the Company)

REPORT OF THE BOARD OF DIRECTORS OF THE COMPANY

TO THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY

TO BE HELD ON FEBRUARY 27, 2026

WITH RESPECT TO ARTICLE 420-26 (5) PARAGRAPH 3 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED

DATED JANUARY 6, 2026

INTRODUCTION

Reference is made to the contemplated cross-border conversion whereby the Company will be converted, without being dissolved, wound up, or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (the Conversion), thereby transferring its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the mandate of its directors in office as of the effective time of the Conversion, i.e., the date of enactment of the Constat Deed (as defined below) by the Luxembourg notary upon the completion of the legality control of the Conversion (the Effective Time) and to the terms of the Conversion as adopted by the board of directors of the Company (the Board of Directors) (the Conversion Terms).

Following the Conversion, the Company will be subject to, and will have to comply with, the legal provisions applicable to a public limited liability company (société anonyme) under the applicable laws in the Grand Duchy of Luxembourg, including the Luxembourg law on commercial companies dated 10 August 1915, as amended (the 1915 Law). By virtue of the Conversion, the Company shall be governed by the amended and restated articles of association as set out in Schedule 1 of the Conversion Terms (the Luxembourg Articles), as such articles will be adopted at the general meeting of shareholders of the Company resolving on the Conversion, and will be confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the Constat Deed).

According to Article 420-26 (1) of the 1915 Law, shares to be subscribed for in cash shall be offered on a pre-emptive basis to shareholders in proportion to the capital represented by their shares. The articles of association of a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg may not limit or withdraw the statutory preferential subscription rights. They may nevertheless authorize the Board of Directors to limit or withdraw those rights in relation to a capital increase made within the authorized capital as provided for in accordance with Article 420-22 of the 1915 Law. This authorization will be valid for a maximum period of five years from the publication of the amendment of the articles of association, or, if the articles of association so provide, from the date of the amendment of the articles of association. It may be renewed by the general meeting, deliberating under the conditions required for amendments to the articles of association, for a period of not more than five years for each renewal.

A general meeting called upon to resolve, on the conditions required for amendments to the articles of association, on either a capital increase or an authorization to increase the capital in accordance with Article 420-22 paragraph (1) of the 1915 Law, may limit or withdraw the preferential subscription rights, or authorize the Board of Directors to do so. Any proposal to that effect must be specifically announced in the convening notice. Detailed reasons therefore must be set out in a report, to be prepared by the Board of Directors and presented to the general meeting. Failure to provide this report makes the resolution by the general meeting null and void, unless all the shareholders have waived this report.

The articles of association of a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg may authorize the Board of Directors to carry out a free allocation of existing shares or shares to be issued to the company’s employees or certain classes of its employees. When this authorization applies to shares to be issued, the provisions applicable to the authorization to limit or withdraw preferential subscription rights apply subject to the conditions set out below. The authorization given by the general meeting implies that the existing shareholders waive their preferential subscription rights for the benefit of those to whom the shares are freely allocated. The general meeting may set or authorize the Board of Directors to fix the terms and conditions of the allocation, which may include a final allocation period and the obligation for those to whom the shares are granted to hold them for a minimum period.

Free shares may be allocated on the same conditions to: 1° salaried members of the staff of companies or economic interest groupings at least 10% of whose share capital or voting rights are held directly or indirectly by the company allocating the shares; 2° salaried members of staff of companies or economic interest groupings which directly or indirectly hold at least 10% of the share capital or voting rights of the company allocating the shares; 3° salaried members of staff of companies or economic interest groupings at least 50% of whose share capital or voting rights are held directly or indirectly by a company which itself directly or indirectly holds at least 50% of the share capital of the company allocating the shares; and 4° corporate officers of the company allocating the shares, or of the companies or economic interest groupings referred to above, or to certain categories of them (the Free Shares Beneficiary Categories).

The Company’s current issued share capital amounts to EUR 1,391,497.375 and is represented by 55,659,895 shares having a nominal value of EUR 0.025 each (the Nominal Value). Under the Luxembourg Articles, the Company’s authorized but unissued and unsubscribed share capital after the Conversion is set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time as confirmed in the Constat Deed, rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value (the Authorized Capital).

The Luxembourg Articles will authorize the Board of Directors (i) to increase the share capital and to issue new shares and other equity instruments up to the Authorized Capital, and in connection therewith, the Board of Directors will be authorized under the Luxembourg Articles to inter alia (1) determine the place and date of the issue, the issue price, the terms and conditions of the subscription of and paying up on the new shares and other equity instruments and (2) delegate to any authorized director or any other duly authorized person the right to collect subscriptions and receive payment, as applicable, for the any new shares representing all or part of the amount of the share capital increase (ii) to limit or withdraw the preferential subscription rights for issuance within the Authorized Capital and (iii) to carry out a free allocation of existing shares or shares to be issued under the Authorized Capital to the Free Shares Beneficiary Categories and to fix the terms and conditions of any free allocation of shares, as follows (the Authorizations). The extract of the Luxembourg Articles is reproduced below:

6	Authorized Share Capital

6.1

The authorized share capital, excluding the share capital set forth in article 5.1, is set at an amount equal to ten percent (10%) of the issued and outstanding share capital of the Company at the effective time of the cross-border conversion of the Company into a Luxembourg public limited liability company (société anonyme) (the Conversion), as confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the Constat Deed), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value. The Board of Directors is authorized, for a period of five (5) years from the effective time of the Conversion, within the limits of the authorized share capital, to issue in one or several successive tranches:

(a)

new shares with or without share premium, having the same rights as the existing shares (the New Shares) and determine the subscription price for the New Shares so issued, as well as to determine the type of consideration to be paid for any such New Shares upon subscription which may include, without limitation (x) cash, including the setting off of claims against the Company that are certain, due and payable, (y) payment in kind, and (z) reallocation of the share premium, profit reserves or other reserves of the Company;

(b)

any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments (together referred to as the Share Rights); and

(c)	any other instruments convertible into or repayable by or exchangeable for New Shares (the Convertible Instruments).

6.2	In connection with the issuance of the instruments referred to under article 6.1 above, the Board of Directors is authorized to:

(a)	determine the place and date of the issue, the issue price, the terms and conditions of the subscription of and paying up on the New Shares, Share Rights and/or Convertible Instruments;

(b)

limit or withdraw the shareholders’ preferential subscription rights to the New Shares in accordance with the Article 420-26(5) and, if applicable, Article 420-26(6) of the Law and determine the persons who are authorized to subscribe to the New Shares;

(c)	record each share capital increase carried out within the limits of the authorized share capital by way of a notarial deed and amend the share register and these Articles accordingly; and

(d)

delegate to any authorized director or any other duly authorized person the right to collect subscriptions and receive payment, as applicable, for the New Shares representing all or part of the amount of the share capital increase.

6.3

The New Shares to be issued upon exercise of the Share Rights may be issued beyond the initial authorized share capital period of five (5) years from the effective time of the Conversion, as long as the Share Rights were issued within the relevant initial authorized capital period of five (5) years from the effective time of the Conversion.

6.4

The authorized share capital reflected in article 6.1 may be increased or reduced by a resolution of the General Meeting adopted in the manner required for an amendment to the Articles, on each occasion for a period not exceeding five (5) years.

7	Free shares

7.1

For a period of five (5) years from the effective time of the Conversion, the Board of Directors may proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital set forth in article 6.1 above, to:

(a)

salaried members of the staff 1a): of the Company or 1b): of companies or economic interest groupings of which ten percent (10%) at least of the share capital or voting rights are held directly or indirectly by the Company or 1c): of companies economic interest groupings directly or indirectly holding at least ten percent (10%) of the Company’s share capital or voting rights or 1d): of the companies or economic interest groupings of which at least fifty percent (50%) of the share capital or voting rights are held directly or indirectly by a company which itself holds, directly or indirectly, at least fifty percent (50%) of the Company’s share capital; and/or

(b)	corporate officers of the Company or of the companies mentioned above or to certain categories thereof,

for the avoidance of doubt, it being understood that the Board of Directors may proceed to a gratuitous allocation of existing shares or New Shares within the limits of the authorized share capital, including, without limitation to the foregoing, in satisfaction of the Company’s obligations to deliver shares to (i) the holders of time-based restricted stock units issued prior to the effectiveness of the Conversion pursuant to the terms and conditions of the amended and restated 2015 time-based restricted stock units plan adopted by the board of directors of the Company on 30 July 2015 as last amended on 5 April 2023 and/or (ii) the holders of the performance-based restricted stock units issued prior to the effectiveness of the Conversion pursuant to the terms and conditions of the amended and restated 2015 performance-based restricted stock units plan adopted by the board of directors of the Company on 30 July 2015 as last amended on 15 April 2024.

7.2	The Board of Directors may fix the terms and conditions of any gratuitous allocation of shares.

7.3

The authorization granted in article 7.1 may be renewed through a resolution of the General Meeting in the manner required for an amendment to the Articles, on each occasion for a period not exceeding five (5) years from the date of the notary deed of the General Meeting passed by a Luxembourg notary resolving on the authorization, acting in accordance with the conditions prescribed for the amendment of the Articles.”

PURPOSE OF THE AUTHORIZATIONS

The Board of Directors believes that the proposed Authorizations are justified and in the best corporate interest of the Company and its shareholders as a whole. It is in the interest of the Company to have flexibility to issue new shares and the equity instruments set out in the Authorizations (including free shares, subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments, other instruments convertible into or repayable by or exchangeable for new shares) in order to maintain and protect the status of the Company, including, for example and without being exhaustive, to develop its business and corporate purpose, have the possibility to react to circumstances requiring issuance of new shares and equity instruments (including as part of any M&A transactions), maintain long-term incentive for the executives, management and employees, issue shares or equity instruments in connection with a public offering or for the benefit of underwriters, at such conditions and at such issue price as the Board of Directors may determine taking into account all the relevant circumstances, it being noted that the issue price shall not be lower than the nominal value of any newly issued shares from time to time. For the shares to be issued under the existing incentive plans, the issue price will be determined in accordance with the terms of the respective grants.

As a result of the proposed Authorizations, the Board of Directors shall have the necessary flexibility in view of the issue of additional shares and equity instruments, within the limits of the Authorized Capital, with the authority to limit or withdraw the preferential subscription rights of the shareholders.

AUTHORISATION TO LIMIT OR WITHDRAW THE PREFERENTIAL SUBSCRIPTION RIGHTS

The Board of Directors emphasizes that the authorization to limit or withdraw the preferential subscription rights within the scope of the Authorizations is in the best corporate interest of the Company and is necessary to allow flexibility regarding the terms and conditions of issue of the new shares by the Board of Directors. The Board of Directors is of the view that the interests of the existing shareholders are sufficiently protected by the provisions of the laws of the Grand Duchy of Luxembourg and the Luxembourg Articles. Indeed, the Authorizations are not an unlimited authorization to increase the share capital of the Company and limit or withdraw the preferential subscription rights, but it is an authorization granted in accordance with the requirements and the limits of the 1915 Law.

The Board of Directors highlights and stresses that the Authorizations are also required to allow the Board of Directors to issue new shares of the Company with a view to delivering said shares, if and when due, to the participants of the existing incentive plans under the terms of the grants already made.

In accordance with the 1915 Law, the issuance of free shares is limited to the categories of beneficiaries as set out in the Authorizations. If free shares are issued from the Authorized Capital, the nominal value of the shares will be paid up by using available reserves of the Company.

RECOMMENDATION

In view of the above, the Board of Directors considers the Authorizations as included in the Luxembourg Articles for a period of five years as from the effective time of the Conversion to be in the best interest of the Company and its shareholders and recommends to the shareholders to vote in favor of the adoption of the Luxembourg Articles.

[Remainder page intentionally left blank – signature page follows]

SIGNATURE PAGE

On behalf of the Board of Directors

/s/ Frederik van der Kooi
Name: Frederik van der Kooi
Title: Chairperson of the Board of Directors

Annex C

ARTICLES OF ASSOCIATION

I. NAME – LEGAL FORM – REGISTERED OFFICE – OBJECT – DURATION

1	Name and legal form

1.1	The name of the company is “CRITEO” (the Company).

1.2

The Company is a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of 10 August 1915 on commercial companies, as amended (the Law), and these articles of association (the Articles).

2	Registered office

2.1

The Company’s registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the board of directors (the Board of Directors), which may amend the Articles to reflect such change if necessary.

2.2

The shareholders may change the nationality of the Company by a resolution of the general meeting of shareholders (the General Meeting) adopted in the manner required for an amendment of these Articles and in accordance with applicable laws.

2.3

Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board of Directors. If the Board of Directors determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

3	Corporate object

3.1	The Company’s purposes, directly or indirectly, both in Luxembourg and abroad, are:

(i)	providing IT services and software, acting as a communication agency, providing consulting services to companies and engaging in distance sales;

(ii)

taking equity stakes or acquiring interests in all commercial, industrial, financial, real or personal property companies and enterprises by creating new companies, making contributions, subscribing for or purchasing securities or corporate rights, carrying out corporate mergers and entering into alliances or consortia, whether by taking equity stakes or otherwise;

(iii)

managing, administering and disposing of said equity stakes, including providing consulting services in the fields of administration and management, in particular commercial, financial and administrative administration and management;

(iv)

borrowing in any form, issuance of notes, bonds and any kind of debt and equity securities, lending funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies, giving guarantees and pledging, transferring, encumbering or otherwise creating and granting security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person; and

(v)

more broadly, engaging in all financial, commercial, industrial and personal or real property operations that may be directly or indirectly related to the purposes above or any similar or connected purposes that may promote the Company’s expansion or development in Luxembourg and abroad.

4	Duration

4.1	The Company is formed for an unlimited period of time.

4.2

The Company may be dissolved, at any time, by a resolution of the shareholders of the Company adopted in accordance with article 18.1. The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II. CAPITAL – AUTHORIZED SHARE CAPITAL – FREE SHARES – ACQUISITION AND HOLDING OF OWN SHARES – SHARES

5	Capital

5.1

The share capital amounts to EUR [1,391,497.375][1]. It is divided into [55,659,895][1] shares with a nominal value of 0.025 euro each (the “Nominal Value”), fully paid. All shares have the same rights and obligations as set forth in the Law and/or these Articles.

5.2	The share capital may be increased or reduced at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles.

5.3

Any new shares to be paid for in cash shall be offered by preference to the existing shareholder(s). In case of a plurality of shareholders, such shares shall be offered to the shareholders in proportion to the number of shares held by them in the Company’s share capital. The Board of Directors shall determine the time period during which such preferential subscription right may be exercised, which may not be less than 14 days from the date of dispatch of a registered mail or other means of communication in accordance with applicable law and ensuring access to the information sent to the shareholders announcing the opening of the subscription period. The subscription right set forth hereunder shall be transferrable throughout the subscription period, and no restrictions may be imposed on such transferability.

5.4

The General Meeting may limit or cancel the preferential subscription right of the existing shareholders subject to quorum and majority required for an amendment of these Articles. Without prejudice to the foregoing, the Board of Directors may limit or cancel the preferential subscription right of the existing shareholders in accordance with article 6.2(b) hereof.

5.5

If after the end of the subscription period not all of the preferential subscription rights offered to the existing shareholders have been exercised, third parties may be allowed to participate in the share capital increase, except if the Board of Directors decides that the preferential subscription rights shall be offered to the existing shareholders who have already exercised their rights during the subscription period, in proportion to the portion that their shares represent in the share capital; the modalities for the subscription to be determined by the Board of Directors. The Board of Directors may also decide in such case that the share capital shall only be increased by the amount of subscriptions received by the existing shareholders of the Company.

5.6

The Company may maintain a general share premium account. Any share premium paid in respect of any shares upon their issuance (and not allocated specifically to a specific class of shares, if any) shall be allocated to such general share premium account of the Company. The amount of the said general share premium account will constitute freely distributable reserves of the Company.

[1]

The bracketed figures represent the amount of issued share capital and the number of shares respectively on the date of the draft terms of the cross-border conversion of the Company to Luxembourg. Variations in the share capital and in the number of shares can occur in the period between the date of the draft terms of the cross-border conversion and the date of effectiveness of the cross-border conversion. The articles of association of the Company as included in the constat deed to be adopted by the Luxembourg notary will, after taking into consideration such variations, include the amount of the issued share capital and number of shares outstanding on the date the constat deed is passed by the Luxembourg notary.

5.7

The Company may maintain a general special equity reserve account (account 115 « apport en capitaux propres non rémunéré par des titres » of the Luxembourg Chart of Accounts provided for by the Grand Ducal regulation of 12 September 2019). The amount of said general special equity reserve account will constitute freely distributable reserves of the Company.

6	Authorized Share Capital

6.1

The authorized share capital, excluding the share capital set forth in article 5.1, is set at an amount equal to ten percent (10%) of the issued and outstanding share capital of the Company at the effective time of the cross-border conversion of the Company into a Luxembourg public limited liability company (société anonyme) (the Conversion), as confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the Constat Deed), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the Nominal Value. The Board of Directors is authorized, for a period of five (5) years from the effective time of the Conversion, within the limits of the authorized share capital, to issue in one or several successive tranches:

(a)

new shares with or without share premium, having the same rights as the existing shares (the New Shares) and determine the subscription price for the New Shares so issued, as well as to determine the type of consideration to be paid for any such New Shares upon subscription which may include, without limitation (x) cash, including the setting off of claims against the Company that are certain, due and payable, (y) payment in kind, and (z) reallocation of the share premium, profit reserves or other reserves of the Company;

(b)

any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments (together referred to as the Share Rights); and

(c)	any other instruments convertible into or repayable by or exchangeable for New Shares (the Convertible Instruments).

6.2	In connection with the issuance of the instruments referred to under article 6.1 above, the Board of Directors is authorized to:

(a)	determine the place and date of the issue, the issue price, the terms and conditions of the subscription of and paying up on the New Shares, Share Rights and/or Convertible Instruments;

(b)

limit or withdraw the shareholders’ preferential subscription rights to the New Shares in accordance with the Article 420-26(5) and, if applicable, Article 420-26(6) of the Law and determine the persons who are authorized to subscribe to the New Shares;

(c)	record each share capital increase carried out within the limits of the authorized share capital by way of a notarial deed and amend the share register and these Articles accordingly; and

(d)

delegate to any authorized director or any other duly authorized person the right to collect subscriptions and receive payment, as applicable, for the New Shares representing all or part of the amount of the share capital increase.

6.3

The New Shares to be issued upon exercise of the Share Rights may be issued beyond the initial authorized share capital period of five (5) years from the effective time of the Conversion, as long as the Share Rights were issued within the relevant initial authorized capital period of five (5) years from the effective time of the Conversion.

6.4

The authorized share capital reflected in article 6.1 may be increased or reduced by a resolution of the General Meeting adopted in the manner required for an amendment to the Articles, on each occasion for a period not exceeding five (5) years.

7	Free shares

7.1

For a period of five (5) years from the effective time of the Conversion, the Board of Directors may proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital set forth in article 6.1 above, to:

(a)

salaried members of the staff 1a): of the Company or 1b): of companies or economic interest groupings of which ten percent (10%) at least of the share capital or voting rights are held directly or indirectly by the Company or 1c): of companies economic interest groupings directly or indirectly holding at least ten percent (10%) of the Company’s share capital or voting rights or 1d): of the companies or economic interest groupings of which at least fifty percent (50%) of the share capital or voting rights are held directly or indirectly by a company which itself holds, directly or indirectly, at least fifty percent (50%) of the Company’s share capital; and/or

(b)	corporate officers of the Company or of the companies mentioned above or to certain categories thereof,

for the avoidance of doubt, it being understood that the Board of Directors may proceed to a gratuitous allocation of existing shares or New Shares within the limits of the authorized share capital, including, without limitation to the foregoing, in satisfaction of the Company’s obligations to deliver shares to (i) the holders of time-based restricted stock units issued prior to the effectiveness of the Conversion pursuant to the terms and conditions of the amended and restated 2015 time-based restricted stock units plan adopted by the board of directors of the Company on 30 July 2015 as last amended on 5 April 2023 and/or (ii) the holders of the performance-based restricted stock units issued prior to the effectiveness of the Conversion pursuant to the terms and conditions of the amended and restated 2015 performance-based restricted stock units plan adopted by the board of directors of the Company on 30 July 2015 as last amended on 15 April 2024.

7.2	The Board of Directors may fix the terms and conditions of any gratuitous allocation of shares.

7.3

The authorization granted in article 7.1 may be renewed through a resolution of the General Meeting in the manner required for an amendment to the Articles, on each occasion for a period not exceeding five (5) years from the date of the notary deed of the General Meeting passed by a Luxembourg notary resolving on the authorization, acting in accordance with the conditions prescribed for the amendment of the Articles.

8	Acquisition, holding and cancellation of own shares

8.1

For a period of eighteen (18) months from the effective time of the Conversion, in accordance with article 430-15(1) of the Law, and any other applicable laws and regulations (including any rules and regulations of any stock market, exchange or securities settlement system on which the shares are traded, as may be applicable to the Company), the Board of Directors, either by itself or through a person acting in his own name but on the Company’s behalf, is authorized to acquire and hold its own shares from time to time, provided that:

(a)	the shares hereby authorized to be acquired shall all be fully paid-up issued shares;

(b)

the maximum number of shares acquired by the Company shall be 11,000,000 (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the effective time of the Conversion);

(c)	in the case of acquisition for value, the price to be paid for each share shall be as follows:

(i)

in the case of acquisitions other than in the circumstances set forth under (ii) below, a net purchase price for each share which shall be (x) no less than the nominal value of the share and (y) no more than fifty percent (50%) above the highest closing price for a share on the principal national securities exchange on which the shares are listed (the Closing Price), over the ten (10) trading days preceding the date of the acquisition (or as the case may be the date of the commitment to the transaction);

(ii)

in case of a tender offer where a formal offer is published, a net purchase price or a purchase price range for each share, each time within the following parameters: (x) no less than the nominal value of the share and (y) no more than fifty percent (50%) above the Closing Price over the ten (10) trading days preceding the publication date, provided however, that if the Closing Price during the offer period fluctuates by more than 10%, the Board of Directors may adjust the offer price or range to account for such fluctuations;

(d)

the acquisitions, including the shares previously acquired and held by the Company, and shares acquired by a person acting in its own name but on the Company’s behalf, must not result in the net assets of the Company being reduced below the thresholds set forth in paragraphs (1) and (2) of Article 461-2 of the Law; and

(e)

the offer to acquire must be made on the same conditions to all shareholders being in similar situation, except for the acquisitions decided unanimously at a General Meeting at which all the shareholders were present or represented; as long as the Company is a listed company, it may acquire its own shares on the stock exchange without the need to make an acquisition offer to the shareholders.

8.2

The acquisition of shares made in accordance with the authorisation set forth in article 8.1 may be carried out for any purpose as may be permitted under the applicable laws and regulations, including but not limited to, securing availability of shares for any Share Rights and/or other share-based incentive plans as may be implemented by the Company from time to time (including, for the avoidance of doubt, prior to the effective time of the Conversion); offering shares in the context of acquisitions of other businesses; or reducing the share capital of the Company.

8.3

For a period of five (5) years from the effective time of the Conversion, the Board of Directors is authorized to proceed with the cancellation of any own shares held in treasury from time to time, including any treasury shares acquired by the Company prior to the effective time of the Conversion. The Board of Directors, or a representative duly authorized by the Board of Directors, is authorised to appear before a public notary in Luxembourg for the purpose of amending these Articles to reflect the share capital reduction resulting from the cancellation of any own shares held by the Company in accordance with this article 8.3.

9	Shares

9.1

The shares are indivisible and the Company recognises only one (1) owner per share. Joint share owners must appoint a sole person as their representative towards the Company. The Company has the right to suspend the exercise of all rights attached to a jointly owned share, except for relevant information rights, until a sole person has been appointed as the owner of the share towards the Company.

9.2	The shares are and will remain in registered form (actions nominatives).

9.3	A share register shall be kept at the registered office and may be examined by any shareholder on request.

9.4

The Company may appoint registrars in different jurisdictions who may each maintain a separate register for the shares entered therein. Shareholders may elect to be entered into one of those registers and to transfer their shares to another register so maintained. A transfer to the register kept at the Company’s registered office may always be requested. Ownership of registered shares shall be established by inscription in the said register or in the event separate registrars have been appointed pursuant to this article 9.4, such separate register. In the case of discrepancy between the inscriptions in the register kept at the Company’s registered office and in the separate registers appointed pursuant to this article 9.4, the register kept at the Company’s registered office shall prevail. Ownership of a share shall ipso facto be deemed the shareholder’s approval of these Articles and of decisions adopted by the General Meeting.

9.5	All share transfers shall be carried out in accordance with the Law. All expenses generated by a share transfer shall be borne by the transferee. Shares are freely transferable.

9.6

Without prejudice to the conditions for transfer by book entry in the case provided for in article 9.8 of these Articles, a share transfer shall be carried out by the entry in the share register, or in the event separate registrar(s) in different jurisdiction(s) have been appointed pursuant to article 9.4, in such separate register(s) of a declaration of transfer, duly signed and dated by either:

(a)	both the transferor and the transferee or their authorized representatives; or

(b)	any authorized representative of the Company,

following a notification to, or acceptance by, the Company, in accordance with Article 1690 of the Luxembourg Civil Code. The Company may accept and enter in the relevant register a transfer on the basis of correspondence or other documents recording the agreement between the transferor and the transferee.

9.7

Subject to article 9.8, the Company shall consider the person in whose name the shares are recorded in the register(s) of shareholders to be the owner of those shares. All communications and notices to be given to a registered shareholder shall be deemed validly made to the latest address communicated by the shareholder to the Company. In the event that a holder of registered shares does not provide an address to which all notices or announcements from the Company may be sent, the Company may permit a notice to this effect to be entered into the register(s) of shareholders and such holder’s address will be deemed to be at the registered office of the Company or such other address as may be so entered by the Company from time to time, until a different address shall be provided to the Company by such holder. The holder may, at any time, change his address as entered in the register(s) of shareholders by means of written notification to the Company or the relevant registrar.

9.8

Where shares are recorded in the register(s) on behalf of one or more persons in the name of a securities settlement system or the operator of such a system and recorded as book-entry interests in the securities accounts of a professional depository or sub-depository designated by one or more depositaries (any such systems, professionals or other depositaries being referred to hereinafter as Depositary or Depositaries), the Company will permit the Depository of such book-entry interests to exercise the rights attaching to the shares corresponding to book-entry interests to exercise the rights attaching to the shares corresponding to the book-entry interests of the relevant holder, including receiving notices of general meetings, admission to and voting at General Meetings, and shall consider the Depository to be the holder of the shares corresponding to the book-entry interests for purposes of this article 9.8. The Board of Directors may determine the formal requirements with which such certificates must comply—the exercise of the rights in respect of such shares may in addition be subject to the internal rules and procedures of the securities settlement system.

9.9

Notwithstanding the foregoing, the Company may make dividend payments, if any, and any other payments in cash, shares or other securities only to the Depositary or sub-depositary recorded in the register(s) or in accordance with its instructions, and such payment will grant full discharge of the Company’s obligations in this respect.

9.10

Confirmations that an entry has been made in the register of shareholders will be provided to shareholders directly recorded in the register of shareholders, or, in the case of Depositaries or sub-depositaries recorded in the register of shareholders, upon their request.

9.11

Upon the written request of a shareholder, share certificate(s) recording the entry of such shareholder in the register of shareholders may be issued in such denominations as the Board of Directors shall prescribe to the requesting shareholder and, in the case provided for in article 9.8 of the present Articles and upon request, to the Depositaries or sub-depositaries recorded in the register(s).

10	Compulsory Acquisition

10.1

This article 10 shall apply where a person or a group of persons acting in concert (each an Acquiring Person) makes an offer to acquire all the shares in the Company not already held by the Acquiring Person(s) from the shareholders (the Offer, and the date on which the Offer is made, the Offer Date), on the same terms for all shares to which the Offer relates, provided, however, that the Board of Directors resolving with a majority of at least two-thirds of the directors presented or represented at the relevant meeting, shall recommend to the shareholders to accept the Offer within the timeframe required by the U.S. tender offer rules for the Company to make a recommendation to its security holders. For the avoidance of doubt, in the absence of a recommendation by the Board of Directors to the shareholders to accept the Offer as set forth above, this article 10 shall not apply, and no Acquiring Person shall have any right, claim or entitlement whatsoever arising out of, or in connection with, this article 10 or any reliance thereunder. For the purposes of this article 10, the term “shares” shall refer to shares of the Company and any other securities giving access to the Company’s share capital (if any).

10.2	For the purposes of this article 10:

10.2.1	an Offer made:

(a)	by a nominee on behalf of the Acquiring Person; or

(b)	where the Acquiring Person is a member of a group of companies, by, or by a nominee on behalf of, a company which is a member of the same group of companies,

shall be treated as an Offer made by the Acquiring Person.

10.2.2

where shares are recorded in the register(s) of the Company on behalf of one or more persons in the name of a securities settlement system or the operator of such a system and recorded as book-entry interests in the securities accounts of a Depository, such persons shall have the same rights and obligations as if they held the shares in the Company directly.

10.3

If the Acquiring Person has, during the period of at least one (1) month after the Offer Date (the Offer Period), acquired such number of shares in the Company (whether by virtue of acceptances of the Offer or by virtue of any additional share purchases outside of the Offer on the stock market, over-the-counter, or in any other manner) that, together with the shares already owned by the Acquiring Person prior to the commencement of the Offer Period, the Acquiring Person holds not less than 95% of the shares in issue in the Company (calculated by reference to the percentage of the share capital such shares represent, not their (nominal or other) value), the Acquiring Person may give notice (the Acquisition Notice) to all other holders of shares in the Company that it does not hold upon the close of the Offer Period (the Remaining Shares and the shareholders holding Remaining Shares, the Remaining Holders), that it desires to acquire all (and not less than all) of the Remaining Shares from the Remaining Holders. The Acquisition Notice shall specify (i) that it has been served in accordance with this article 10 and (ii) the price per Remaining Share (which, for the avoidance of doubt, shall be the same as the price offered to all shareholders during the Offer Period). Any Acquisition Notice shall be sent by the Acquiring Person to the Remaining Holders in the same manner as the notice given to shareholders to convene them to a General Meeting. Upon delivery of the Acquisition Notice to the Remaining Holders, the sale and transfer of the Remaining Shares to the Acquiring Person will be deemed to have occurred automatically on the basis of, and pursuant to this article 10, which shall constitute an instrument of transfer in accordance with Luxembourg law and no further documents, agreements or instruments need to be executed by the Remaining Holders to effectuate the sale and transfer of the Remaining Shares hereunder. For the purposes of this article 10, the date on which the Acquisition Notice is delivered to the Remaining Holders shall hereinafter be referred to as the Acquisition Notice Date.

10.4

If the Acquiring Person determines to serve an Acquisition Notice to all Remaining Holders, such Acquisition Notice shall be delivered promptly following the end of the Offer Period and, in any event, within thirty (30) days following the end of the Offer Period. Where the Acquisition Notice is given to a Remaining Holder, the Acquiring Person shall be bound to acquire the Remaining Shares from the Remaining Holder at the same price as the Offer Price.

10.5

Where an Offer is such as to give a choice of terms to the shareholders, including in respect of the types of consideration, any Acquisition Notice shall give the Remaining Holders the same choice as that given to the shareholders during the Offer Period, in particular:

10.5.1	that the Remaining Holder may, within thirty (30) days from the Acquisition Notice Date, exercise that choice; and

10.5.2	the terms that shall be deemed to apply to the Remaining Holder in the absence of any election of terms.

10.6

The closing of the sale and purchase of the Remaining Shares pursuant to this article 10 shall occur as promptly as practicable following the Acquisition Notice Date in accordance with the terms hereof.

10.7

In furtherance (but not in limitation) of the provisions of this article 10, the chairperson of the Board of Directors (or some other person appointed by the Company for this purpose) shall be deemed to have been appointed attorney of each of the Remaining Holders with full power (and obligation, if so requested by the Acquiring Person) to execute, complete and deliver, in the name and on behalf of each Remaining Holder (a) a transfer in favor of the Acquiring Person and/or its nominee(s) of all of the Remaining Shares held by such Remaining Holder against delivery to the Company of the consideration for such Remaining Holder’s Remaining Shares and (b) such other documents and deliverables as the Acquiring Person may reasonably require so as to vest all rights and entitlements in or in respect of the shares held by such Remaining Holder in the Acquiring Person and/or its designee(s) (including a power of attorney in favor of the Acquiring Person and/or its designee(s) to vote and exercise all rights in respect of such shares pending the registration in the share register of the Acquiring Person and/or its designee(s) as the holder(s) of such shares).

10.8

Upon delivery to the Company of the consideration to which the Remaining Holders are entitled in accordance with this article 10, the Acquiring Person shall be deemed to have obtained a valid and effective discharge for such consideration. Following the delivery of such consideration, the Acquiring Person shall be entitled to require the Company to register its name (or that of its nominee, if applicable) as the holder of each of the Remaining Shares in the Company’s share register by way of transfer.

10.9

The Company shall, as soon as practicable following the receipt of the consideration for the Remaining Shares made by the Acquiring Person, deliver to each Remaining Holder the consideration to which such Remaining Holder is entitled in accordance with this article 10. If, in the opinion of the Board of Directors, it is not reasonably practicable to deliver such consideration at that time, the Company shall deposit the relevant amount into a separate bank account in the name of the Company, to be held in trust for the benefit of the applicable Remaining Holders until such time as the Board of Directors determines that it is appropriate.

III. MANAGEMENT – REPRESENTATION

11	Board of Directors

11.1	Composition of the Board of Directors

(a)	The Company shall be managed by the Board of Directors, which shall comprise at least three (3) members and no more than ten (10) members. The directors need not be shareholders.

(b)

The General Meeting shall appoint the directors and determine their number and their remuneration. Directors are appointed for a term of office of two (2) years and are eligible for re-appointment at the expiry of their term of office. The office of a director shall terminate at the close of the General Meeting which deliberates on the accounts of the preceding financial year and held in the year during which the term of office of said director comes to an end.

(c)	Directors may be removed at any time, with or without cause, by a resolution of the General Meeting.

(d)

If a legal entity is appointed as a director, it must appoint a permanent representative to perform its duties. The permanent representative is subject to the same rules and incurs the same liabilities as if he had exercised his functions in his own name and on his own behalf, without prejudice to the joint and several liability of the legal entity which it represents. Should the permanent representative be unable to perform its duties, the legal entity must immediately appoint another permanent representative.

(e)	If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the next General Meeting.

(f)

The Board of Directors may (but shall not be obliged to) establish one or more committees (including without limitation an audit committee, nomination and corporate governance committee, and a compensation committee) and for which it shall, if one or more of such committees are set up, appoint the members (who may be but do not need to be Board members), determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto.

(g)

Employees of Company’s establishments located in a Member State of the European Union other than Grand Duchy of Luxembourg shall enjoy the same participation rights as employees of Company’s establishments located in Grand Duchy of Luxembourg, as provided under Luxembourg law.

11.2	Powers of the Board of Directors

(a)

All powers not expressly reserved to the shareholders by the Law or the Articles fall within the competence of the Board of Directors, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

(b)	The Board of Directors may delegate special or limited powers to one or more agents for specific matters.

(c)

The Board of Directors is authorized to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more managers, directors or other agents, whether shareholders or not, acting either individually or jointly, in accordance with the Law. If the day-to-day management is delegated to one or more directors, the Board of Directors must report to the annual General Meeting any salary, fee and/or any other advantage granted to those director(s) during the relevant financial year.

(d)

The Board of Directors may delegate its management powers, and the power to represent the Company with respect thereto, to a management committee (the Committee) or to a directeur général (the Chief Executive Officer), save for the transfer of any powers relating to the general policy of the Company or to any acts reserved to the Board of Directors on the grounds of any other provisions of the Law. The members of the Committee or the Chief Executive Officer may or may not be members of the Board. of Directors The Board of Directors is in charge of supervising the Committee or the Chief Executive Officer. If a member of the Committee or the Chief Executive Officer is a legal person, it must appoint a permanent representative who represents it in its function as member of the Committee or Chief Executive Officer and who is subject to the same liability as described under article 11.1 (d). The Board of Directors may revoke the delegation to the Chief Executive Officer given hereunder at any time with or without cause.

(e)

The Board of Directors is authorized to demand from shareholders any and all documents and information which the Company may require to enable the Company to comply with: (i) applicable know your client laws or regulations, (ii) anti-money laundering procedures and regulations, (iii) beneficial ownership declaration and filing obligations in accordance with the Luxembourg law of 13 January 2019 creating the register of beneficial owners, as amended from time to time, (iv) any other obligations provided by applicable law relating to identification and verification of the beneficial owners of the Company or as may be required by the Company to identify the nature and source of funding made available to the Company. The Board of Directors is further authorized to use and store such information for its internal processes and procedures and may use, process and disclose any such information to (i) any applicable governmental or regulatory authority as required by applicable law, and (ii) any professional service provider or financial service provider requiring such information from the Company for the same purposes as stated in this article 11.2(e).

11.3	Procedure

(a)

The Board of Directors shall appoint a chairperson from among its members. The Board of Directors shall determine the duration of his/her term of office, which shall not exceed his/her term of office as director, and may remove him/her from office at any time. The Board of Directors shall set his/her compensation. The chairperson shall organize and manage the work of the Board of Directors and report thereon to the General Meetings. The chairperson shall ensure the satisfactory functioning of the Company’s governing bodies and, in particular, ensure that the directors are able to perform their duties.

(b)

If it deems it useful, the Board of Directors may appoint, from among its members, one or more vice-chairperson(s), who must be individuals and whose duties are to preside over meetings of the Board of Directors and the General Meetings in the absence of the chairperson of the Board of Directors. The Board of Directors shall determine the term of office of the vice-chairperson which cannot exceed the term of his or her office as director and may dismiss a vice-chairperson at any time. Any vice-chairperson may also ask the chairperson to convene the Board of Directors on a specific agenda. In this case, the chairperson of the Board of Directors must convene the board on a date that may not be later than fifteen days. If the request is not complied with, the vice-chairperson may convene the meeting and shall indicate the agenda for the meeting.

(c)	The Board of Directors may choose a secretary who need not be a director and who will be responsible for keeping the minutes of the meetings of the Board of Directors and of General Meetings.

(d)

The Board of Directors shall meet as often as required by the Company’s interests. The Board of Directors shall meet at the request of the appointed chairperson, if any, any vice-chairperson, or directors representing at least one-third (1/3) of Board members. The Chief Executive Officer may also request the chairperson to convene a meeting of the Board of Directors to consider a specific agenda. Board of Directors meetings shall be held at the registered office or at any other place in Luxembourg or abroad.

(e)

Notice of any Board of Directors meeting shall be given by any means, whether written or oral, to all directors at least twenty-four (24) hours in advance, except in the case of an emergency, in which case the nature and circumstances of such shall be set out in the notice.

(f)

No notice is required if all members of the Board of Directors are present or represented and each of them states that they have full knowledge of the agenda for the meeting. A director may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board of Directors.

(g)	A director may grant to another director a power of attorney in order to be represented at any Board of Directors meeting, but no director may hold more than one proxy at any meeting.

(h)	Each director shall receive the information necessary to perform his/her duties and hold his/her corporate office, and may obtain copies of all documents he deems of use.

(i)

The Board of Directors may only validly deliberate and act if half of its members are present or represented. Board of Directors resolutions shall be validly adopted by a majority of the votes of the directors present or represented. Board of Directors’ resolutions shall be recorded in minutes signed by the chairperson of the meeting or, if no chairperson has been appointed, by all the directors present or represented at the meeting. In the event of a tie vote, the chairperson shall not have a casting vote.

(j)

Any director may participate in any meeting of the Board of Directors by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

(k)

Circular resolutions signed by all the directors, including by electronic means, (the Directors’ Circular Resolutions) shall be valid and binding as if passed at a duly convened and held Board of Directors meeting, and shall bear the date of the last signature. They are deemed to be taken at the location of the registered office of the Company. Directors’ Circular Resolutions may be evidenced in writing, including by email or any other means of electronic communication. Signatures of the

Directors’ Circular Resolutions or the resolutions adopted by the Board of Directors by telephone or video conference, as the case may be, may appear on one original or several counterparts of the same document, all of which taken together shall constitute one and the same document.

11.4	Representation

(a)

The Company shall be bound towards third parties in all matters by signature of the Chief Executive Officer. In matters of day-to-day management, the Company shall be bound towards third parties by a person to whom the day-to-day management has been duly delegated in accordance with article 11.2 (c) (if any).

(b)

The Company shall also be bound towards third parties by the joint or single signature of any person(s) to whom special signatory powers have been delegated by the Board of Directors or subdelegated by the Chief Executive Officer, as applicable.

11.5	Liability

(a)

The directors shall not be held personally liable by reason of their office for any commitment they have validly made in the name of the Company, provided those commitments comply with the Articles and the Law.

(b)

Subject to the exceptions and limitations listed below and/or any other relevant indemnification arrangement, every person who is a director of the Company, including the chairperson of the Board of Directors, the directeur général or any member of a management committee to whom the Board of Directors has delegated management powers, as well as any executive officer to whom day-to-day management powers have been delegated by the Board of Directors, or any executive officer who is not a director, employed by the Company to whom the Board of Directors in its discretion has extended indemnification arrangements (an Officer and collectively with a director of the Company, the Beneficiary), shall be indemnified by the Company to the fullest extent permitted by applicable laws against any losses incurred by the Beneficiary for any damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, the Losses) if the Beneficiary is or was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim, demand, action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, whether formal or informal, or any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any foreign, federal, state or other governmental entity by reason of (or arising in part out of) any event or occurrence related to the fact that the Beneficiary is or was a director or Officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Beneficiary while serving in such capacity (collectively, Indemnifiable Claim).

(c)	No indemnification shall be provided to any Beneficiary with respect to the following Claims:

(i)	any Claim made by the Company or by a shareholder or any other person on behalf of the Company (derivative action);

(ii)	any Claim relating to remuneration paid to the Beneficiary, if it shall be determined that such remuneration was not due;

(iii)

any Claim for which a judgment is rendered against the Beneficiary for an accounting of profits made from the purchase or sale of, or the procurement to purchase or sell, securities of the Company pursuant to insider trading laws or regulations;

(iv)

any Claim which is based on the Beneficiary’s failure to act in good faith and in a manner consistent with the corporate interest of the Company (interêt social), willful or gross misconduct or on a fraud or a fraudulent misrepresentation, intentional or fraudulent (or deemed to be so) misconduct, whether the Beneficiary has acted alone or as an accomplice if it should be finally determined that the Beneficiary is guilty of such misconduct;

(v)	any Claim which is based on the Beneficiary’s fault committed outside the scope of his/her duties (faute détachable); or

(vi)	any Claim which is based on the Beneficiary’s criminal actions where the Beneficiary has been finally found guilty for such criminal action.

For the purposes of this Article 11.5, a Claim means (1) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to foreign federal, state or other law; and (2) any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any foreign, federal, state or other governmental entity, that Beneficiary determines might lead to the institution of any such claim, demand, action, suit or proceeding.

(d)

The Company may, to the fullest extent permitted by law, purchase and maintain one or more director and officer insurance policies (D&O Insurance Policy) subscribed with an insurance company of national or international repute (the Insurance Company), providing D&O insurance coverage to the Beneficiary to the fullest extent permitted by applicable laws and regulations providing for indemnification of the Beneficiary against Expenses and any and all Losses in connection with an Indemnifiable Claim. The terms of the D&O Insurance Policy shall determine whether insurance coverage is available to the Beneficiary in connection with any Indemnifiable Claim, and that any limitations, restrictions or exclusions contained in the D&O Insurance Policy that are not mandated by applicable law shall not relieve the Company of its obligation to provide indemnification to the Beneficiary for Losses and Expenses in each case with respect to Indemnifiable Claims to the fullest extent permitted by applicable laws and regulations.

(e)

The right of indemnification herein provided shall be severable, shall not affect any other rights to which any Beneficiary may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification provided herein is not exclusive and nothing contained herein shall affect any rights to indemnification to which corporate personnel, including directors and Officers, may be entitled by contract or otherwise under law.

(f)

To the fullest extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within the scope of his/her duties (faute non détachable) as a director or Officer of the Company, the Expenses reasonably incurred by the Beneficiary in defending or investigating any Indemnifiable Claim duly notified to the Company shall be paid by the Insurance Company or by default if any payment demand to the Insurance Company remains unsatisfied after 30 days, as well as if the maximum insurance coverage under such D&O Insurance Policy is exceeded, by the Company, in advance of a final determination of the matter upon the request of the Beneficiary, upon presentation of satisfactory evidence that such Expenses have been incurred and remittance to the Insurance Company or, as the case may be, the Company of Beneficiary’s written commitment to repay these Expenses in the event that it is ultimately determined that the Beneficiary is not entitled to have these Expenses reimbursed; provided that the Company shall not be liable for that portion of such Expenses actually provided to the Beneficiary under the D&O Insurance Policy (to the fullest extent permitted by applicable laws and regulations, such undertaking shall be accepted without reference to the financial ability of the Beneficiary to make repayment and any advances and undertakings to repay pursuant to this article 11.5(f) shall be unsecured and interest-free); and provided further that no indemnification shall be permitted (A) in the event that is finally determined that: (i) the Beneficiary’s conduct forming the subject matter of the Indemnifiable Claim was not consistent with the corporate interests of the Company; (ii) the Beneficiary’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct, and more generally, the Beneficiary’s conduct was outside the scope of his/her duties (faute détachable) or (B) in respect of Indemnifiable Claims initiated or brought by Beneficiary against the Company or its directors, officers, employees or other agents and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Articles or otherwise available to Beneficiary under another agreement or applicable law. For the purposes of this article 11.5, Expenses shall mean reasonable and necessary expenses (including attorneys’ fees and all other costs, expenses and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, as well as any national, federal, state, local or foreign taxes imposed on the Beneficiary as a result of the actual or deemed receipt of any payments hereunder).

12	Board Observers

12.1	Pursuant to a proposal of the Board of Directors, the General Meeting may appoint Board observers.

12.2	No more than five (5) Board observers shall be appointed, and they shall constitute a panel. They shall be appointed, without restriction, on the basis of their expertise.

12.3

The term of office of an observer is fixed at the time of the decision of appointment but may not exceed two (2) years. The office of an observer shall terminate at the close of the General Meeting which deliberated on the accounts of the preceding financial year and held in the year during which the term of office of said observer comes to an end.

12.4

The panel of Board observers shall review matters that the Board of Directors or its chairperson submits to it for its opinion. The Board observers shall attend Board of Directors meetings and shall take part in deliberations in a non-voting capacity. However, their absence shall not affect the validity of the Board of Directors deliberations. They shall be given notice of Board of Directors meetings in the same manner as the directors.

12.5	The Board of Directors may remunerate the Board observers by allocating an amount from the directors’ fees granted annually by a General Meeting.

13	Conflict of interests

13.1

Any director, who, directly or indirectly, has an interest of a financial nature in a decision or operation/transaction carried out by the Board of Directors other than in the ordinary course of business which conflicts with the interests of the Company (an Opposed Interest) must advise the Board of Directors accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction shall be submitted to the shareholders at the next General Meeting, before any vote on any other resolution. When, due to an Opposed Interest, the number of Board members required by the Articles for the deliberation and vote on a certain item is not reached, the Board of Directors may decide to defer the decision on that item to the General Meeting.

13.2

The day-to-day managers and the members of the Committee or the Chief Executive Officer, as the case may be, are bound by the provisions on Opposed Interest, which are applicable in accordance with the Law. When the Chief Executive Officer or, if there is only one (1) day-to-day manager, the day-to-day manager, is confronted with an Opposed Interest, the decision must be taken by the Board of Directors.

13.3

When, due to an Opposed Interest, the number of Committee members required for deliberating and voting on the item concerned is not reached, the Committee may decide to defer the decision on that item to the Board of Directors.

IV. SHAREHOLDERS

14	General meetings of shareholders

14.1	Powers, voting rights and obligations

(a)

Resolutions of the shareholders shall be adopted at a General Meeting. The General Meeting has full powers to adopt and ratify all acts and operations which are consistent with the Company’s corporate object.

(b)	Each share entitles the holder to one (1) vote.

14.2	Notices and conduct of General Meetings

(a)

The shareholders may be convened to General Meetings by the Board of Directors or the supervisory auditor(s). The shareholders must be convened to a General Meeting following a request from shareholders representing at least one-tenth (1/10) of the share capital. Shareholders holding at least one tenth (1/10) of the share capital of the Company may request that one or more additional items be put on the agenda of any general meeting. This request shall be sent to the registered office by registered mail at least five (5) days prior to the holding of the convened General Meeting.

(b)

Written notice of any General Meeting shall be given to all shareholders by means of a registered letter or other means of communication in accordance with applicable law, including by means of electronic transmission and/or posting on an electronic network at least ten (10) days prior to the date of the meeting, or longer as may be required by any applicable regulatory body or stock exchange having jurisdiction over the Company. The Board members and the supervisory auditors may be convened to the General Meetings they did not convene themselves and are in any case entitled to participate in same.

(c)	General Meetings shall be held at the time and place specified in the notices.

(d)

General Meetings shall be chaired by the chairperson of the Board of Directors or, in the absence thereof, by the vice-chairperson, if any or the Chief Executive Officer, or by a director specifically appointed for such purpose by the Board of Directors. Failing this, the shareholders’ meeting shall elect its own chairperson.

(e)	If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda of the General Meeting, it may be held without prior notice.

(f)	An attendance list must be kept at all General Meetings.

14.3	Right to participate to General Meetings

(a)

Subject to this article 14.3, all shareholders, regardless of the number of shares they own, have the right to attend General Meetings and to take part in the deliberations. Bondholders are not entitled to attend the General Meeting.

(b)

Any shareholder is entitled to be admitted and to vote at any General Meeting. However, the Board of Directors may determine a date and time preceding the General Meeting of shareholders as the record date for admission to and voting at such meeting in accordance with applicable laws and regulations (the Record Date). The Board of Directors may determine further conditions that must be fulfilled by the shareholders for them to take part in any General Meeting and shorten or prolong periods for receipt of proxies and voting forms in the convening notice.

(c)

A holder of shares held through the operator of a securities settlement system or with a Depositary wishing to attend a General Meeting must provide the Company with a certificate issued by such operator or Depositary certifying the number of shares recorded in the relevant account on the Record Date. Such certificate must be provided to the Company no later than one (1) Business Day prior to the time of the General Meeting to which it relates. If such holder of shares votes by means of a proxy, article 14.4(c) of these Articles shall apply.

For the purposes of these Articles, the term Business Day shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in the Grand Duchy of Luxembourg, Paris or New York City are authorized or required by law to remain closed.

14.4	Voting procedures for General Meetings

(a)

A shareholder may grant written power of attorney to another person (who need not be a shareholder), in order to be represented at any General Meeting, in accordance with the provisions of this article 14.4(a). In such case, the shareholder shall be duly represented and counted for the purposes of determining quorum and majority requirements. If a shareholder votes by means of proxy, the proxy shall be deposited at the registered office of the Company or with an agent of the Company duly authorized to receive such proxies. Proxies may be delivered in original form by hand or postal mail, or in copy form by electronic mail, or any other means of communication authorized by the Board of Directors to the Company’s registered office or to the address specified in the convening notice. The Company shall only take into account proxies received no later than one (1) Business Day prior to the time of the General Meeting to which they relate.

(b)

If provided for in the relevant convening notice, a shareholder may participate in any General Meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting.

(c)

If provided for in the relevant convening notice, any shareholder may vote by using the forms provided by the Company for that purpose, in accordance with the provisions of this article 14.4(c), and, for the avoidance of doubt, shall be counted for the purposes of determining quorum and majority requirements. The Board of Directors may in its sole discretion authorize each shareholder to vote at a General Meeting through a signed voting form sent by post, electronic mail or any other means of communication authorized by the Board of Directors to the Company’s registered office or to the address specified in the convening notice. The Company will only take into account voting forms received no later than one (1) Business Day prior to the time of the General Meeting to which they relate. For the avoidance of doubt, shareholders may not vote by voting forms where the Board of Directors has not authorized such voting method for a given General Meeting.

(d)	The Board of Directors may suspend the voting rights of any shareholder in breach of its obligations as described by the Articles.

(e)

A shareholder may individually decide not to exercise, temporarily or permanently, all or part of its voting rights by means of formal waiver of its rights. The waiving shareholder is bound by such waiver and the waiver must be recognised by the Company upon notification.

(f)

In case the voting rights of one or several shareholders are suspended in accordance with article 14.4(d) or the exercise of the voting rights has been waived by one or several shareholders in accordance with article 14.4(e), such shareholders may attend any General Meeting but the shares they hold shall not be taken into account for the determination of the conditions of quorum and majority to be complied with at the General Meetings.

14.5	Quorum and majority

(a)

Unless provided differently under these Articles or under the mandatory provisions of the Law, and for the avoidance of doubt, without prejudice to any higher quorum requirement set forth in article 14.5 (b) applicable to extraordinary General Meetings, (i) General Meetings shall validly deliberate if the shareholders present or represented hold at least 33 1/3 percent of the shares with the right to vote in the General Meeting – if this quorum is not reached, a second General Meeting shall be convened and the same quorum requirement shall apply also in respect of the second General Meeting, and (ii) resolutions to be adopted at General Meetings shall be passed by a simple majority of the votes cast by the shareholders present or represented.

(b)

An extraordinary General Meeting may only amend the Articles if shareholders holding at least one-half of the share capital are present or represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second General Meeting shall be convened in accordance with the formalities foreseen in article 14.2 (b), and the quorum requirement set forth in article 14.5(a) above shall apply. At both General Meetings, resolutions must be adopted by at least two-thirds (2/3) of the votes cast.

(c)	Any increase in the commitments of the shareholders towards the Company shall require the unanimous consent of the shareholders.

V. ANNUAL ACCOUNTS – SUPERVISION – ALLOCATION OF PROFITS

15	Financial year and approval of annual accounts

15.1	The financial year begins on the first (1) January and ends on the thirty-first (31) December of each year.

15.2

Each year, the Board of Directors must prepare the balance sheet and profit and loss account, together with an inventory stating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts owed by its officers, directors and supervisory auditors to the Company.

15.3

The annual General Meeting shall be held at the registered office or in any other place within the Grand Duchy of Luxembourg, as specified in the notice, within six (6) months following the end of the relevant financial year.

16	Auditors

11.1

To the extent required by law and as long as the Company’s operations are not supervised by one or more statutory auditors (réviseurs d’entreprises agréés), the Company shall be supervised by one or more supervisory auditors (commissaires).

16.1

The General Meeting shall appoint, as applicable, the supervisory auditors (commissaires) or the statutory auditors (réviseurs d’entreprises agréés), and determine their number and remuneration and the term of their office.

17	Allocation of profits

17.1

An amount of at least five per cent (5%) of the Company’s annual net profits must be allocated to the reserve required by law (the Legal Reserve). This requirement ceases when the Legal Reserve reaches an amount equal to ten per cent (10%) of the share capital.

17.2

The General Meeting shall determine the allocation of the balance of the annual net profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

17.3	Interim dividends may be distributed at any time, subject to the following conditions and taking into account the provisions of article 17:

(a)	the Board of Directors must draw up interim accounts;

(b)

the interim accounts must show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the Legal Reserve;

(c)	the Board of Directors’ decision to distribute an interim dividend cannot be taken more than two (2) months after the date of the interim accounts; and

(d)

the supervisory auditors (commissaires) or the statutory auditors (réviseurs d’entreprises), as applicable, must prepare a report addressed to the Board of Directors which must verify whether the above conditions have been met.

17.4	Dividends referred to in this article 17 shall be distributed to the shareholders in proportion to the shares held by each of them.

17.5

The General Meeting called to approve the accounts of the financial year may grant to each shareholder, for all or part of the dividend available for distribution, a choice between payment in the form of cash or in form of shares. In the same manner, each shareholder may be granted, for all or part of the interim dividends declared by the Board of Directors in accordance with article 17.3 hereof, a choice between payment of said interim dividends in the form of cash or in the form of shares.

17.6	Distributions of ordinary dividends resolved upon at the annual general meeting of shareholders shall be paid within a maximum period of nine months from the end of the financial year.

VI. DISSOLUTION – LIQUIDATION

18	Dissolution – Liquidation

18.1

The Company may be dissolved at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting shall appoint one or more liquidators, who need not be shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. If the liquidator is a legal person, the physical person representing it must also be designated. Unless otherwise decided by the General Meeting, the liquidators shall have full power to realise the Company’s assets and pay its liabilities. The provisions on Opposed Interest as set forth in articles 13.1 and 13.2. apply to the liquidator(s).

18.2	The surplus (if any) after realisation of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISIONS

19	General Provisions

19.1	Notices and communications may be made or waived in writing, by fax, email or any other means of electronic communication.

19.2	Powers of attorney may be granted by any of the means described above.

19.3

All matters not expressly governed by the Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law. Unless a different jurisdiction is competent in accordance with mandatory applicable law, the competent courts in the Grand Duchy of Luxembourg shall be the exclusive forum for any disputes arising out of or in connection with these Articles, notably (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary or other duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Law, or (iii) any action or proceeding asserting a claim or otherwise related to the affairs of the Company; provided that the foregoing will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the Exchange Act), or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

19.4	In case of any discrepancy or inconsistency between the French and English versions of these Articles, the English version shall prevail.

Annex D

DRAFT TERMS OF CROSS-BORDER CONVERSION

Pursuant to Article 86d of Directive (EU) 2019/2121 of the European Parliament and of the Council of November 27, 2019 amending Directive (EU) 2017/1132 of June 14, 2017 as regards cross-border conversions, mergers and divisions (the “Mobility Directive”)

As transposed into French law by Ordinance No. 2023-393 of May 24, 2023, and Implementing Decree No. 2023-430 of June 2, 2023

Relating to the cross-border conversion while retaining the legal personality and the simultaneous transfer of the registered office (siège statutaire) and central administration (administration centrale)

OF

CRITEO S.A.

Which, in view of its cross-border conversion, has adopted the present terms governing such conversion.

Dated January 6, 2026

WHEREAS:

(A)	Criteo S.A. (hereinafter “Company”) is currently incorporated in France.

(B)

Pursuant to Articles 86d et seq. of Directive (EU) 2017/1132 (as amended by Directive (EU) 2019/2121 of the European Parliament and of the Council of 27 November 2019 as regards cross-border conversions, mergers and divisions), as transposed in Articles L. 236-50 to L. 236-53, R. 236-39 and R. 236-40 of the French Commercial Code, Criteo intends to carry out a cross-border conversion whereby it will be converted, without being dissolved, wound up, or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, and will transfer its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality (the “Conversion”).

(C)

This Conversion is subject to the legal framework governing cross-border mergers, as provided under Articles L. 236-31 to L. 236-45 and R. 236-20 to R. 236-34 of the French Commercial Code, except where those provisions conflict with Articles L. 236-50 to L. 236-53, R. 236-39 and R. 236-40 of the same Code. The Conversion is also subject to Title X (Restructurings) of the Luxembourg law on commercial companies dated 10 August 1915, as amended (the “Luxembourg Company Law”), and in particular, Section 2 (European cross-border conversions) of Chapter VI (Cross-border conversions) and, by virtue of Article 1000 paragraph 3, Section 1 (General regime for cross-border conversions) of Chapter VI (Cross-border conversions).

(D)

The Company’s board of directors (the “Board of Directors”) has drawn up a report on the Conversion for the benefit of shareholders and employees, which will be made available to the shareholders, to the employee representatives and to the employees, as well as these Conversion Terms (as such term is defined below) at the latest 6 weeks before the Company’s general meeting called to decide upon the Conversion (the “General Meeting”), in accordance with the provisions of Articles L. 236-36 and R. 236-24 of the French Commercial Code.

(E)	Therefore, the Company has, in accordance with Article R. 236-40 of the French Commercial Code, established the following terms of the Conversion of the Company (the “Conversion Terms”).

1.	DESCRIPTION OF THE CONVERSION

1.1	Main characteristics of the Company prior to the Conversion

1.1.1

The Company has been incorporated as a société par actions simplifiée and has been converted into a société anonyme by a decision adopted by the shareholders on March 3, 2006. It is governed by the laws of France, with a share capital of EUR 1,391,497.375 as of January 1, 2026, having its registered office at 32 rue Blanche – 75009 Paris, France, and is registered with the Paris Trade and Companies Register under number 484 786 249.

1.1.2	The Company is a global technology company specialized in digital advertising, particularly in performance marketing and personalized retargeting.

1.1.3

The Company’s term is set at 99 years from its registration with the Paris Trade and Companies Register, i.e. until November 3, 2104, except in the event it is dissolved before the expiration of its term or if said term is extended by an extraordinary general shareholders’ meeting.

1.1.4	In accordance with its by-laws, the Company’s corporate purposes, directly or indirectly, both in France and abroad, are:

-	providing IT services and software, acting as a communication agency, providing consulting services to companies and engaging in distance sales;

-	taking equity stakes or acquiring interests in all commercial, industrial, financial, real or personal property companies and enterprises by creating new companies, making contributions,

subscribing for or purchasing securities or corporate rights, carrying out corporate mergers and entering into alliances or consortia, whether by taking equity stakes or otherwise;

-

managing, administering and disposing of said equity stakes, including providing consulting services in the fields of administration and management, in particular commercial, financial and administrative administration and management; and

-

more broadly, engaging in all financial, commercial, industrial and personal or real property operations that may be directly or indirectly related to the purposes above or any similar or connected purposes that may promote the Company’s expansion or development in France and abroad.

1.1.5

The Company’s share capital amounts to EUR 1,391,497.375 as of January 1, 2026 and is divided into 55,659,895 shares with a nominal value of EUR 0.025 each, fully paid. The Company’s ordinary shares are not admitted to trading on a regulated market, a multilateral trading facility, or an organized trading system. The Company is listed exclusively on a U.S. market (Nasdaq) through American Depositary Shares (the “ADSs”), which are held for the beneficial holders by a depositary bank, Bank of New York Mellon (the “Depositary”) in accordance with the terms of a deposit agreement entered into between the Company and the Depositary on October 29, 2013, as amended from time to time (the “Deposit Agreement”). Each ADS represents one ordinary share of the Company.

1.1.6	In addition to its ordinary shares, the Company has other issued and outstanding equity-linked instruments, including:

-	non-employee warrants (bons de souscription d’actions);

-	time-based restricted stock units (“RSUs”);

-	performance-based restricted stock units (“PSUs”); and

-	stock-options, (together, the “Equity Instruments”, and the plans governing such Equity Instruments, the “Equity Plans”).

1.1.7

The Company is administered by a board of directors comprising eight members (currently including seven independent directors based on the current independence standards established by Nasdaq), which defines its strategic direction and ensures its implementation. The Board of Directors has established an audit committee, a compensation committee and a nomination and corporate governance committee, which all have an advisory role only in accordance with French law. In addition, special ad hoc committees of the Board of Directors may be created from time to time to assist the Board of Directors with special projects and other matters, including M&A and other strategic projects. The management of the Company is carried out by the chief executive officer, who acts as the legal representative of the Company, and who is assisted by other executive officers including the chief financial officer and the chief legal and transformation officer.

1.1.8	The Company’s fiscal year begins on January 1 and ends on December 31 of each calendar year.

1.1.9	The Company is not in a state of insolvency and is not currently subject to any insolvency proceedings or any other preventative measures such as ad hoc mandate, conciliation, or similar procedures.

1.2	Conversion of the Company

Pursuant to Articles L. 236-50 et seq. of the French Commercial Code, the Company intends to transfer its registered office (siège statutaire) and central administration (administration centrale) without being dissolved, wound up or placed into liquidation from France to the Grand Duchy of Luxembourg, and convert the legal form of the Company into a public limited liability company (société anonyme) governed by Luxembourg law, while retaining its legal personality. It is understood that, to this end, and following the Conversion, the Company will be subject to, and will have to comply with, the legal provisions applicable to a public limited liability company (société anonyme) under applicable laws in the Grand Duchy of Luxembourg, including the Luxembourg Company Law.

2.	MAIN CHARACTERISTICS OF THE COMPANY AFTER THE CONVERSION

2.1	Governing Law

The conversion of the Company into a public limited liability company (société anonyme) governed by Luxembourg law and the transfer of the Company’s registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg will result in a change of the Company’s nationality which will be governed by Luxembourg law, without dissolution, winding up or liquidation and while retaining its legal personality as of the Effective Time (as such term is defined below).

2.2	Registered Office (siège statutaire) and Central Administration (administration centrale)

The registered office (siège statutaire) and central administration (administration centrale) of the Company will be transferred to 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg (Grand Duchy of Luxembourg).

2.3	Company’s Articles of Association

2.3.1

As a result of the Conversion, the Company shall convert into a public limited liability company governed by Luxembourg law (société anonyme) and be governed by the amended and restated articles of association set out in Schedule 1 (the “Articles”), as such Articles will be adopted at the General Meeting.

2.3.2	The articles of association of a Luxembourg public limited liability company (société anonyme) include, amongst others, provisions relating to:

(a)	the legal form of the company;

(b)	the company name;

(c)	the purpose of the company;

(d)	the address of the company’s registered office;

(e)	the amount of subscribed share capital and the amount of authorized share capital (if any);

(f)	the shares (including any share classes), the rights attached to them, and their characteristics;

(g)	the form of the shares (registered, bearer, or dematerialized);

(h)	where applicable, the number of securities or shares that do not form part of the share capital, and the rights attached thereto;

(i)

the rules that determine the number of and method of appointing the members of the bodies representing the company with respect to third parties, administering, managing, overseeing or auditing the company; and the rules that determine the distribution of authority among these bodies if it deviates from the law; and

(j)	the duration of the company.

2.4	Share Capital of the Company

2.4.1

Pursuant to Luxembourg law, the Articles, which must be approved by the General Meeting and will come into force as from the Effective Time will, among other things, provide for (a) an authorized share capital excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time as confirmed in the acknowledgment (constat) deed enacted by the Luxembourg notary in the context of the Conversion (the “Constat Deed”), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the per share nominal value of EUR 0.025; (b) an authorization for the Board of Directors, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders’ preferential subscription rights to the new shares in accordance with article 420-26(5) of the Luxembourg Law, and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the Board of Directors for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time); and hold its own shares, in accordance with, article 430-15(1) of the Luxembourg Law and the conditions set forth in the Articles; and (d) an authorization to the Board of Directors for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time.

2.4.2

The Company specifies that its current share capital, amounting to EUR 1,391,497.375, represented by 55,659,895 ordinary shares with a nominal value of EUR 0.025 each, exceeds the minimum share capital required for Luxembourg public limited liability companies, pursuant to Article 420-1 of the Luxembourg Company Law. Variations in the amount of the Company’s share capital and in the number of ordinary shares of the Company may occur between the date of these Conversion Terms and the Effective Time. The Articles, as they will appear in the Constat Deed will, after taking into consideration such variations, include the amount of the issued share capital and number of shares outstanding on the date the Constat Deed is passed by the Luxembourg notary.

2.4.3

The General Meeting will authorize and empower the Board of Directors or any delegate(s) duly appointed and authorized by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company for the purposes of (i) the Constat Deed, to inter alia confirm to the Luxembourg notary as of the date of the Constat Deed, (x) the name, professional address and the terms of office of the directors of the Company, (y) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in article 5.1 of the Articles in force as from the Effective Time the updated amounts, and (z) the satisfaction or waiver of any conditions precedent to the Conversion set forth in Section 12 hereof, and (ii) the implementation of all actions, steps, and formalities and the execution of any documents, confirmations, acknowledgments, notices, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion (the “Delegation”).

2.4.4

The share capital of the Company may be increased or decreased, as from the date of these Conversion Terms until the Effective Time, amongst other things in case of (i) exercise of the rights granted under the Equity Plans by the relevant beneficiaries in accordance with, and subject to, the terms of such Equity Plans, or (ii) cancellation of the Company’s treasury shares.

2.4.5

Save for any potential cancellation of shares surrendered and repurchased pursuant to the exercise of the Dissenter Option (as such term is defined below) set forth in Section 5 hereof, the number of shares issued by the Company will not be increased or decreased solely as a result of the Conversion.

2.4.6	As of the Effective Time, the ADSs of the Company will be delisted from Nasdaq and the shares of the Company will be directly listed on Nasdaq stock exchange.

2.5	Corporate Name and Purposes

2.5.1	The corporate name of the Company upon effectiveness of the Conversion will remain “CRITEO”.

2.5.2	Following the Conversion, the Company’s corporate purpose will remain unchanged, with the exception of the following item that will be added to the corporate purpose: “borrowing in any form,

issuance of notes, bonds and any kind of debt and equity securities, lending funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies, giving guarantees and pledging, transferring, encumbering or otherwise creating and granting security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person”.

2.6	Company’s Assets and Transfer of Assets

2.6.1	The Company, upon its Conversion, shall remain the owner of its assets and liabilities existing as of the Effective Time of the Conversion, without any restriction or interruption.

2.6.2	Pursuant to Article L. 236-51 of the French Commercial Code, as of the Effective Time:

(a)	all of the assets and liabilities held by the Company immediately prior to the Effective Time will remain those of the Company upon the Effective Time;

(b)

the shareholders of the Company immediately prior to the Effective Time will remain shareholders of the Company upon the Conversion, unless they have voted against the Conversion at the General Meeting and have decided to exercise their Dissenter Option and accordingly divested their shares; and

(c)	the Company’s rights and obligations under the employment contracts existing immediately prior to the Effective Time will remain unchanged as of the Effective Time.

2.6.3

The Company will continue its operations under Luxembourg law following the Conversion and will be registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés) in accordance with Luxembourg law.

2.6.4

Upon the completion of the Conversion, on the Effective Time, the Board of Directors will register a French branch with the Paris Trade and Companies Register, to which all of the Company’s assets (which include the Company’s interests in certain subsidiaries), liabilities and all of its employees based in France as of the Effective Time will be allocated.

2.7	Duration of the Company’s Fiscal Year

The fiscal year of the Company will remain unchanged and thus will start on January 1st and end on December 31st of each calendar year. The duration of the Company’s fiscal year during which the Conversion will take effect will remain unchanged and will not be interrupted as a result of the Conversion. Starting from the fiscal year during which the Conversion takes effect, the Company will prepare its annual financial statements in accordance with Luxembourg law.

2.8	Governance of the Company

2.8.1

As from the Effective Time, the Company will continue to have a board of directors, the functioning of which will be governed by the Articles and provisions of Article 441-1 to 441-13 of the Luxembourg Company Law. Under Luxembourg law, the Board of Directors has the power to take any action necessary or useful to realize the corporate object, with the exception of the powers reserved by law or by the Articles to the general meeting.

2.8.2

The terms of office of the directors immediately prior to the Effective Time shall continue and remain in full force upon the Effective Time. The General Meeting will authorize and empower the Board of Directors or any delegate(s) duly appointed and authorised by the Board of Directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company for the purposes of the Constat Deed, to confirm to the Luxembourg notary, on the date of execution of the Constat Deed, certain information about the directors of the Company, including their names, business addresses and their terms of office.

2.8.3

The rules regarding the composition and appointment of the members of the Board of Directors upon the Effective Time will remain substantially similar to the ones prior to the Conversion, as set out in the existing articles of association of the Company. In particular, the Board of Directors will continue to be composed of at least three members and no more than ten members, appointed by the shareholders’ general meeting for a term of two years. Consistent with the current practice, it is also intended for the Board of Directors to maintain the audit committee, the compensation committee and the nomination and corporate governance committee.

2.8.4

Under Luxembourg law, the articles may authorize the Board of Directors to delegate its management powers to a management committee or to a directeur général (managing executive officer), provided that such delegation may not relate to the general policy of the Company or all of the actions reserved to the Board of Directors under other legal provisions. If a management committee or if a directeur général is appointed, the Board of Directors is entrusted with its supervision. Thus, as of the Effective Time, the Articles will authorize the Board of Directors to delegate its management powers to one or more of its members or to one or more third parties, who will thus constitute a management committee, or to a single person, either a member of the Board of Directors or a third party, who will be referred to as directeur général (managing executive officer).

2.8.5

Under Luxembourg law, the day-to-day management of the business of the Company and the power to represent the Company with respect thereto may be delegated to one or more officers, managers or other agents, acting either severally or jointly. Thus, upon the Effective Time, and under the Articles, the Board of Directors will also be entitled to delegate daily management powers to one or more officers, managers or other agents, acting either severally or jointly for the purposes of carrying out the day-to-day management activities of the Company, such person being referred to as daily manager (délégué à la gestion journalière).

2.8.6

The Company’s officers and management as of immediately prior to the Effective Time will remain in place following the completion of the Conversion. Upon Conversion, a meeting of the Board of Directors will be held for the purposes of inter alia (i) delegating the powers of a directeur général in accordance with the Luxembourg Company Law and the Lux Articles to the chief executive officer of the Company that is in office immediately prior to the Effective Time and (ii) delegating the daily management of the Company to a day-to-day manager of the Company in accordance with the Luxembourg Company Law and the Lux Articles.

2.9	Statutory Auditors

2.9.1	The mandates of Deloitte & Associés and Nexbonis Advisory, current statutory auditors of the Company, will automatically terminate on the Effective Time as a result of the Conversion.

2.9.2

The General Meeting will resolve on the appointment of Deloitte Audit, private limited liability company (société à responsabilité limitée), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895 as a statutory auditor (réviseur d’entreprises agréé) of the Company with effect as of the Effective Time, for a mandate expiring at the second annual meeting of the Company following effectiveness of the Conversion.

2.10	Related-party agreements

The regime governing related-party transactions as set forth in the law of 24 May 2011 on the exercise of certain rights of shareholders in general meetings of listed companies and implementing Directive 2007/36/EC of the European Parliament and of the Council of 11 July 2007 on the exercise of certain rights of shareholders in listed companies, does not apply to public limited liability companies whose shares are not admitted to trading on a regulated market established or operated in a Member State of the European Union. However, Luxembourg law requires that any director who has a direct or indirect financial interest conflicting with that of the Company in a transaction submitted for approval by the Board of Directors must inform the Board of Directors and have this declaration recorded in the minutes of the meeting. Such director may not take part in the deliberation. At the next general meeting, before any other resolution is put to vote, a special report shall be made on any transactions in which any of the directors may have had an interest conflicting with that of the company.

3.	INDICATIVE TIMELINE AND EFFECT OF THE CONVERSION

3.1	Indicative timeline

The final completion and effectiveness of the Conversion is subject, inter alia, to certain legal and regulatory requirements and to the following indicative timeline, it being specified that the dates included in the timetable are only indicative and do not constitute a binding commitment from the Company. They are thus subject to change.

Step	Ref.	Timing	Estimated date
Making available (i) the board report on the Conversion to the shareholders and to the employees, (ii) the report to be presented by the Board of Directors to the General Meeting, detailing the reasons for limiting or withdrawing the preferential subscription rights in respect of newly issued shares within the authorized share capital upon effectiveness of the Conversion and (iii) the Independent Expert Report (as such term is defined below) to the shareholders

Articles R. 236-24 and L. 236-37 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code

Article 420-26(5) and if applicable, article 420-26(6) of the Luxembourg Company Law

		At least D - 6 weeks	Jan. 7, 2026
Filing with the registry of the Paris Court of Economic Activities (Tribunal des activités économiques de Paris) of these Conversion Terms and the notice relating to the Conversion terms, for publication in a legal announcement journal (journal d’annonces légales, “JAL”) and in the French Official Civil and Commercial Announcements (“BODACC”)	Articles L. 236-6, L. 236-35 and R. 236-22 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code, the last of these publications triggering the three-month opposition period for creditors pursuant to Article R. 236-34, paragraph 1 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code	At least D - 30	Jan. 7, 2026
Approval of the Conversion by the General Meeting by a two-thirds majority of the votes cast by shareholders present or represented	Article L. 236-52 of the French Commercial Code	D	Feb. 27, 2026
As applicable, exercise by the Company’s Dissenting Shareholders of their Dissenter Option	Article L. 236-40 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code	D + 1 to D + 10	Until March 9, 2026

Step	Ref.	Timing	Estimated date
As applicable, Dissenter Offer by the Company to the Dissenting Shareholders (as such terms are defined below)	Article R. 236-26, II of the French Commercial Code applicable by referral from Article L. 236-50 of the same Code	D + 10 to D + 20	Until March 19, 2026
As applicable, acceptance or challenge of the Dissenter Offer by the Dissenting Shareholders	Article R. 236-26, II of the French Commercial Code applicable by referral from Article L. 236-50 of the same Code	D + 20 to D + 30	Until March 30, 2026
Meeting of the Board of Directors to acknowledge the fulfillment of, or, as the case may be, to waive certain conditions precedent to the Conversion[1]	N/A	D + 30	March 31, 2026
Filing with the registry of the Paris Court of Economic Activities of all documents relating to the Conversion, including the minutes of the General Meeting approving the Conversion, in view of obtaining the certificate of conformity to be issued by the said registry within an initial period of three months following such filing	Articles L. 236-42 and R. 236-29 and R. 236-30 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code	D + 30	March 31, 2026
Obtaining and transmitting the certificate of conformity from the Paris Court of Economic Activities through interconnection of registers to the competent authority in Luxembourg in order for the latter to perform the legality control	Article L. 236-42 IV and Article R236-30 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code	D + 4 months	June 30, 2026[2]
Legality control and execution of the Constat Deed by the Luxembourg notary and notarization of the Articles as adopted by the General Meeting[3]	Article 1062-13 of the Luxembourg Company Law	D + 5 months	July 30, 2026 (the Effective Time)

[1]	Assuming no challenge of the Dissenter Price.
[2]

The compliance check period may last up to three months and may be extended upon request by the registry for an additional three-month period, then one further month, which may also be extended by one month (i.e., for a maximum total of eight months), depending on the registry’s diligences and any difficulties encountered during the process.

[3]

The legality control by the Luxembourg notary consists of obtaining the certificate of conformity and verifying that all formalities in the Grand Duchy of Luxembourg have been properly fulfilled. The Luxembourg notary particularly ensures that the Company complies with Luxembourg law provisions on the incorporation and registration of a Luxembourg public limited company.

Step	Ref.	Timing	Estimated date
Meeting of the Board of Directors, in order, inter alia, to (i) acknowledge the effectiveness of the Conversion, (ii) delegate the powers of a directeur general to the chief executive officer of the Company that is in office immediately prior to the Effective Time and (ii) delegate the daily management of the Company to a day-to-day manager of the Company i	Articles 441-11 and 442-8 of the Luxembourg Company Law	D + 5 months	July 30, 2026
Filing of the Constat Deed with the Luxembourg Trade and Companies Registry and publication in the RESA[4]	Article 1062-14 of the Luxembourg Company Law, and Title I, Chapter Vbis of the amended law of 19 December 2002 on the registre de commerce et des sociétés and on bookkeeping and annual accounts of companies	D + 6-7 months	Sept. 30, 2026
Deregistration of the Company from the Trade and Companies Registry of Paris upon receipt of the notification of the manager of the RCS that the Conversion has taken effect	R. 123-74-1 of the French Commercial Code	D + 6-7 months	From Sept. 30, 2026
Payment of the cash right of withdrawal to the Dissenting Shareholders that have exercised their Dissenter Option	Article R. 236-27 of the French Commercial Code	D + 7 months (as of the Effective Time and no later than 2 months following such Effective Time)	Until Sept. 30 2026

3.2	Effective Time of the Conversion

3.2.1

In accordance with the provisions of Article 1062-14 of the Luxembourg Company Law, the Conversion (i) will take effect after completion of the legality control on the date of the enactment of the Constat Deed in which the Luxembourg notary acknowledges (constat) the Conversion (the “Effective Time”) and (ii) shall be enforceable towards third parties from the date of publication of the Constat Deed in the RESA.

3.2.2	The legal, tax and accounting effective time of the Conversion shall be the Effective Time.

4.	SPECIAL RIGHTS AND BENEFITS

4.1

Special rights and privileges granted to shareholders and/or to holders of equity instruments other than shares or units representing the share capital, or the measures proposed in relation to such holders of equity instruments

[4]	Luxembourg Electronic Compendium of Companies and Associations (Recueil Électronique des Sociétés et Associations).

4.1.1	Shareholders

(a)	No shareholder and/or ADS holder has special rights against the Company.

(b)	No special right or privilege will be granted to the shareholders of the Company upon completion of the Conversion.

(c)	The Company’s ordinary shares will be listed on Nasdaq as from the Effective Time.

4.1.2	Beneficiaries of the Equity Instruments

(a)

The rights attached to the stock subscription warrants (bons de souscription d’actions), as well as the terms and conditions for the subscription of shares upon exercise of such warrants, will remain unchanged upon completion of the Conversion. The protection of the holders of the stock subscription warrants issued prior to the Effective Time will be maintained in accordance with the terms and conditions set forth in the relevant warrant agreements, and applicable French laws. Upon exercise of such warrants after the Effective Time, the Board of Directors will have the authority to issue and deliver new shares within the framework of the authorized share capital created under the Articles, under the same terms and conditions as those set forth in the relevant warrant agreements.

(b)

The rights attached to the RSUs and PSUs will remain unchanged upon the Effective Time. Upon vesting of such RSUs and PSUs after the Effective Time, the Board of Directors will have the authority to deliver existing shares or to issue new shares within the framework of the authorized share capital created under the Articles, under the same terms and conditions as those set forth in the relevant RSU and PSU Plans.

(c)	No stock-options will be outstanding on the Effective Time, and the Company does not intend to grant any prior to that date.

(d)

For the avoidance of doubt, when exercising their rights under the Equity Plans (i) prior to the Effective Time, the beneficiaries will receive shares in the Company under its current form, which will become shares of the Company as a Luxembourg public limited liability company as of the Effective Time, and (ii) as from the Effective Time, the beneficiaries will receive shares of the Company as a Luxembourg public limited liability company.

4.2	Special rights and privileges granted to members of the administrative, management, supervisory, or control bodies

The Company has not granted any special benefits to any member of its Board of Directors, and no rights or privileges will be granted to the officer(s) of the Company in its legal form as a Luxembourg public limited liability company as a result of or following the Conversion.

5.	DISSENTER OPTION AND INDEPENDENT EXPERT

5.1	Exercise of the Dissenter Option

5.1.1

The Dissenter Option may only be exercised by holders of ordinary shares of the Company. The ADS holders must surrender all, and not less than all, the ADSs they hold and withdraw the ordinary shares represented by the ADSs pursuant to the terms of the Deposit Agreement prior to January 20, 2026, and then exercise the Dissenter Option as described in this Section 5.1. Information on the process for surrendering ADSs is made available at the Company’s investor website at https://criteo.investorroom.com/capital-structure.

5.1.2

It is recalled that Articles L. 236-40, R. 236-21 13° and R. 236-25 to R. 236-28 of the French Commercial Code allow (i) shareholders of the Company who voted against the approval of the Conversion at the General Meeting, (ii) holders of non-voting shares, and (iii) shareholders whose voting rights are temporarily suspended, to surrender their ordinary shares for cash if the Conversion entails that they will hold, upon completion of the transaction, shares in a company governed by the laws of another EU Member State (the “Dissenter Option”).

5.1.3	The Dissenter Option may be exercised as follows:

(a)

the holders of ordinary shares of the Company entitled to exercise the Dissenter Option as described in Section 5.1.2 above, shall send a Dissenter Option exercise form to the Company via Uptevia, its registrar, covering all, and not less than all, of the ordinary shares they hold on the date of the Dissenter Option exercise request by completing the Dissenter Option exercise form available on the Company’s investor website at http://criteo.investorroom.com/capital-structure and submitting the completed form to Uptevia, 90 – 110 Esplanade du Général de Gaulle – 92931 Paris La Défense Cedex, France, or on the Internet at https://www.investors.uptevia.com/investor/#/contact-us/form-call, no later than 10 days following the General Meeting;

(b)

within 10 days following receipt of a valid Dissenter Option exercise form from a holder of the Company’s ordinary shares (a “Dissenting Shareholder”), the Company must send the Dissenting Shareholder an offer (the “Dissenter Offer”) setting out the Dissenter Price (as such term is defined below), the proposed form of payment and the period during which the Dissenter Offer remains open, which may not be less than 10 days (the “Offer Period”);

(c)

within the Offer Period, Dissenting Shareholders may accept the Dissenter Offer or challenge the Dissenter Price. Dissenting Shareholders who do not accept the Dissenter Offer within the Offer Period shall be deemed to have rejected the offer and will continue to hold their shares;

(d)

any challenge to the Dissenter Price must be brought before the Paris Court of Economic Activities (Tribunal des activités économiques de Paris), and the Company and the challenging Dissenting Shareholder(s) will jointly select, or, failing to agree, the competent commercial court, without possibility of appeal, will select an independent expert to reassess the Dissenter Price (the “Second Independent Expert”), whose evaluation shall be final and non-appealable. Any potential additional consideration determined by the Second Independent Expert will apply to all Dissenting Shareholders;

(e)

if a Dissenting Shareholder sells any ordinary shares of the Company prior to the Effective Time, such ordinary shares will not be surrendered for cash, provided that if such Dissenting Shareholder reacquires any ordinary shares and holds them at the Effective Time, they would be surrendered and repurchased for cash up to the number of shares for which the Dissenter Option was initially and validly exercised;

(f)	each ordinary share for which the Dissenter Option is validly exercised will be surrendered and repurchased by the Company within two months following the Effective Time.

5.1.4	It is recalled that the Dissenter Option does not suspend the completion of the Conversion.

5.1.5

It is expressly stated that the Dissenter Offers will be conditional upon the Conversion becoming effective in accordance with Section 3.2, failing which any Dissenter Offers, as well as any acceptances that may have been exchanged between the Company and the Dissenting Shareholders, shall automatically lapse, and be deemed null and void.

5.1.6

Subject to Section 5.1.5 above, each ordinary share for which the Dissenter Option is validly exercised will be repurchased by the Company in cash, by wire transfer, within two months as of the Effective Time. Upon the repurchase, such ordinary shares will become treasury shares of the Company.

5.2	Dissenter Price – Retained Valuation Methodology

5.2.1

In accordance with the terms of Article R. 236-26 of the French Commercial Code, the Company has determined that its ordinary shares for which the Dissenter Option is validly exercised will be repurchased at a price of EUR 17.94 per share (the “Dissenter Price”).

5.2.2

The valuation methodology retained by the Company for determining the Dissenter Price is the volume-weighted average trading price of the Company’s ADSs on Nasdaq (based on USD to EUR exchange rate of 0.8598) during the 30 calendar days immediately preceding October 29, 2025, i.e., the date of the press release announcing the Company’s intent to pursue the Conversion (so as not to take into account any impact of such announcement on the trading price, in accordance with Article L. 236-37 of the French Commercial Code).

5.2.3

The amount of the Dissenter Price has been assessed by the Independent Expert, as stated in the Independent Expert Report made available to the shareholders in accordance with Articles L. 236-10 and L. 236-37 of the French Commercial Code applicable by referral from Article L. 236-50 of the same Code, and as further detailed in Section 5.3 below.

5.2.4	Other than in respect of the Second Independent Expert determination, if any, the Dissenter Price will not be subject to any adjustment between the date hereof and the Effective Time.

5.3	Independent Expert

5.3.1

On October 31, 2025, the President of the Paris Court of Economic Activities (Tribunal des activités économiques de Paris) has appointed Christophe Lambert from Finexsi—Expert & Conseil Financier, professionally domiciled at 14, rue de Bassano, 75116 Paris and registered with the Paris Trade and Registry under number 415 195 189, as the independent expert (the “Independent Expert”).

5.3.2

In accordance with Articles L. 236-10 and L. 236-37 of the French Commercial Code, applicable by referral from Article L. 236-50 of the French Commercial Code, the Independent Expert is responsible for preparing a written report for the benefit of the shareholders regarding, inter alia, (i) the method(s) used to determine the Dissenter Price in the context of the Dissenter Option, (ii) the adequacy of such method(s), and (iii) any particular valuation difficulties (if any) (the “Independent Expert Report”).

5.3.3

In the performance of its duties, the Independent Expert has had access to all documents it deemed necessary, carried out all necessary verifications, and heard any person whose testimony it deems necessary.

5.3.4

The Independent Expert Report has been drawn up in compliance with the legal provisions of the French Commercial Code and is available to shareholders at the Company’s registered office and on the Company’s investor website at https://criteo.investorroom.com/annuals.

6.	GUARANTEES OFFERED TO CREDITORS

6.1

The Conversion is not expected to, in itself, result in any modification of the rights of the Company’s creditors. Creditors whose claims predate the Conversion will retain all their rights with respect to the Company and its shareholders after the completion of the Conversion. The terms of their contracts will remain unchanged (including the governing law) and will survive in an unaltered form.

6.2

The creditors will also retain the benefit of the securities (sûretés) that were granted to them (if any) prior to the completion of the Conversion (unless otherwise provided in the underlying agreement(s) constituting such securities).

6.3

Pursuant to the provisions of Article L. 236-15 of the French Commercial Code applicable by referral from Article L. 236-50 of the same Code, the Company undergoing a cross-border conversion remains liable to creditors whose claims exist prior to the date of publication of these Conversion Terms of the Conversion and have not yet fallen due at the time of such publication.

6.4

Pursuant to Article R. 236-34 of the French Commercial Code, creditors of the Company have a three-month period from the date of the last publication in a legal announcement journal (journal d’annonces légales) and the French Official Civil and Commercial Announcements (BODACC) to file an opposition and require the repayment or guarantees for the repayment of claims arising prior to the publication of the Conversion Terms.

6.5	In such cases, a court decision either rejects the creditor’s opposition or orders the repayment of the claim or provision of guarantees if offered by the Company and deemed sufficient.

6.6

If the court decision is not applied by the Company, the Conversion shall not be enforceable against that creditor in accordance with the provisions of Article L. 236-15 applicable by referral from Articles L. 236-31 and R. 236-34 of the French Commercial Code.

6.7	An opposition filed by a creditor does not prevent the continuation of the Conversion pursuant to Article L. 236-15 of the French Commercial Code.

6.8

In any event, creditors may bring an action against the Company before the competent courts in France within two years of the Effective Time (Articles R. 236-34, L. 236-15, L. 236-16 and L. 236-44 of the French Commercial Code applicable by referral from Article L. 236-50 of the same Code).

6.9	It is specified that, to the best of its knowledge, the Company is up to date with its tax and social security obligations.

7.	INCENTIVES AND SUBSIDIES

Other than the R&D tax credit and the subsidies received from the French Agence Nationale de Réglementation des Télécommunications, the Company has not benefited and has not received, during the last 5 years, any incentives or subsidies.

8.	EFFECTS OF THE CONVERSION ON EMPLOYMENT

8.1	The Company has 18 permanent employees as of January 1, 2026.

8.2

A Social and Economic Committee (Comité Social et Economique—CSE) has been elected at the level of the economic and social unit (unité économique et sociale) to which the Company belongs, and has been duly informed and consulted on the Conversion Terms, in accordance with the provisions of Articles L. 2312-8 et seq. of the French Labor Code.

8.3

The Conversion will have no social consequences on employees who will all be transferred to the French branch of the Company pursuant to Article L. 1224-1 of the French Labor Code and will hence remain in France.

8.4	All employment contracts in force on the Effective Time shall be maintained without interruption or change.

8.5	No job cut(s) will occur as a result of the Conversion.

8.6	Employees shall retain their individual and collective rights, as well as the benefit of collective bargaining agreements and company-level agreements in force on the Effective Time.

8.7	Regarding the preservation of the rights of relevant holders under the Equity Plans, please refer to Section 4.1.2 hereof.

8.8	The Company anticipates employing some personnel in Luxembourg to strengthen the Company’s structure.

9.	INFORMATION ON THE PROCEDURE FOR DETERMINING PARTICIPATION RIGHTS

9.1

Under French law, the Company is not subject to any employee participation rights requirement as defined by Article L. 2351-6 of the French Labor Code and by EU Directive 2019/2121 dated November 27, 2019.

9.2

Consequently, the Company is not required to implement the procedures referred to in Article R. 236-40, 6° of the French Commercial Code relating to employee participation rights in the Company in the form of a Luxembourg public limited company.

10.	COMMENTS FROM SHAREHOLDERS, CREDITORS, AND EMPLOYEES

10.1

The shareholders, creditors, and employees of the Company are hereby informed that they may submit comments on the Conversion Terms to the Company up to five business days before the date of the General Meeting convened to approve the Conversion.

10.2

This information will be disclosed in a notice filed with the Registry of the Paris Court of Economic Activities and published in the BODACC, in accordance with the provisions of Article L. 236-35 of the French Commercial Code.

11.	TAX TREATMENT

11.1

Since the Conversion is carried out in accordance with the Mobility Directive, it will occur without dissolution or liquidation of the Company, which will retain its legal personality. Additionally, all assets and liabilities currently held by the Company will immediately, as of the Effective Time, be allocated to, and recorded on the balance sheet of, the French permanent establishment of the Company and all employees currently employed by the Company will be assigned to this permanent establishment which will pursue the activities and functions already performed in France, within the framework of the French branch registered in accordance with the provisions of Section 2.6.4. As a consequence, the Conversion will not trigger the consequences of a termination of business pursuant to article 221 of the French Tax Code, and will have no material adverse French corporate income tax consequences on the Company.

11.2	A request for a tax ruling has formally been submitted to the French tax authorities to confirm the application of such corporate income tax neutrality regime.

12.	CONDITIONS PRECEDENT

12.1	The Conversion shall be subject to the satisfaction or, to the extent permitted by applicable law, waiver, of the following conditions precedent:

(a)

the (i) total number of shares for which the Dissenter Option is validly exercised not exceeding 10% of the Company’s outstanding share capital, and (ii) final aggregate Dissenter Price not exceeding EUR 94.25 million;

(b)	an affirmative answer from the French tax authorities to the tax ruling request submitted by the Company, confirming that the reorganization would not trigger material French tax consequences;

(c)

approval at the General Meeting of the resolutions on (i) the Conversion and the Articles by a two-thirds majority of the votes cast by shareholders present or represented, and (ii) the appointment of the statutory auditor as set forth in Section 2.9.2 above and the Delegation, by a majority of the votes cast by the shareholders present or represented;

(d)

obtaining the certificate of conformity to be issued by the registry of the Paris Court of Economic Activities (Tribunal des activités économiques de Paris) in accordance with Articles L. 236-42, R. 236-29 and R. 236-30 of the French Commercial Code, applicable by referral from Article L. 236-50 of the same Code;

(e)	the execution of the Constat Deed by the Luxembourg notary and notarization of the Articles as adopted by the General Meeting;

(f)

the registration statement on Form S-4 filed with the U.S. Securities Exchange Commission (the “SEC”) with respect to the ordinary shares of the Company shall have become effective under the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder (as amended), and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn; and

(g)	confirmation from Nasdaq that the ordinary shares of the Company will be listed on Nasdaq following the Conversion.

12.2	The conditions precedent set forth in Clauses 12.1(a), 12.1(b) and 12.1(g) may be waived in whole or in part by the Board of Directors at its sole discretion.

12.3

Should the Conversion not be completed by June 30, 2027 at the latest (the “Long Stop Date”), the Conversion Terms will be deemed null and void, unless the Board of Directors decides at its sole discretion on or before such date that it is in the best interest of the Company to extend this Long Stop Date.

13.	MISCELLANEOUS

13.1	Formalities

13.1.1	The Company shall carry out, within the statutory time limits, all legal publication formalities relating to the Conversion.

13.1.2	The Company shall be solely responsible for all declarations and formalities to be undertaken before any competent authorities as may be required.

13.1.3	Generally, the Company shall perform all necessary formalities to ensure the Conversion is enforceable against third parties.

13.2	Costs

All costs and fees arising from the Conversion, as well as any resulting or consequential costs, shall be borne by the Company.

13.3	Language

In case of discrepancy between the French and English versions of these Conversion Terms, the French version shall prevail.

13.4	Governing law – Competent jurisdiction

These Conversion Terms are governed (i) by French law and subject to the jurisdiction of French competent courts with respect to all steps of the Conversion procedure and formalities carried out in France, and (ii) by Luxembourg law and the competent courts of Luxembourg with respect to the part of the procedure and the formalities carried out in the Grand Duchy of Luxembourg, relating to the completion of the Conversion and the approval of the Conversion by the Luxembourg notary.

13.5	Electronic signature

13.5.1	These Conversion Terms are signed electronically by the authorized representative of the Company in accordance with Articles 1366 and 1367 of the French Civil Code.

13.5.2	The Company expressly agrees that:

(a)	the electronically signed Conversion Terms shall constitute the original of the said document,

(b)

the electronically signed Conversion Terms shall constitute evidence within the meaning of Article 1366 of the French Civil Code (having the same probative value as a handwritten signature on paper and validly enforceable against the Company),

(c)	the electronic signature shall be deemed an original signature, and

(d)	the Conversion Terms may be submitted as evidence in legal proceedings in the event of a dispute.

13.5.3

Accordingly, the Company acknowledges that the electronically signed Conversion Terms constitute valid evidence of their content, the identity of the signatory, and its consent. The Company therefore undertakes not to challenge the admissibility, enforceability, or probative value of the electronically signed Conversion Terms.

13.5.4

In accordance with the fourth paragraph of Article 1375 of the French Civil Code, the Conversion Terms are drawn up in a single original copy in electronic form, a copy of which is delivered to the Company directly by DocuSign, which ensures the implementation of the electronic signature process in accordance with the provisions of Article 1367 of the French Civil Code and Decree No. 2017-1416 of 28 September 2017 relating to electronic signatures.

On January 6, 2026

/s/ Michael Komasinski
CRITEO S.A. Represented by Michael Komasinski

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

French Criteo

Criteo is incorporated under the laws of France.

Criteo maintains liability insurance for its directors and officers, including insurance against liability under the Securities Act, and Criteo has entered into agreements with its directors and certain of its executive officers to make the provision of such insurance mandatory. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for insurance coverage, indemnification and advancement of expenses to these individuals for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their actions in their respective capacities as directors and/or executive officers of Criteo. A shareholder’s investment may be adversely affected to the extent Criteo may compensate its directors and officers for any indemnifiable claim (including any settlement amount and damage awards) against them pursuant to these agreements, to the extent not covered by Criteo’s insurance policies.

Certain of Criteo’s non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their respective capacities as members of the Board of Directors.

Lux Criteo

The potential liability of directors in a Luxembourg company is governed by the Luxembourg Company Law, the Luxembourg Civil Code and the Luxembourg Criminal Code. Amongst other provisions dealing with directors’ liability, the Luxembourg Company Law provides that the directors of a company shall be liable to the company for the execution of the mandate given to them and for any misconduct in the performance of their duties. The Luxembourg Company Law further provides that the directors shall be jointly and severally liable both towards the company and any third parties for damages resulting from the violation of the Luxembourg Company Law or the Lux Articles. The directors shall be discharged from such liability in the case of a violation to which they were not a party provided that no misconduct is attributable to them and they have reported such violation to the first general meeting after they acquired knowledge thereof. It is the Company, any third parties, such as public authorities, creditors, employees, and an individual shareholder (if that third party suffered damages distinct from those suffered by the company), which would have a claim for damages resulting from the violation of the Luxembourg Company Law or the Lux Articles.

In addition to the above, each director is individually and personally liable to the company for management errors pursuant the Luxembourg Company Law and under the general principles of tort under the Luxembourg Civil Code.

Directors and officers insurance are permitted, and can be in addition to any indemnity granted by the company to such directors or officers. Lux Criteo intends to purchase and maintain a directors and officers liability policy for such a purpose.

Lux Criteo further proposes to adopt provisions in the Lux Articles that provide that the Company will indemnify and hold harmless out of the assets of the Company, the directors and other officers of the Company, including any person appointed to a management committee of the Board of Directors, from and against all actions, costs, charges losses, damages and expenses which they or any one of them may incur or sustain by reason of any act done in the execution of their duty in their respective offices. This indemnity shall not extend to inter alia any failure to act in good faith and in a manner consistent with the corporate interest of the Company (interêt social), willful or gross misconduct or on a fraud or a fraudulent misrepresentation, intentional or fraudulent (or deemed to be so) misconduct or criminal action (reference is made the Lux Articles for further detail on the scope and limitations of the indemnity arrangements applicable thereunder).

Item 21.	Exhibits.

Exhibit No.	Description	Incorporated by Reference from the Following Documents

2.1	Draft Terms of Cross-Border Conversion of Criteo, dated as of January 6, 2026 (included in Annex D to this proxy statement / prospectus)	Filed herewith

3.1	Form of Lux Criteo Articles of Association (English translation) (included in Annex C to this proxy statement / prospectus)	Filed herewith

3.2	Updated By-Laws of French Criteo (as of December 8, 2025) (English translation)	Form 8-K, December 8, 2025 (File No. 001-36153)

4.1	Amended and Restated Deposit Agreement, dated as of December 28, 2021, among the Company, the Bank of New York Mellon, as depositary, and all owners and holders from time to time of American Depositary Shares issued thereunder	Form 8-K, December 29, 2021 (File No. 001-36153)

4.2	Agreement to Furnish Debt Instruments	Form 10-K, February 28, 2025 (File No. 001-36153)

4.3	Description of Registrant’s Securities	Form 10-K, March 2, 2020 (File No. 001-36153)

5.1	Opinion of Loyens & Loeff Luxembourg SARL with respect to the legality of the ordinary shares of Lux Criteo	Filed herewith

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain U.S. federal income tax and French tax matters	Filed herewith

8.2	Tax Opinion of Loyens & Loeff Luxembourg SARL with respect to certain Luxembourg tax matters (included in Exhibit 5.1)	Filed herewith

10.1	Amended and Restated Framework Purchase Agreement, dated as of August 1, 2022, by and among the Company, Sellers, Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust” and Mr. Boris Mouzykantskii	Form 10-Q, August 5, 2022 (File No. 001-36153)

10.2	Amended 2016 Stock Option Plan (including forms of Stock Option Grant Agreement and Exercise Notice) (English Translation)	Form S-8, July 24, 2025 (File No. 333-288925)

10.3	Summary of BSA Terms and Conditions	Form 10-K, February 29, 2016 (File No. 001-36153)

10.4	Form of BSA Grant Document (English translation)	Form 10-K, March 1, 2017 (File No. 001-36153)

Exhibit No.	Description	Incorporated by Reference from the Following Documents

10.5	Amended and Restated 2015 Time-Based Restricted Stock Units Plan (including form of Grant Letter) (English Translation)	Form S-8, July 24, 2025 (File No. 333-288925)

10.6	Amended and Restated 2015 Performance-Based Restricted Stock Units Plan (including form of Grant Letter) (English Translation)	Form S-8, July 24, 2025 (File No. 333-288925)

10.7	Criteo Executive Bonus Plan	Form 10-K, February 29, 2016 (File No. 001-36153)

10.8	Amendment and Restatement Agreement, dated as of March 29, 2017, by and among the registrant, as borrower, and BNP Paribas, Crédit Lyonnais (LCL), HSBC France, Natixis and Société Générale Corporate & Investment Banking	Form 8-K, March 30, 2017 (File No. 001-36153)

10.9	Form of Offer to Directors, Officers or Specifically Designated Persons to Subscribe Liability Insurance and Provide Indemnification	Form 10-K, March 1, 2019 (File No. 001-36153)

10.10	Management Agreement between the registrant and Megan Clarken, dated October 2, 2019	Form 8-K, October 30, 2019 (File No. 001-36153)

10.11	Amendment to Management Agreement between the registrant and Megan Clarken, dated November 22, 2019	Form 10-K, March 2, 2020 (File No. 001-36153)

10.12	Multicurrency Revolving Facility Agreement, dated as of September 27, 2022, among the Company, certain of its subsidiaries, the lenders party thereto from time-to-time, BNP Paribas, Crédit Lyonnais (LCL), HSBC Continental Europe and Société Générale, as bookrunners and mandated lead arrangers, Bank of Montreal Europe PLC, Citibank N.A., London Branch and Crédit Industriel et Commercial (CIC), as mandated lead arrangers, BNP Paribas, as coordinator and documentation agent, Société Générale, as agent, and Société Générale and HSBC Continental Europe, as sustainability coordinators	Form 8-K, September 28, 2022 (File No. 001-36153)

10.13	Amendment Agreement, dated as of November 17, 2023, between the Company, as borrower and guarantor, and Société Générale, as agent**	Form 10-K, February 23, 2024 (File No. 001-36153)

10.14	Amended and Restated Executive Employment Agreement, between Criteo Corp. and Brian Gleason, effective as of July 1, 2024	Form 10-Q, October 30, 2024 (File No. 001-36153)

10.15	Transition Agreement between Criteo Corp. and Megan Clarken, dated August 26, 2024	Form 8-K, August 26, 2024 (File No. 001-36153)

10.16	Amended and Restated Executive Employment Agreement, between Criteo Corp. and Ryan Damon, effective as of November 1, 2024	Form 10-K, February 28, 2025 (File No. 001-36153)

Exhibit No.	Description	Incorporated by Reference from the Following Documents

10.17	Amended and Restated Executive Employment Agreement, between Criteo Corp. and Sarah Glickman, effective as of November 1, 2024	Form 10-K, February 28, 2025 (File No. 001-36153)

10.18	Management Agreement between Criteo Corp. and Michael Komasinski, effective as of February 15, 2025	Form 8-K, January 14, 2025 (File No. 001-36153)

10.19	Amended and Restated Executive Employment Agreement, between Criteo Corp. and Brian Gleason, effective as of July 1, 2024	Form 10-Q, October 30, 2024 (File No. 001-36153)

21.1	List of Subsidiaries	Form 10-K, February 28, 2025 (File No. 001-36153)

23.1	Consent of Deloitte & Associés	Filed herewith

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)	Filed herewith

23.3	Consent of Loyens & Loeff (included in Exhibit 5.1)	Filed herewith

24.1	Power of Attorney	Previously filed

99.1	Forms of proxy card for ordinary shareholders	Filed herewith

99.2	Form of proxy card for ADS owners	Filed herewith

107	Calculation of Filing Fee	Filed herewith

**	Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

Item 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(5) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the undersigned as the duly authorized representative in the United States of Criteo S.A. in New York, New York on January 7, 2026.

CRITEO S.A.

By:	/s/ Michael Komasinski
Name:	Michael Komasinski
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 7, 2026.

Signature	Capacity

/s/ Michael Komasinski Michael Komasinski	Chief Executive Officer and Director (Principal Executive Officer)

* Sarah Glickman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Frederik van der Kooi	Director

* Nathalie Balla	Director

* Stefanie Jay	Director

* Marie Lalleman	Director

* Edmond Mesrobian	Director

* Rachel Picard	Director

* Ernst Teunissen	Director

* By:	/s/ Michael Komasinski
Michael Komasinksi
Attorney-in-Fact